SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)


                  X Filed by a Party other than the Registrant

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        DWS RREEF Real Estate Fund, Inc.
                       DWS RREEF Real Estate Fund II, Inc.
                (Name of Registrants as Specified in Its Charter)

                             SUSAN L. CICIORA TRUST
                          ALASKA TRUST COMPANY, TRUSTEE
                                SUSAN L. CICIORA
                                 RICHARD I. BARR
                                 JOEL W. LOONEY
                           c/o Stephen C. Miller, Esq.
                          and Joel L. Terwilliger, Esq.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302
                                  (303)442-2156
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

x    No fee required

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:______________________________________

(2) Form, Schedule or Registration Statement No.:________________

(3) Filing Party:________________________________________________

(4) Date Filed:__________________________________________________

The entirety of this filing is the content of www.srqsro.com, as amended and updated.

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

IMPORTANT INFORMATION

BEFORE YOU CAN ACCESS THIS WEBSITE OR OPEN THE ABOVE TABS you must agree to the terms and conditions below. If you agree, check the "I AGREE" box below and then click the PROCEED Button.

IMPORTANT INFORMATION ABOUT FIRING DEUTSCHE ASSET MANAGEMENT, AN AFFILIATE OF DEUTSCH BANK, AND HIRING AWARD WINNING INVESTMENT MANAGEMENT FOR SRQ/SRO

Participant in the Solicitation:
The Susan L. Ciciora Trust (the "Trust") is a participant in the solicitations of stockholders of DWS RREEF Real Estate Fund, Inc. ("SRQ") and DWS RREEF Real Estate Fund II, Inc. ("SRO," together with SRQ, the "Funds") in connection with certain proposals (the "Proposals") outlined in the Trust's preliminary solicitation materials dated June 8, 2009 (the "Preliminary Proxy Statement") [LINKED HERE]. As of the date of the filing of the Preliminary Proxy Statement, the Trust held 2,596,016 shares of common stock of SRQ and 1,915,835 shares of common stock of SRO, representing approximately 16.5% and 5.1% of the outstanding shares of SRQ and SRO, respectively. More information regarding purchases of shares of common stock in SRQ and SRO by the Trust during the last two years is set forth in the Preliminary Proxy Statement. During that period, the Trust has not sold any shares of either SRQ or SRO.

Information Concerning the Trust
The Trust is an irrevocable grantor trust domiciled in Alaska and administered and governed in accordance with Alaska law. The Trust is an estate planning trust established in 1998 by Susan L. Ciciora, the daughter of Stewart R. Horejsi, primarily for the benefit of her issue and her brother John S. Horejsi, and his issue. The Trust is authorized to hold property of any kind including investments in marketable securities. Stewart R. Horejsi is the father of Susan
L. Ciciora and serves from time to time as an investment advisor to the Trust. The business address of the Trust is: c/o Alaska Trust Company, 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981, and the business telephone number of the Trust is (907) 278-6775. The sole trustee of the Trust is Alaska Trust Company, a state-chartered public trust company organized under the laws of Alaska. The business address of ATC is 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981.

Additional Information about the Trust's Proposals
This website and the information contained therein relates to Proposals to effectuate what the Trust believes are positive changes for the stockholders of the Funds and include, among others, proposals to terminate the current investment advisers Deutsche Asset Management, Inc. and RREEF America, LLC, replace the current board of directors (the "Board"), and introduce other stockholder "friendly" corporate governance changes.

The Trust encourages stockholders of the Funds to read the Preliminary Proxy Statement [LINKED HERE] before voting their shares. Once the Trust's definitive Proxy Statement is issued and becomes effective (the "Definitive Proxy Statement"), the Trust recommends a vote FOR all of the Proposals.

This website is for informational purposes only and does not constitute an offer to purchase, sell, or exchange any shares of SRQ or SRO, or a solicitation of an offer to purchase, sell, or exchange, any shares of SRQ or SRO, nor is it a substitute for the Preliminary Proxy Statement (including any related documents and as amended and supplemented from time to time) that Trust has filed or may file with the Securities and Exchange Commission ("SEC") from time to time. The Preliminary Proxy Statement has not yet become effective; information contained in the Preliminary Proxy Statement is subject to change and stockholders of the Funds are encouraged to review the Definitive Joint Proxy Statement prior to voting their shares in SRQ and/or SRO. This website is not a substitute for the Preliminary or Definitive Proxy Statements, including any accompanying solicitation materials, that the Trust has filed or may file with the SEC or any other documents which the Trust may send to stockholders of the Funds in conn ection with the Proposals.

The Trust has filed with the SEC the Preliminary Proxy Statement in connection with the Proposals. Information contained in the Preliminary Proxy Statement is subject to change and stockholders of the Funds are encouraged to review the Definitive Proxy Statement prior to voting their shares in SRQ and/or SRO. The Trust intends to send as soon as practicable the Definitive Proxy Statement to the stockholders of the Funds seeking proxies to approve the Proposals contained in the Preliminary Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements
This website and materials including therein may include forward-looking statements, both with respect to the Trust and the Funds and the economic outlook in general, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Trust's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. The Trust believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether the Trust will be able to solicit sufficient proxies from fellow stockholders of either SR Q or SRO in support of the Proposals; 2) uncertainty as to the actual market price or underlying performance of the Funds' assets that will be realized by the Funds' stockholders in connection with the Proposals; 3) uncertainty as to the long-term value of the Funds' issued and outstanding common stock; 4) unpredictability and severity of catastrophic events; 5) rating agency actions;
6) the Trust's inability to implement its business strategy with respect to its Proposals; 7) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 8) the effect on the Funds' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 9) acts of terrorism or outbreak of war; 10) failure to realize the anticipated benefits of the Proposals, including as a result of failure or delay in transition of management from Deutsche Asset Management, Inc. and RREEF A merica, LLC to investment advisers affiliated with the Trust, 11) potential tax, legal, regulatory, or other significant issues affecting shares of SRQ and SRO, including without limitation any changes in the Funds' Subchapter M tax status as registered investment companies, and 12) the outcome of potential litigation arising from the Proposals, as well as current Funds' management's response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Funds' Forms N-2, as amended, and various proxy statements and other documents of the Funds on file with the SEC. Any forward-looking statements made in this website are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Trust will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The Trust relies on generally available public information as filed with the SEC, contained in stockholder reports prepared by the Funds' management, and other publicly disseminated information as provided from time to time by the Funds. The Trust makes no representations, guarantees, or warranties with respect to any statements or other information provided by the Funds, their agents, management, or otherwise.

All materials not authored by the Trust are used by permission; the Trust does not warrant or make representations regarding the veracity of any statements contained in any third-party materials. Materials which are externally linked to this website [www.srqsro.com] are subject to availability by third parties who maintain such external links. The Trust makes no representations or warranties with respect to the material externally linked to this website. MATERIAL CONTAINED IN THIS WEBSITE MAY BE UPDATED FROM TIME TO TIME AND THE TERMS AND CONDITIONS AS SET FORTH HEREIN ARE APPLICABLE TO ALL SUCH MATERIALS AS MAY BE UPDATED FROM TIME TO TIME.

STOCKHOLDERS OF THE FUNDS ARE URGED TO READ THE JOINT PROXY STATEMENT, AND OTHER DOCUMENTS THAT THE TRUST HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. All such documents, when filed, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to the Trust through Joel L. Terwilliger at (303) 449-0426.

[ ] I agree to the terms and conditions above.

[Proceed]

Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

                    WELCOME FELLOW STOCKHOLDERS OF SRQ & SRO

This Website is dedicated to:

STOCKHOLDERS TAKING BACK SRQ & SRO

WHO? In February 2009, the Susan L. Ciciora Trust submitted a [LINK: SET OF PROPOSALS] to each of the Boards of Directors (the "Boards") of two closed-end funds affiliated with DEUTSCHE BANK. The funds are DWS RREEF Real Estate Inc.
(SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO) (the "Funds"). The proposals seek, among other things, to nominate a new slate of directors and terminate the investment advisory contracts between the Funds and their ill-fated advisers, DEUTSCHE ASSET MANAGEMENT, INC. and RREEF America, LLC.

WHY? Because their performance was APPALLING, actually, MORE THAN APPALLING, losing 81.9% and 91.6% of net asset value ("NAV") in 2008, eclipsing the dismal performance of the S&P 500 (-37%) and winning the dubious distinction of being dead last (SRO) and third from last (SRQ) in the entire universe of approximately 640 closed-end funds in 2008. It appears Deutsche Asset Management, Inc. and RREEF America, LLC. are trying to earn this distinction again in 2009, with SRO and SRQ already posting dismal year-to-date NAV returns of -26.8% and -10.24%, respectively, for the period ending 4/30/09. As of 4/30/09, SRO is dead last again and SRQ is 601 out of 640.

DID THE BOARDS LISTEN? No. The Trust made its proposals in February and soon thereafter, rather than providing any substantive response to the Trust's proposals, the Boards announced that they were going to seek stockholder permission to liquidate the Funds, thus giving the Boards, Deutsche Asset Management, Inc. and RREEF America, LLC. a seemingly easy opportunity to sweep these appalling performances under the rug. Did they think no one would notice?

Moreover, the Boards implemented a set of overzealous anti-takeover measures which had the effect of taking away one of the primary means by which stockholders wishing to exit the Fund could get pricing support:

     * The Boards opted into a Maryland statute which limited the voting rights of the Trust and other large stockholders

     * The Boards adopted a "poison pill" which is designed to dilute the Trust's economic interest if it purchases more shares of stock

These anti-takeover measures were clearly in response to the Trust's attempts to effectuate what we believe are positive changes for all of the Fund's stockholders.

WHAT HAPPENED? The Boards didn't realize how angry, frustrated and disappointed stockholders were about losing almost the entirety of their investment in the Funds. Moreover, because the Boards DON'T have any significant investment in the Funds, they didn't understand, didn't feel, the extent of stockholders' economic loss. The Boards apparently thought stockholders would be thrilled to call it quits and acquiesce to pennies for the hard-earned dollars they'd invested. The Boards were dead wrong. In the case of SRQ, the Trust took up the stockholders' standard and battled with management in a six-week proxy contest. In the end, with the help of like-minded stockholders, the Trust decisively defeated the SRQ Board's proposals by more than a 2-to-1 vote.

THE FINAL RESULTS FOR SRQ? AGAINST: 5,995,333 and FOR: 2,898,268

THEN WHAT HAPPENED? Nothing. It seems that the Boards have hearing problems because, after the devastating defeat on both Funds, the Funds announced that, given the defeat of the liquidation proposals, the Funds would "continue to exist as a closed-end registered investment company in accordance with its stated investment objective and policies". Sounds like business as usual -- which none of us can afford.

Also, when the Boards announced their adoption of the anti-takeover measures above, their press release stated that the measures were "to protect the interests of stockholders pending stockholder consideration of proposed plans of liquidation". Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the anti-takeover measures immediately after the special meeting on May 20, 2009. Holding true to form in their efforts to entrench management, they've done nothing.

STOCKHOLDERS HAVE SPOKEN and have clearly expressed their disdain for the "plans of liquidation" and present management. It is time to terminate the overzealous and obstructive anti-takeover measures which serve only to harm stockholders. Clearly, the stockholders have spoken. 66.5% of SRQ stockholders voting voted against the Boards' recommendations. But will the Board listen and terminate Deutsche Asset Management, Inc. and RREEF America, LLC and avoid further losses to the Funds? So far, they haven't.

A SUMMARY OF JUST HOW BAD THINGS ARE. Together, SRQ and SRO have been two of the worst of any closed-end fund in the entire closed-end fund universe:

     SRO: In the latest ratings by Morningstar(TM) (January 31, 2009), SRO received 1 of 5 stars for its overall, 3- and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. There is no excuse for the extraordinarily poor performance of SRO. For the one-year period ending 12/31/08, SRO had a total return on NAV of -91.6%. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37% in that same time frame. Not surprisingly, the market price for SRO has dropped even more than NAV because the Fund's discount increased - a decline of 93.5% for the year ending 12/31/08. This loss far exceeds any other market indices for similarly situated funds. In fact, SRO lost more than twice the percent lost by the S&P Index. As noted in an article published December 16, 2008 on seekingalpha.com, SRO was "the worst performing closed end fund".

     SRQ: In the latest ratings by Morningstar(TM) (December 31, 2008), SRQ received 1 of 5 stars for its overall, 3- and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. Like SRO, there is no excuse for the extraordinarily poor performance. For the one-year period ending 12/31/08, SRQ had a total return on NAV of -81.9%. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37%. Again, not surprisingly, the market price for SRQ has dropped even more than NAV because the Fund's discount increased - a decline of 86.4% for the year ending 12/31/08. This loss far exceeds any other market indices for similarly situated funds. In fact, the Fund lost more than twice the percent lost by the S&P Index. As noted in an article published January 4, 2009, on seekingalpha.com, SRQ was one of the "five worst performing closed-end funds in 2008".

Having the same investment managers - Deutsche Asset Management, Inc. and RREEF America, LLC. - for two of the five worst performing funds in 2008 clearly indicates that it is time for new investment management for the Funds.

We believe that every day that passes that Deutsche Asset Management, Inc. and RREEF America, LLC continue to manage our Funds is in direct contravention to what the Boards have implicitly told stockholders - Deutsche Asset Management, Inc. and RREEF America, LLC are no longer fit to be investment managers.

It is the duty of the Boards to save what little is left in the Funds and embrace the changes that we the stockholders have supported.


Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

PRESS RELEASES


Date           Title
6.12.2009      Preemptive Proxy Statement Filed by Susan L. Ciciora Trust
               Proposes to Terminate Deutsche Asset Management, Inc. and RREEF
               America, LLC and Board of SRQ and SRO.[LINK]

5.11.2009      RiskMetrics Group Recommends Vote Against DWS RREEF Real Estate
               Fund, Inc. Liquidation Proposal [LINK]




Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

ARTICLES & LITERATURE

SRQ and SRO: Voters Have Spoken [LINK] - Seeking Alpha (seekingalpha.com) May 22, 2009 [http://seekingalpha.com/article/139201-srq-and-sro-voters-have-spoken]

SRO,   SRQ   Update:   Becoming   More   Curious [LINK]   -   Seeking   Alpha
(seekingalpha.com) May 4, 2009
[http://seekingalpha.com/article/134929-sro-srq-update-becoming-more-curious]

The Curious Case of DWS Investments [LINK] - Seeking Alpha (seekingalpha.com) April 21, 2009
[http://seekingalpha.com/article/131943-the-curious-case-of-dws-investments]

Certain DWS Closed-End Funds Declare Monthly and Quarterly Distributions and Provide Distribution Update [LINK] - Yahoo Finance (finance.yahoo.com) June 5, 2009
[http://finance.yahoo.com/news/Certain-DWS-ClosedEnd-Funds-bw-15454364.html?.v=1


Feedback from Stockholders

June 2009 - Robert Lust [LINK]

June 2009 - Jamie Q [LINK]

July 2009 - Kathleen W. [LINK]


*Permission to use quotation neither sought nor obtained.




Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

PROXY MATERIALS

CLICK HERE FOR THE TRUST'S (PRELIMINARY) PROXY MATERIALS SUPPORTING ITS PROPOSALS TO TAKE BACK SRQ AND SRO [LINK]
(Annual  Meeting  to be  announced)

CLICK HERE FOR THE TRUST'S PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ [LINK]
(Special Meeting Held May 20, 2009)


The information contained in the proxy materials and other associated content linked above are for informational purposes only and does not constitute an offer to purchase, sell, or exchange any shares of SRQ or SRO, or a solicitation of an offer to purchase, sell, or exchange, any shares of SRQ or SRO, nor is it a substitute for the Joint Proxy Statement filed by the Trust (including any related documents and as amended and supplemented from time to time) that Trust has filed or may file with the Securities and Exchange Commission ("SEC") from time to time. The Joint Proxy Statement has not yet become effective; information contained in the preliminary Joint Proxy Statement is subject to change and stockholders of the Funds are encouraged to review the definitive Joint Proxy Statement prior to voting their shares in SRQ and/or SRO. This website is not a substitute for the Joint Proxy Statement, including any accompanying solicitation materials, that the Trust has filed or may file with the SEC or any other documents which the Trust may send to stockholders of the Funds in connection with the Trust's Proposals. The Trust has filed with the SEC a preliminary Joint Proxy Statement in connection with the Proposals. Information contained in the preliminary Joint Proxy Statement is subject to change and stockholders of the Funds are encouraged to review the definitive Joint Proxy Statement prior to voting their shares in SRQ and/or SRO. The Trust intends to send as soon as practicable a definitive Joint Proxy Statement to the stockholders of the Funds seeking proxies to approve the Proposals contained in the Joint Proxy Statement.


Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

SEC FILINGS

        All SRQ Edgar Filings with the SEC [LINK]
[http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001179126&owner=
include&count=40]

        All SRO Edgar Filings with the SEC [LINK]
[http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001231160&owner=
include&count=40]






Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

CONTACT

For more information concerning the Susan L. Ciciora Trust's proposals as contained in the Joint Proxy Statement, you can:

     *    EMAIL US with Comments and/or Feedback: info@srqsro.com
     *    CALL (303) 449-0426 and ask for Joel L. Terwilliger
     * VIEW the documents as filed with the Securities and Exchange Commission by visiting www.sec.gov or clicking [LINK: HERE] for the Joint Proxy Statement
     * SIGN UP for email notices of developments by filling out the form below

YES! Keep me posted on developments with SRQ and SRO - CLICK HERE TO RECEIVE Email UPDATES [LINK]



Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

IMPORTANT INFORMATION PAGE LINKS:

[LINK: LINKED HERE]
[LINK: LINKED HERE]

                        DWS RREEF REAL ESTATE FUND, INC.
                                    Filed by
                             SUSAN L. CICIORA TRUST



                                  FORM PREC14A
           (Proxy Statement - Contested Solicitations (preliminary))

                                 Filed 06/08/09

--------------------------------------------------------------------------------
Address         345 PARK AVENUE
                NEW YORK, NY 10154-0004
Telephone       212-454-6778
CIK             0001179126
Symbol          SRQ
Industry        Misc. Financial Services
Sector          Financial
Fiscal Year     12/31
--------------------------------------------------------------------------------



http://pro.edgar-online.com
(C) Copyright 2009, EDGAR Online, Inc. All Rights Reserved
Distribution and use of this document restricted under EDGAR Online, Inc. Terms of Use.

                           SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

                             Filed by the Registrant

                  X Filed by a Party other than the Registrant

                           Check the appropriate box:

X    Preliminary Proxy Statement

     Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

     Definitive Proxy Statement

     Definitive Additional Materials

     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        DWS RREEF Real Estate Fund, Inc.
                       DWS RREEF Real Estate Fund II, Inc.
              (Name of Registrants as Specified in their Charters)

                             SUSAN L. CICIORA TRUST
                          ALASKA TRUST COMPANY, TRUSTEE
                                SUSAN L. CICIORA
                                 RICHARD I. BARR
                                 JOEL W. LOONEY
                           c/o Stephen C. Miller, Esq.
                          and Joel L. Terwilliger, Esq.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302
                                 (303) 442-2156
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

X     No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


(1)  Title of each class of securities to which transaction applies:


(2)  Aggregate number of securities to which transaction applies:


(3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)  Proposed maximum aggregate value of transaction:


(5)  Total fee paid:


     Fee  paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:______________________________________

(2) Form, Schedule or Registration Statement No.:________________

(3) Filing Party:________________________________________________

(4) Date Filed:__________________________________________________

                             SUSAN L. CICIORA TRUST
                          ALASKA TRUST COMPANY, TRUSTEE
                        1029 West Third Avenue, Suite 510
                               Anchorage, AK 99501

Dear Fellow Stockholders of DWS RREEF Real Estate Fund and DWS RREEF Real Estate Fund II:

The Susan L. Ciciora Trust, Alaska Trust Company, Trustee (the "Trust") is the largest stockholder of DWS RREEF Real Estate Fund, Inc. ("SRQ") and a significant stockholder of DWS RREEF Real Estate Fund II, Inc., both Maryland corporations ("SRO," together with SRQ, the "Funds"). This open letter is written to ask for your support in the Trust's continuing effort to reform the Funds' corporate governance practices and make the Funds' boards of directors more accountable for the benefit of all stockholders. This letter accompanies a proxy statement and a green proxy card for the 2009 annual meeting of stockholders of the Funds (the "Annual Meeting") to be held on a date that remains to be scheduled.


Background

We successfully defeated the ill-fated liquidation proposals by the current boards of directors of SRQ and SRO (the "Boards"). As a fellow stockholder in the Funds, the Trust shares in your economic losses as well as your frustration, anger and disappointment with current management. We have received your phone calls, faxes, emails and letters voicing support for our proposals to replace the Boards and investment managers. Now, we the stockholders must join together again to create better opportunities for our investments going forward.

Defeating the liquidation proposals was only the first step. Now it's time for us to take action to move the Funds in a more positive direction. Soon, the Funds will be required to set the date for the Annual Meeting (last year's meeting was held on June 2, 2008). At the 2009 Annual Meeting, the Trust will seek to elect to the Funds' boards the three nominees for incumbent board positions named in the accompanying proxy statement, each having consented to being named in the proxy statement, and, if elected, to serve as a director. The Trust will also offer a number of proposals described in detail in the accompanying proxy statement. The Trust believes its proposals are beneficial to all the stockholders of the Funds and will set a new and better course for the Funds. Please read the attached proxy statement carefully as we believe it outlines appropriate and necessary changes for the future of our Funds.

First and foremost among the Trust's proposals are that the Funds fire the people who got us into this mess: Deutsche Asset Management, Inc. and RREEF America, LLC and the current Boards. This collection of "talent" LOST 91.6% and 81.9%, respectively, of SRO and SRQ's net asset value in 2008, eclipsing the dismal performance of the S&P 500 (-37%) and winning the dubious distinction of being dead last (SRO) and third from last (SRQ) in the universe of approximately 640 closed-end funds in 2008. It appears they are trying to do it again in 2009, with SRO and SRQ already posting dismal year-to-date NAV returns of -26.8% and -10.24, respectively, for the period ending 4/30/09. SRO is dead last again and SRQ is 601 out of 640.

Previously, the Trust communicated privately with the Boards, asking them to immediately terminate the investment managers (Deutsche Asset Management, Inc. and RREEF America, LLC) and replace members of the Boards. We received NO response other than the slap-in-the-face proposals to liquidate the Funds and adoption of overzealous measures designed to prevent large stockholders, such as the Trust, from voting all their shares and increasing their positions in the Funds. The Boards have a fiduciary duty to stockholders to make a change, as the appalling underperformance of the investment managers, Deutsche Asset Management, Inc. and RREEF America, LLC, clearly demonstrates the need to terminate their advisory roles.

By advocating the termination and liquidation of the Funds, the Boards implicitly told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC to continue as advisers! Every day that passes while these advisers manage our Funds is another example of the Boards thumbing their noses at stockholders, failing to fulfill their fiduciary duty and continuing to engage the services of investment managers who have exhibited no competence as advisers to the Funds.

It is the duty of the Boards to save what little is left in the Funds and embrace the changes stockholders have supported. During the Fund's campaign to liquidate SRQ, an independent proxy adviser, RiskMetrics Group stated that it believes the Trust, through its affiliation with the Boulder-based advisers, may be able to effectuate change that is "critical to improving the performance of [SRQ], rather than liquidating." We believe the path to improved performance is clear: terminate the investment management agreements with Deutsche Asset Management, Inc. and RREEF America, LLC, hire the Trust's investment managers for SRQ and replace the members of the Boards. Since SRO is very similar to SRQ, we believe that the Trust's proposals for SRQ also make sense for SRO and therefore we have included similar proposals for SRO in this proxy statement.

Why are we making the proposals described in this proxy statement? Because we can do better. As explained in the accompanying proxy statement, we have been down this road before and have the performance to prove it. We concluded that the Boards would not act appropriately unless stockholders send a strong message that they are dissatisfied with the Funds' corporate governance and investment management relationships.

Joint Proposals

This proxy statement contains Joint Proposals for SRQ and SRO. This proxy statement, as well as other proxy materials to be distributed by the Trust, is available free of charge online at www.srqsro.com. We are asking fellow stockholders to consider and vote FOR the following proposals for both SRQ and SRO, all of which are more fully described in the accompanying proxy statement:

     1. A proposal to terminate the Investment Management Agreement between the Funds and Deutsche Asset Management, Inc. ("Proposal 1").

     2. A proposal to terminate the Investment Advisory Agreement between Deutsche Asset Management, Inc. and RREEF America, L.L.C. ("Proposal 2").

     3. A proposal that the following nominees ("Trust Nominees") be elected by the stockholders to the Boards of the Funds, to serve as Class III directors: Susan L. Ciciora, Richard I. Barr, and Joel W. Looney, who each has consented to being named in this proxy and, if elected, to serve as a director ("Proposal 3").

     4. A proposal recommending that the Boards change the name of each of the Funds so that they do not include "DWS" or reference to the DWS family of funds ("Proposal 4").

     5. A proposal recommending that the Boards amend the Funds' respective charters (each, a "Charter") vesting in the stockholders the power to amend or adopt the Funds' bylaws (the "Bylaws") by the affirmative vote of a majority of all votes entitled to be cast on the matter ("Proposal 5").

     6. A proposal recommending that the Boards amend the Charters to set the number of members of each Board to five ("Proposal 6").

     7. A proposal recommending that the Boards amend the Charters to declassify the boards and provide for the annual election of directors ("Proposal 7").

     8. A proposal recommending that the Boards amend the Charters to provide that the secretary of the Fund shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting ("Proposal 8").

     9. A proposal recommending that the Boards amend the Bylaws to reduce the number of directors and declassify the board consistent with the discussion under Proposals 6 and 7 ("Proposal 9").

     10. A proposal recommending that the Boards amend the Bylaws such that authority to amend the Bylaws is not vested solely in the Boards ("Proposal 10").

     11. A proposal recommending that the Boards resolve to negate the applicability of the Maryland Control Share Acquisition Act such that the Trust will no longer be subject thereto ("Proposal 11").

     12. A proposal recommending that the Boards resolve to terminate the rights agreements dated April 9, 2009, whereby future purchases of the Funds' shares by the Trust will trigger a dilutive rights dividend specifically targeted to dilute only the Trust ("Proposal 12").

     13. A proposal recommending that the Boards resolve to negate the applicability of the Maryland Unsolicited Takeovers Act (Proposal 13").

The Trust and Trust Nominees who are Participants in this proxy solicitation will propose a resolution to the stockholders of the Funds whereby the stockholders recommend and request that the Boards of the Funds promptly initiate and complete the necessary and appropriate processes to implement each of the above proposals. The Boards have fixed ___________________ as the record date (the "Record Date") for the determination of stockholders of the respective Funds entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. Only holders of record of the Funds' voting securities as of the close of business on the Record Date are entitled to notice of, and to attend and vote at the annual meeting and any postponements thereof. Our proxy solicitation advocates several additional initiatives that we believe will lead to better management of the Funds. These initiatives do not involve matters that require a stockholder vote because the right to take the necessary action is vested in the Boards. Consequently, the effect of an affirmative vote on these initiatives is a non-binding expression of dissatisfaction with the current corporate governance structure and performance of the Funds.

                         THE TRUST URGES YOU TO VOTE FOR
   EACH OF THE TRUST NOMINEES AND TO VOTE FOR EACH OF THE PROPOSALS CONTAINED
                            IN THIS PROXY STATEMENT

You have received a GREEN proxy card representing your votes for shares owned in either, or both, of SRQ and SRO. Sign, date, and return the enclosed GREEN proxy card(s) in the postage-paid envelope that is provided. If you received two GREEN proxy cards, be sure to sign, date, and return both GREEN proxy cards.

WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE FUNDS. IF YOU HAVE ALREADY SIGNED ANY PROXY CARD SENT TO YOU BY THE FUNDS YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GREEN PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, EXECUTING A VOTE VIA TOUCHTONE TELEPHONE OR THROUGH THE INTERNET IF APPLICABLE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. YOU MAY REVOKE A GREEN PROXY CARD BY DELIVERING A LATER DATED WHITE PROXY CARD TO THE APPLICABLE FUND.

The Trust and the Trust Nominees have no interest in the Funds other than through the beneficial ownership if any of shares of stock in the Funds as disclosed herein. I urge you to visit www.srqsro.com to get more information regarding the Trust's proposals, as well as gain access to other information from third-party sources.



Best wishes from a fellow stockholder,



Stewart R. Horejsi

Representative for the Susan L. Ciciora Trust

                                   IMPORTANT!

o Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed GREEN proxy card(s).

o Please vote each GREEN proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

o Even if you have sent a white proxy card voting for the Board's recommendations, you have every legal right to change your vote. You may revoke that proxy, and vote FOR the Trust's proposals by signing, dating and mailing the enclosed GREEN proxy card(s) in the enclosed envelope.

o If your shares are registered in your own name, please sign, date and mail the enclosed GREEN proxy card(s) in the postage-paid envelope provided today.

o If your shares are held in the name of a brokerage firm or bank nominee, please sign, date and mail the enclosed GREEN instruction form in the postage-paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.





       If you have any questions on how to vote your shares, please call:

                                MORROW & CO., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088

   QUESTIONS & ANSWERS REGARDING THE ANNUAL MEETING AND THE TRUST'S PROPOSALS

Question 1: Why is the Trust making these Stockholder Proposals?

Answer: The Susan L. Ciciora Trust (the "Trust") is the largest stockholder of DWS RREEF Real Estate Fund, Inc. ("SRQ") and a significant stockholder of DWS RREEF Real Estate Fund II, Inc. ("SRO," together with SRQ, the "Funds"). The Trust wants to fire the people who got us into this mess, namely Deutsche Asset Management, Inc. and RREEF America, LLC and the current boards of directors, whose investment management and oversight has produced appalling losses. This collection of "talent" LOST 91.6% and 81.9%, respectively, of SRO and SRQ's net asset value in 2008, eclipsing the dismal performance of the S&P 500 (-37%) and winning the dubious distinction of being dead last (SRO) and third from last
(SRQ) in the universe of approximately 640 closed-end funds in 2008. That's a hard act to follow, but it appears that Deutsche Asset Management, Inc. and RREEF America, LLC are attempting to again sink the Funds to the bottom in 2009 with SRO and SRQ already posting dismal year-to-date NAV returns of -26.8% and -10.24, respectively, for the period ending 4/30/09. SRO is dead last again and SRQ is 601 out of 640. The Trust shares in your economic losses as well as your frustration, anger, and disappointment with the current investment managers and boards of directors (the "Boards"). We have received your phone calls, faxes, emails and letters voicing support for our proposals to replace the Boards and investment managers. We heard you say, "the sooner the better," and we agree.

Now stockholders must join together to create better opportunities for our investments going forward. By advocating the Funds' termination and liquidation, the Boards implicitly told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC to run the Funds! Every day that passes while these advisers manage our Funds is another example of the Boards thumbing their noses at stockholders, failing to fulfill their fiduciary duty and continuing to engage the services of investment managers who have exhibited no competence as advisers to the Funds.

It is the duty of the Boards to save what little is left in the Funds and embrace the changes that we the stockholders have supported. During the Fund's campaign to liquidate SRQ, an independent proxy adviser, RiskMetrics Group stated that it believes the Trust, through its affiliation with the Boulder-based advisers, may be able to effectuate change that is "critical to improving the performance of [SRQ], rather than liquidating." We believe the path to improved performance is clear: terminate the investment management agreements with Deutsche Asset Management, Inc. and RREEF America, LLC, hire the Trust's investment managers for SRQ and SRO and replace the members of the Boards.

We have provided a set of proposals that require a stockholder vote to approve and which are discussed at length in this Joint Proxy Statement (the "Stockholder Proposals"). We urge you to vote FOR the Trust Nominees and for all of the Stockholder Proposals.

Question 2: How can the Trust make these Stockholder Proposals?

Answer: Like you, the Trust is a stockholder of the Funds. Stockholders are able to make certain proposals to funds management in accordance with Maryland state law (where both Funds are incorporated), federal securities laws, and the Funds' respective Charters and Bylaws (the "Organizational Documents"). Previously, the Trust made timely proposals to the Funds' management in accordance with the Organizational Documents and did so because the Trust believes that the Stockholder Proposals benefit all stockholders of the Funds. Additionally, the Trust has received voluminous feedback from various stockholders, large and small, that support the various Stockholder Proposals.

Question 3: Why is the Trust sending me a joint proxy statement for both SRQ and
            SRO?

Answer: Efficiency and cost savings. Most of the Proposals contained in this Joint Proxy Statement relate to matters concerning both Funds. Therefore, it is efficient both in terms of time and money to send a Joint Proxy Statement to all stockholders of SRQ and SRO. This is the way we operate our businesses - efficiently and with results in mind. So, you may only have received one GREEN proxy card for either SRQ or SRO depending on the Fund in which you own shares. If you own shares in both Funds, you should have received two GREEN proxy cards. Be sure to vote all GREEN proxy cards that you receive.

If you have any questions, require assistance in voting your GREEN proxy card(s), or need additional copies of our proxy materials, please contact Morrow & Co., LLC at the address listed on the back cover of this Joint Proxy Statement booklet or by phone at 1-800-607-0088.

Question 4: What is the Maryland Control Share Acquisition Act and how does that affect me as a stockholder?

Answer: On April 9, 2009, the Boards, on behalf of both Funds, elected to opt-in to the Maryland Control Share Acquisition Act ("MCSAA"). The MCSAA limits stockholder voting rights in excess of certain thresholds. The Trust believes, as evidenced by the recent deepening of the Funds' respective discounts, the MCSAA is harming stockholders who may want to exit the Funds. The Trust and other significant stockholders are apt to be discouraged from purchasing shares they cannot vote and thus avoid purchasing shares in the market which would otherwise provide pricing support for exiting stockholders. Moreover, when the Funds announced their adoption of the MCSAA, their press release said that the MCSAA and other obstructive measures were "to protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the MCSAA immediately after the special meeting on May 20, 2009. Obviously they didn't. Stockholders have spoken and have clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders. We believe that the MCSAA, in conjunction with the Funds' "poison pills" (see Question 5 below), has fulfilled its stated purpose and denies stockholders wanting to sell their most likely prospect for a much needed price support.

Question  5:  What  is a  "poison  pill"  and  how  does  that  affect  me  as a stockholder?

Answer:       On April 9, 2009, the Boards also  implemented  so-called  "Rights
Agreements" which would trigger dilutive rights dividends if the Trust purchases additional shares of either Fund. Like the MCSAA discussed above, this "poison pill" is designed to discourage the Trust from purchasing additional shares and denies stockholders wanting to sell their most likely prospect for a much needed price support. As with the MCSAA, the Funds announced that the measure was to "protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." As discussed above, stockholders have spoken and clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders.

More to the point, "poison pills" are simply wrong. Here's what happens with the Funds' poison pills: if the Trust buys 0.01% more of either Fund's shares, all stockholders other than the Trust receive three additional shares at a cost of $0.01 per share. The Trust receives nothing. This means that, based on the Trust's holdings in SRQ, the Trust's economic interest in the Fund would be reduced by almost 70%. The Boards would essentially steal from the Trust and hand over the "loot" to the non-Trust stockholders. That may not sound like a bad deal for the non-Trust stockholders. But from the Trust's point of view, it's robbery and if the Boards have the ethical capacity to rob the Trust, stockholders should figure they have the ethical capacity to rob the rest of the stockholders. Is that the kind of board you want representing your interests?

Question 6:  What is a  "classified  board"  and why is the  Trust  recommending stockholders approve "declassifying" the Board?

Answer: A "classified board," also referred to as a "staggered board," consists of members who are elected to separate classes, with each class of directors serving a staggered three-year term. Each class of directors is elected in successive terms (i.e., one class is elected in 2009 to serve through 2012, one class is elected in 2010 to serve until 2013, and so on). The purpose of a classified board is to make any attempt by a stockholder to take control of the Funds through a proxy contest more difficult. While this classified board structure may make sense for some funds, and is commonly used by closed-end funds, it does not make sense in the case of the Funds, as the current Boards have made, we believe, various decisions on behalf of the Funds that have caused catastrophic economic losses for the Funds' stockholders. Additionally, the Boards essentially issued a vote of "no confidence" in the current investment advisers Deutsche Asset Management, Inc. and RREEF America, LLC by recommending to stockholders that the Funds liquidate (with such proposal being soundly defeated). Subsequent to defeat, the Boards issued press releases stating the Funds will basically conduct business as usual. So, is the Board now telling the Funds' stockholders that "business as usual" means even more losses for the Funds? Taken together, the Trust believes that the Boards are "hiding" behind their staggered structure to avoid meaningful contact with the Funds' stockholders to their long-term economic detriment.

Further, unlike some funds in which the members of the board have significant ownership of the companies they oversee, there is none here. The total stock ownership of the Boards for both Funds is less than 1% of the outstanding securities. So, why would a Board that has no meaningful stock ownership in the Funds resist the call for positive change from stockholders who "put their money where their mouth is"?

Stockholders have spoken, and it's time for the Boards to step aside in favor of new Boards. The Trust believes that "de-classifying" the Boards is a significant step toward acknowledging that stockholders should assume management of their own destiny, not the current Boards.

Question 7: Where can I get more information on the Trust's Proposals?

Answer:     Go to www.srqsro.com. It's a  valuable source of information to help you learn more about the background and details of the Stockholder Proposals.

                           PROXY STATEMENT IN SUPPORT
                                     OF THE
                            SUSAN L. CICIORA TRUST'S
                    JOINT PROXY PROPOSALS FOR STOCKHOLDERS OF
                        DWS RREEF REAL ESTATE FUND, INC.
                                       AND
                       DWS RREEF REAL ESTATE FUND II, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


To Our Fellow Stockholders:

The SUSAN L. CICIORA TRUST, Alaska Trust Company, Trustee (the "Trust") is sending this joint proxy statement and the enclosed GREEN proxy card to holders of shares of voting securities of DWS RREEF Real Estate Fund, Inc. ("SRQ") and DWS RREEF Real Estate Fund II, Inc. ("SRO"), both Maryland corporations (together, the "Funds") in connection with the solicitation of proxies by the Trust, acting through its Trustee, Alaska Trust Company. THIS PROXY IS NOT SOLICITED BY EITHER OF THE FUNDS. This proxy statement relates to the Trust's solicitation of proxies for use at the annual meeting of stockholders of the Fund to be held on ____, ________, 2009, at _________________________ (the
"Annual Meeting" or "Meeting") and any and all adjournments or postponements thereof.

The Annual Meeting will be held at __________________________________ New York, NY 10017. This joint proxy statement and the accompanying GREEN proxy card will first be sent to stockholders of the Funds on or about _________, 2009.


THE TRUST IS SOLICITING YOUR PROXY TO VOTE FOR THE PROPOSALS LISTED BELOW.


                          REASONS FOR THIS SOLICITATION

There are many reasons for this solicitation, but chief among them is you - the stockholder. The Trust is a stockholder just like you; in fact it is the largest stockholder of SRQ and a significant stockholder of SRO. Our interests are aligned with yours in that we want the Funds to succeed and, unlike the current boards of directors (the "Boards"), we are not ready to call it quits. As a fellow stockholder in the Funds, the Trust shares in your economic losses as well as your frustration, anger and disappointment with the current investment managers - Deutsche Asset Management, Inc. and RREEF America, LLC - and the current Boards. We have properly submitted a set of proposals that require a stockholder vote to approve and which are discussed at length in this Joint Proxy Statement and are designed to give all stockholders a meaningful voice in the future of the Funds (the "Stockholder Proposals") . We urge you to vote FOR all of the Stockholder Proposals.

The Trust seeks your continued support in our fight to improve the Funds' governance and accountability of the Boards and investment managers. The Trust believes that the Boards will not take appropriate action unless stockholders send a strong message that they are dissatisfied and desire a new and better management direction that is more responsive to stockholders. Here are some of the many reasons why you should vote FOR the Trust's Stockholder Proposals.

     1. Abysmal Performance. In the latest ratings by Morningstar(TM) (December 31, 2008), SRQ received the worst possible rating - 1 of 5 stars for its overall, 3- and 5-year performance history - as compared with other similarly situated specialty real estate closed-end funds. The Fund's dismal performance is matched only by, you guessed it, another fund managed by Deutsche Asset Management, Inc. and RREEF America, LLC, SRO. Both Funds, under common management, received the same dismal Morningstar(TM) ratings. There is no excuse for the extraordinarily poor performance of the Funds. The Boards' attempt to direct stockholders' attention elsewhere by "explaining" that these losses are due to "unprecedented and intense volatility . . ." etc. is simply a poor attempt to escape responsibility for the Boards' own poor oversight and continued engagement of Deutsche Asset Management, Inc. and RREEF America, LLC, whom they have already implicitly conceded have failed in their job of managing our money. While the market has been negative, no other similar fund performed as horribly as the Funds. Additionally, the Boards' actions in attempting to liquidate the Funds belies what they say: By advocating the liquidation of the Funds, the Boards implicitly told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC.

     2. Poor Adviser Oversight by the Board. In February 2009, the Trust requested that the Boards immediately terminate Deutsche Asset Management, Inc. and RREEF America, LLC and replace the Board members. Given the horrible performance of the Funds, the Boards have a fiduciary duty to make a change, as Deutsche Asset Management, Inc. and RREEF America, LLC clearly have shown that they are not capable of managing the Funds. Yet, after the Boards' liquidation proposals failed by an overwhelming margin, they continued to engage the services of Deutsche Asset Management, Inc. and RREEF America, LLC. Quite simply, every day that passes while these advisers manage our Funds is another example of the Boards thumbing their noses at stockholders, failing to fulfill their fiduciary duty and continuing to engage the services of investment managers who have exhibited no competence as advisers to the Funds.

          Where were these Boards when the Funds were losing very nearly all of their stockholder value and "earning" the bottom-of-the-barrel Morningstar's(TM) ratings? Also, why are the Boards spending legal fees and other costs on these restrictive measures when their time could be better spent addressing the abysmal performance of the Funds and more efficient ways of fixing the problem? By what we believe is inept oversight of the Funds, the incumbent Boards have made it abundantly clear that their interests are not aligned with stockholders'. Any decisions or recommendations by these Boards should be scrutinized. We believe the Funds could benefit from new directors who can reenergize the Boards and put the company on a better path.

     3. Valuable Tax Loss Carry-Forwards. The Funds do have substantial hidden assets - their respective realized and unrealized tax losses. Let us put them to good use in offsetting future gains in the Funds. The Funds should not throw away their valuable tax loss carry-forwards.

     4. Overzealous Anti-Takeover Measures. On April 9, 2009, the Funds issued a joint press release disclosing that the Boards had "opted into" a Maryland statute which purportedly limits the voting rights of certain stockholders, adopted a "poison pill" which is designed to reduce certain stockholder voting rights, and adopted bylaw provisions which, among other things, require an 80% vote of the independent Board members to approve an advisory agreement for any investment adviser affiliated with any "greater-than-5% stockholder" (the "Anti-Takeover Measures"). The Anti-Takeover Measures were clearly in response to the Trust's attempts to effectuate what we believe are positive changes for all of the Fund's stockholders. When the Boards announced their adoption of these measures, their press release stated that the measures were "to protect the interests of stockholders pending stockholder consideration of proposed plans of liquidation". Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the Anti-Takeover Measures immediately after the special meeting on May 20, 2009. Obviously they didn't. Stockholders have spoken and have clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these overzealous and obstructive measures which serve only to harm stockholders.

The Trust and investment advisory companies working with the Horejsi family (the "Horejsi Entities") offer what we believe are better options for stockholders, all of which are discussed in this Joint Proxy Statement. After the precipitous ride stockholders have taken with these Boards and the current advisers, stockholders deserve a change. We believe we can offer a positive change and the Horejsi Entities have the experience and knowledge to bring this about. To do this, we are asking you to first vote FOR the Stockholder Proposals.

Better Management from the Trust. The Trust, its board nominees as detailed in the Stockholder Proposals (the "Trust Nominees") and the Horejsi Entities have been down this road before with positive results. Previously, Horejsi Entities have assumed control of four other closed-end funds: Boulder Total Return Fund, Inc. ("BTF"), Boulder Growth & Income Fund, Inc. ("BIF") and The Denali Fund Inc. ("DNY") (collectively, the "Boulder Funds") which are managed by Horejsi Entities, and the First Opportunity Fund, Inc. ("FF"), which is managed by an unaffiliated adviser but administered by a Horejsi Entity. When the Lola Brown Trust took control of DNY in October, 2007, DNY was leveraged and had an investment objective and real estate concentration very similar to the Funds. However, after Horejsi Entities took over management and began transitioning from DNY's concentrated real estate portfolio beginning in October 2007, despite the transitioning inefficiencies, for calendar year 2008, DNY returned -24.6% on NAV, while SRQ returned -81.9% and nearly wiped out all stockholder equity (and its sister fund SRO returned -91.5%). Although a -24.6% return on NAV is nothing to boast about, it eclipsed both Funds, and also significantly outperformed the S&P Index (-37%) and most other closed-end funds. In fact, DNY was ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-year period ended December 31, 2008 AND the 5-year period ended December 31, 2008. While the Horejsi Entities didn't manage DNY for the full 5 year period cited by the Lipper award, the Trust believes that the Horejsi Entities were able to effectuate changes that were critical to earning this distinction. Another of the Boulder Funds, BIF, also recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-year period ended December 31, 2008 AND the 5-year period ended December 31, 2008. BTF's total return on net asset value for the 1-year period ended December 31, 2008 was -40%. Past performance does not guarantee future results, but we believe it stands in stark contrast to the performance of the Funds. Although the Stockholder Proposals do not propose the Horejsi Entities as new advisers to the Funds (only the Boards have the authority to do that), once the Trust Nominees are elected and seated, the Horejsi Entities will make advisory proposals to the new Boards and, we believe, the Horejsi Entities will be able to roll up their sleeves and do a much better job with the Funds.

More information is available at www.srqsro.com.


                         BACKGROUND TO THE SOLICITATION

The Trust is a substantial owner of the Funds' shares, holding a 16.5% equity position in SRQ and a 5.1% equity position in SRO as of the date of this Joint Proxy Statement. The Trust has been an active and vocal investor in the Funds and in February 2009, sent letters to the Funds and their Boards proposing, among other things, termination of the Funds' investment advisers, a new slate of directors, better corporate governance standards and other ideas to enhance stockholder value. None of these proposals were seriously considered by the Boards; instead, the Boards decided to "call it quits" and advanced proposals to liquidate the Funds. Fortunately, they failed. Now that the Boards seem to be floundering in their efforts to oversee the Funds, the Trust decided that it should bring the substantial experience and skill of the Horejsi Entities to the table and offer a better alternative to the Fund's stockholders.

Mr. Horejsi, an investment consultant to the Trust, is also the portfolio manager for Boulder Investment Advisers, LLC ("BIA") and Stewart Investment Advisers ("SIA"), the co-advisers to the Boulder Funds (the "Boulder Advisers"). Under Mr. Horejsi's and the Boulder Advisers' guidance and within a year of assuming investment management of BTF, the fund achieved the #1 ranking for year 2000, based on total return, in Lipper's closed-end fund standard category of "Growth & Income" funds. The Boulder Advisers assumed investment management of DNY in October, 2007 and similarly to BTF, DNY was recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-year period ended December 31, 2008. DNY was also awarded the 5-year period ended December 31, 2008; while the Boulder Advisers didn't manage DNY for the full 5 year period cited by this Lipper award, the Trust believes they were instrumental in continuing the investment performance results that were critical to earning this distinction. BIF, also under management with the Boulder Advisers, was recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-year period ended December 31, 2008 and the 5-year period ended December 31, 2008.

These rankings within a particular fund category may not be indicative of the Boulder Funds' standing among equity funds overall. The rankings achieved by the Boulder Funds do not indicate or provide any assurance that the Funds could achieve a similar ranking if the Boulder Advisers or any other investment advisers affiliated with the Horejsi Entities were the adviser to the Funds.

Finally, the Trust advocates and believes that directors who own their fund's shares and thus have a financial stake in their fund's success will take a more proactive role in acting as stockholder 'watchdogs' and encouraging exceptional performance. Notably, the incumbent members of the Boards have no significant ownership stake in the Funds. See __________ below.

The bottom line for stockholders.

The Trust and the Horejsi Entities put their money where their mouth is. They own significant positions in the Boulder Funds as well as in the Funds and clearly are motivated to get the most return they can with each of these funds. The current Boards have signaled their unwillingness to continue putting their best efforts into managing the Funds. Neither the members of the Boards nor the current investment advisers (Deutsche Asset Management, Inc. and RREEF America,
LLC) own significant stakes in either of the Funds, so their interests and motivations are not aligned with the stockholders'. The Trust and the Horejsi Entities can't guarantee results, but given our significant investments in the Funds, our interests are directly aligned with all other stockholders and we are keenly motivated to do what's best for all stockholders.

                      SUMMARY OF THE STOCKHOLDER PROPOSALS

The following is a summary of the Stockholder Proposals as put forth by the Trust and scheduled to be voted upon at the Annual Meeting; some of the information contained in this Joint Proxy Statement is based upon the information provided in the Funds' respective materials as filed with the Securities and Exchange Commission ("SEC") from time to time.

First and foremost, the Trust believes that the horrible performance by Deutsche Asset Management, Inc. and RREEF America, LLC warrants immediate termination as permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). Proposals 1 and 2 seek to accomplish this. Second, the serious lack of adviser oversight by the Boards during 2008 and a lack of meaningful ownership by members of the Boards highlights that the Boards do not have enough faith in the Funds' management to warrant investing their own money. We need Board members whose interests are aligned with stockholders, not members paid by affiliates of Deutsche Asset Management, Inc. and RREEF America, LLC to manage numerous other funds among their affiliated group companies. Proposal 3 seeks to elect the Trust Nominees. Third, the Boards have implemented and support a number of corporate governance provisions that only serve to entrench the current management and turn a blind eye toward the horrible performance of Deutsche Asset Management, Inc. and RREEF America, LLC and the will of the stockholders. The Trust is asking stockholders to support recommendations to the Boards to amend or eliminate these provisions in Proposals 5 through 10. Finally, the Boards adopted extraordinary Anti-Takeover Measures designed specifically to thwart efforts by the Trust to gain control of the Funds and oust Deutsche Asset Management, Inc. and RREEF America, LLC because of their horrible performance. By the Boards' own admission, these measures were intended to be temporary (i.e., "pending stockholder consideration of proposed plans of liquidation for each Fund"). Now that the liquidation plan has been soundly defeated, the Boards should terminate all the Anti-Takeover Measures as advocated by Proposals 11, 12 and 13. The Trust believes that stockholders deserve a better chance for a positive return on their investment and a more confident outlook for the Funds' future. The Trust recommends that stockholders vote FOR all the Stockholder Proposals.


                                PROPOSALS 1 AND 2

   TO APPROVE OR DISAPPROVE TERMINATION OF THE INVESTMENT MANAGEMENT AGREEMENT
    BETWEEN THE FUNDS AND DEUTSCHE ASSET MANAGEMENT, INC. AND THE INVESTMENT ADVISORY AGREEMENT BETWEEN DEUTSCHE ASSET MANAGEMENT AND RREEF AMERICA, LLC


Background of the Proposals. Justification for Proposals 1 and 2 is simple: The Funds' performance over the past year under Deutsche Asset Management, Inc. and RREEF America, LLC has been more than appalling. Together, they have been two of the worst performing of any closed-end or open-end funds in the entire mutual fund universe.

For SRO, in the latest ratings by Morningstar(TM) (January 31, 2009), SRO received 1 of 5 stars for its overall, 3- and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. There is no excuse for the extraordinarily poor performance of SRO. For the one-year period ending 12/31/08, SRO and SRQ had total returns on net asset value ("NAV") of -91.6% and -81.9% respectively. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37% in that same time frame. Surprisingly, the market prices for SRO and SRQ have dropped even more than their NAV because the discount for the Funds increased - a decline of 93.5% and 86.4%, respectively, for the year ending 12/31/08. These losses far exceed any other market indices for similarly situated funds. In fact, both Funds lost more than twice the percent lost by the S&P Index. As noted in an article published December 16, 2008 on seekingalpha.com, SRO was "the worst performing closed end fund". And as noted in an article published January 4, 2009, on seekingalpha.com, SRQ was one of the "five worst performing closed-end funds in 2008"

Having the same set of investment managers - Deutsche Asset Management, Inc. and RREEF America, LLC - for two of the five worst performing funds in 2008 clearly indicates that the Boards should have acted to terminate the advisers long ago. It is time for new investment management for the Funds.

As a stockholder, the Trust is in the same position as you, and we want to maximize stockholder value and get out from under the Funds' inadequate managers Deutsche Asset Management, Inc. and RREEF America, LLC. Although these proposals do not recommend replacements for Deutsche Asset Management, Inc. and RREEF America, LLC, such being the responsibility of the Boards, the Boulder Advisers have a track record of expertise and success in similar situations and, if the Trust Nominees are elected, the Trust would advocate the Funds' engaging the Boulder Advisers or other Horejsi Entities as replacement advisers. The Boulder Advisers co-manage the Boulder Funds. In fact, BIF and DNY received 2008 Lipper Performance Achievement Certificates in their respective Lipper categories as follows:

     Boulder Growth & Income Fund:
     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-Year Ended December 31, 2008

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 5-Year Ended December 31, 2008

     The Denali Fund:
     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-Year Ended December 31, 2008

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 5-Year Ended December 31, 2008*

Vote required. Approval of Proposals 1 and 2 for each of the Funds require a "majority of the outstanding voting securities" of the respective Fund, which has the same meaning for such phrase as set forth in the 1940 Act, that is, the affirmative vote of the lesser of (a) 67% or more of the Shares present or represented by proxy at the Meeting or (b) more than 50% of the outstanding Shares.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 1.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 2.


                                   PROPOSAL 3

  NOMINATE FOR ELECTION BY THE STOCKHOLDERS THE FOLLOWING NOMINEES AS CLASS III DIRECTORS FOR THE FUNDS: SUSAN L. CICIORA, RICHARD I. BARR, AND JOEL W. LOONEY


Background of the Proposal. On February 5th and February 25th of 2009, the Trust delivered letters to SRQ and SRO, respectively, notifying the Funds that the Trust nominates and will seek the election at the annual meeting of the following nominees (defined above as the "Trust Nominees") to stand for election and serve terms of three years or until his or her respective successor has been duly elected and qualifies:


                                               SRQ                          SRO
                                   ---------------------------- ---------------------------
      Susan L. Ciciora             Class III Director, with a    Class III Director, with
                                     term to expire in 2012      a term to expire in 2012

      Richard I. Barr              Class III Director, with a    Class III Director, with
                                     term to expire in 2012      a term to expire in 2012

      Joel W. Looney               Class III Director, with a    Class III Director, with
                                     term to expire in 2012      a term to expire in 2012


Messrs. Barr and Looney and Ms. Ciciora, have experience as board members for the Boulder Funds and First Opportunity Fund, Inc., four other closed-end funds like the Funds. In fact, they served as board members for DNY when it underwent significant and very similar changes as proposed for SRQ and SRO. The Trust has confidence in these Nominees and believes that they are the right stewards of the stockholder's investments in the Funds. The above nominees have consented to serve as Directors if elected at the Meeting for the term as indicated above.

There are no arrangements or understandings between the Funds and the Trust Nominees; Proposal 3 is submitted in reliance on the Funds' current public filings with the SEC which indicated that three Class III directors are to be elected at the Meeting. If the either or both of the Funds determine that more than three directors will be elected at the Meeting, or that different classes of directors will be elected at the Meeting, the Trust reserves the right to nominate and elect additional directors to be so elected. If the designated nominees decline or otherwise become unavailable for election, however, the proxy confers discretionary power on the persons named therein to vote in favor of a substitute nominee or nominees for the Board.

ADDITIONAL INFORMATION

Certain information regarding the incumbent members of the Boards and the beneficial ownership of each Fund's directors, management and 5% stockholders is contained in the Funds' respective proxy statements. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of the Funds must be received by each Fund for inclusion in the Funds' Proxy Statement and form of proxy for that meeting is also contained in the Funds' respective proxy statements. This information is expected to be contained in each Fund's public filings. The Trust takes no responsibility for the accuracy or completeness of information contained in the Funds' respective public filings.

Information regarding the Trust Nominees for election to the board of directors of the Funds is set forth below.


--------------------- ------------------------ -------------------------------------------------------------
Name, Address*, Age     Position, Length of          Principal Occupation(s) and Other Directorships
                       Term Served, and Term                Held During the Past Five Years**
                             of Office
--------------------- ------------------------ -------------------------------------------------------------
Joel W. Looney        Current Nominee for      Partner (since 1999), Financial Management Group, LLC
Age:  47              SRQ and SRO  for a       (investment adviser); Director (since 2001), Boulder Total
                      term to expire at the    Return Fund, Inc.; Director (since 2002) and Chairman
                      2012 Annual Meeting      (since 2003), Boulder Growth & Income Fund, Inc.; Director and Chairman (since 2007) The Denali Fund Inc.

Richard I. Barr       Current Nominee for      Retired (since 2001); Manager (1963-2001), Advantage Sales
Age:  71              SRQ and SRO for a term   and Marketing, Inc. (food and beverage); Director (since
                      to expire at the 2012    1999) and Chariman (since 2003), Boulder Total Return Fund,
                      Annual Meeting           Inc.; Director (since 2002), Boulder Growth & Income Fund,
                                               Inc.; Director (since 2007), The Denali Fund Inc.

Susan L. Ciciora      Current Nominee for      Trustee (since 1994), the Brown Trust; Trustee (since
Age: 44               SRQ and SRO for a term   1992), the EH Trust; Director (since 1997), Horejsi
                      to expire at the 2012    Charitable Foundation, Inc. (private charitable
                      Annual Meeting.          foundation); Director (since 2006), Boulder Growth & Income
                                               Fund, Inc.; Director (since 2001), Boulder Total Return
                                               Fund; Director, (since 2007) The Denali Fund Inc.

* The Trust Nominees' respective addresses are c/o 2344 Spruce Street, Suite A, Boulder, Colorado 80302.

** Unless otherwise noted, each of the Trust Nominees has engaged in the principal occupation listed in the foregoing table for the past five years. None of the Trust Nominees is an "interested" person of the Funds, as defined in Section 2(a) (19) of the Investment Company Act of 1940, as amended (the "1940 Act")

Beneficial ownership of the Trust Nominees. Set forth in the following table is information regarding the beneficial ownership and dollar range of equity securities of the Funds beneficially owned by the Trust Nominees for election to the Board as of the Record Date.


        Trust Nominees             Dollar Range of Equity            Dollar Range of Equity           Aggregate Dollar Range of
                                   Securities in SRQ                 Securities in SRO                Equity Securities in All Funds
                                                                                                        in the Family of Investment
                                                                                                        Companies
------------------------------------ --------------------------------- -------------------------------- ----------------------------
          Richard I. Barr                           -                                 -                                -
          Joel W. Looney                            -                                 -                                -
         Susan L. Ciciora                     Over $100,000+                   Over $100,000++                   Over $100,000

+ As reflected in a Form 13D filed with the SEC on April 2, 2009, 2,596,016 shares of Common Stock of SRQ, representing approximately 16.52% of SRQ's outstanding voting securities are owned by the Trustee of the Susan L. Ciciora Trust, Alaska Trust Company, which has sole voting power and sole dispositive power with regard to such shares. Ms. Ciciora, is not a beneficiary of the Trust but may be deemed to have an economic interest in such shares and thus to hold indirect beneficial ownership, but Ms. Ciciora disclaims any voting control or dispositive power over such shares and disclaims any right to acquire any such voting control and dispositive power over any shares of SRQ.

++ As reflected in a Form 13D filed with the SEC on March 9, 2009, 1,915,835 shares of Common Stock of SRO, representing approximately 5.1% of SRO's outstanding voting securities are owned by the Trustee of the Susan L. Ciciora Trust, Alaska Trust Company, which has sole voting power and sole dispositive power with regard to such shares. Ms. Ciciora, is not a beneficiary of the Trust but may be deemed to have an economic interest in such shares and thus to hold indirect beneficial ownership, but Ms. Ciciora disclaims any voting control or dispositive power over such shares and disclaims any right to acquire any such voting control and dispositive power over any shares of SRO.

DIRECTOR AND OFFICER COMPENSATION. None of the Trust Nominees have received any compensation from the Funds.

Vote Required. The election of the Trust Nominees under Proposal 3 requires the affirmative vote of a majority of the shares of the Fund's common stock and each series of preferred stock outstanding and entitled to vote thereon, voting together as a single class.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" THE ELECTION OF ALL THE TRUST NOMINEES.


                                   PROPOSAL 4

  A PROPOSAL RECOMMENDING THAT THE BOARDS CHANGE THE NAME OF EACH OF THE FUNDS
    SO THAT IT DOES NOT INCLUDE "DWS" OR REFERENCE TO THE DWS FAMILY OF FUNDS


Background of the Proposal. Feedback from stockholders of both Funds indicates that the slate of Stockholder Proposals as set forth in this Proxy Statement should include a "fresh start" with respect to the names of the Funds. Currently the names of each of the Funds is linked to affiliates of Deutsche Asset Management, Inc. and RREEF America, LLC. The Funds' performance under these investment managers over the past year has been more than appalling. Together, they have been two of the worst performing of any closed-end or open-end funds in the entire mutual fund universe. Accordingly, the Trust urges the Board to allow stockholders to express their opinion about Deutsche Asset Management, Inc. and RREEF America, LLC by renaming the Funds so that neither Fund's name includes "DWS" or reference to the DWS family of funds.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board for each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 4.


                                   PROPOSAL 5

  A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE FUNDS' RESPECTIVE CHARTERS
   VESTING IN THE STOCKHOLDERS THE POWER TO AMEND OR ADOPT THE BYLAWS BY THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL VOTES ENTITLED TO BE CAST ON THE MATTER


Background of the Proposal. The Trust believes that all stockholders benefit if they have better access to and more influence in the Funds' governance. Each of the Funds' Bylaws contain important policies affecting the day-to-day management of the Funds, which the Trust believes stockholders should at least have a voice in establishing. Presently each Fund's Bylaws contain a provision which vests the authority to adopt, alter or repeal Bylaws solely with the Board.

The Trust believes that the authority to adopt, alter or repeal Bylaws should be a shared authority between the Board and stockholders. This permits the Board to be responsive to house-keeping and substantive matters regarding Funds' operations, while at the same time giving the owners of the Funds the power to effect changes should they choose to do so. The Trust also believes that when stockholders "speak" by adopting a Bylaw, their action should not be subject to being overturned or altered by unilateral action of a Board whose job it is to serve stockholders. The Trust believes that this Proposal will accommodate the practicalities of managing the Funds while at the same time protecting an important right of stockholders. This Proposal would codify in the Charter the shared authority to make, alter or repeal Bylaws, while at the same time making it clear that Bylaws that are adopted by stockholders cannot be altered, repealed or otherwise circumvented without the affirmative approval of stockholders.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to add the following provision:

     The Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes entitled to be cast on the matter; or (b) the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 5.


                                   PROPOSAL 6

   A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE CHARTER TO SET THE NUMBER
                        OF MEMBERS OF THE BOARD TO FIVE


Background of the Proposal. Company charters often contain provisions that set a high upper-limit on the number of board seats, permitting the company's board to increase or decrease the number of board seats in their discretion, subject to this upper limit. Currently each Fund's Charter sets a lower limit as required by Maryland General Corporations Law ("MGCL") and the upper limit at twelve, permitting the Board to increase or decrease its size subject to the upper limit of twelve. Boards may use such provisions to quickly increase or decrease their size in an effort to dilute the voting impact of directors - such as those elected in proxy contests - with views contrary to those of incumbent management.

The Trust views the ability to manipulate the number of members on the Boards as unnecessary and ultimately ineffective in thwarting stockholder desires. In addition, it potentially increases fund expenses and insulates the Boards from stockholders. Common sense suggests that if the Funds have more Board seats, the Funds (and thus stockholders) will spend more on Board compensation. The Trust believes that, because of the relatively narrow business focus of an investment company such as the Funds, five Directors can adequately and efficiently fulfill their obligation to oversee the operations of the Funds and their respective management and act as "watchdogs" for stockholders. The Trust believes that the best approach is to seek a few highly qualified individuals to fill directorships and pay them fairly. This way, stockholders get more "bang for the buck" in their Board and don't pay unnecessary Board expenses.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to replace existing board size provisions with the following provision:

     The number of directors shall be five.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 6.


                                   PROPOSAL 7

    A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE CHARTERS TO DECLASSIFY
            THE BOARDS AND PROVIDE FOR ANNUAL ELECTIONS OF DIRECTORS

Background of the Proposal. The election of directors is the primary means for stockholders to exercise influence over the Funds and their policies. A "classified board", also referred to as a "staggered board", consists of members who are elected to separate classes, with each class of directors serving a staggered three-year term. Each class of directors is elected in successive terms (i.e., one class is elected in 2009 to serve through 2012, one class is elected in 2010 to serve until 2013, and so on). The purpose of a classified board is to make any attempt by a stockholder to take control of the Funds through a proxy contest more difficult.

While this classified board structure may make sense for some funds, and is commonly used, it does not make sense in the case of the Funds, as the current Boards have made, we believe, various decisions on behalf of the Funds that have caused catastrophic economic losses for stockholders. Additionally, the Boards, by recommending to stockholders that the Funds be liquidated (with such proposal being soundly defeated), essentially issued a vote of "no confidence" in the current investment advisers Deutsche Asset Management, Inc. and RREEF America, LLC. Subsequent to being soundly defeated, the Boards issued a press release that states the Funds will basically conduct business as usual. So, are the Boards now telling the Funds' stockholders that "business as usual" means even more losses for the Funds under Deutsche Asset Management, Inc. and RREEF America, LLC? Further, unlike some funds in which the members of the board have significant ownership of the companies they oversee, there is none here. The total stock ownership of the Boards for both Funds is less than 1%. So, why would Boards that have no meaningful stock ownership in the Funds resist the call for positive change from stockholders who "put their money where their mouth is"?

The Trust believes that classified boards have the effect of reducing the accountability of directors to a company's stockholders. A classified board prevents stockholders from electing all directors on an annual basis and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. While classified boards are viewed by some as increasing the long-term stability and continuity of a board, the Trust believes that, in the case of the Funds, long-term stability and continuity should result from the annual election of directors, which provides stockholders with the opportunity to evaluate director performance, both individually and collectively, on an annual basis. The Trust believes that the current Boards are "hiding" behind their staggered structure to avoid meaningful contact with the Funds' stockholders to their long-term economic detriment.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to replace the Charters' current classification language with following provision:

     The directors shall be elected at each annual meeting commencing in 2010 or any special meeting of the stockholders called for the election of directors except as necessary to fill any vacancies, and each director elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 7.


                                   PROPOSAL 8

 A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE CHARTERS TO PROVIDE THAT THE
    SECRETARY OF THE FUND SHALL CALL A SPECIAL MEETING OF STOCKHOLDERS ON THE WRITTEN REQUEST OF STOCKHOLDERS ENTITLED TO CAST AT LEAST 25% OF ALL VOTES
                       ENTITLED TO BE CAST AT THE MEETING


Background of the Proposal. Presently, under the Funds' respective Bylaws, stockholders cannot call a special meeting unless a written request is submitted by the holders of a majority of outstanding shares entitled to vote at the meeting. This ownership threshold is an almost impossible hurdle and unreasonably restricts stockholders' right to call a meeting. This Proposal would amend the Charters to reduce the percentage ownership level from a "majority" to 25% of outstanding shares, thus making the potential for a stockholder or group of stockholders to call a special meeting more realistic and useful.

If approved by stockholders, the Boards should cause the Funds' respective Charters to be amended to eliminate the "majority" requirement and to add the following provision:

     The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 8.


                                   PROPOSAL 9

     A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE BYLAWS TO REDUCE THE
                 NUMBER OF DIRECTORS AND DECLASSIFY THE BOARDS


Background of the Proposal. For the reasons discussed above, the Trust believes that the Funds' past performance and actions by the current Boards mandate an overhaul of how the Boards are elected, and the number of directors that should serve on each Fund's Board.

If approved by stockholders, the Boards should amend the respective Bylaws so as to conform to the changes as recommended by the stockholders in Proposals 6 and 7 discussed above.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 9.

                                   PROPOSAL 10

   A PROPOSAL RECOMMENDING THAT THE BOARDS AMEND THE BYLAWS SO THAT AUTHORITY
             TO AMEND THE BYLAWS IS NOT VESTED SOLELY IN THE BOARD

Background of the Proposal. See discussion under Proposal 5 above.

If approved by stockholders, the Boards should immediately amend the Bylaws to delete all references which vest authority to amend the Bylaws solely with the Boards.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 10.


                                   PROPOSAL 11

     A PROPOSAL RECOMMENDING THAT THE BOARDS REPEAL THE APPLICABILITY OF THE
                     MARYLAND CONTROL SHARE ACQUISITION ACT

On April 9, 2009, the Boards caused the Funds to opt-in to the Maryland Control Share Acquisition Act ("MCSAA"). The MCSAA limits stockholder voting rights in excess of certain thresholds. The Trust believes, as evidenced by the recent deepening of the Funds' respective discounts, that the MCSAA is harming stockholders who may want to exit the Funds. The Trust and other significant stockholders are apt to be discouraged from purchasing shares they cannot vote and thus avoid purchasing shares in the market which would otherwise provide pricing support for exiting stockholders. Moreover, when the Funds announced their adoption of the MCSAA, their press release said that the MCSAA and other obstructive measures were "to protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." Given the overwhelming majority by which the "plans of liquidation" were defeated, the Boards should have terminated the MCSAA immediately after the special meeting on May 20, 2009. Obviously they didn't. Stockholders have spoken and have clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders. We believe that the MCSAA, in conjunction with the Funds' "poison pills" (see Proposal 12 below), has fulfilled its stated purpose and denies stockholders wanting to sell their most likely prospect for a much needed price support.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 11.


                                   PROPOSAL 12

     A PROPOSAL RECOMMENDING THAT THE BOARDS TERMINATE THE RIGHTS AGREEMENTS

On April 9, 2009, the Boards implemented so-called "Rights Agreements" which would trigger dilutive rights dividends if the Trust purchases additional shares of either Fund. Like the MCSAA discussed in Proposal 11 above, this "poison pill" is designed to discourage the Trust from purchasing additional shares and denies stockholders wanting to sell their most likely prospect for a much needed price support. As with the MCSAA, the Funds announced that the measure was to "protect the interest of stockholders pending stockholder consideration of proposed plans of liquidation for each Fund." As discussed in Proposal 11 above, stockholders have spoken and clearly expressed their disdain for the "plans of liquidation", so it is time to terminate these obstructive measures which serve only to harm stockholders.

More to the point, "poison pills" are simply wrong. Here's what happens with the Funds' poison pills: if the Trust buys 0.01% more of either Fund's shares, all stockholders other than the Trust receive three additional shares at a cost of $0.01 per share. The Trust receives nothing. This means that, based on the Trust's holdings in SRQ, the Trust's economic interest in SRQ would be immediately reduced by almost 70%. The Boards would essentially steal from the Trust and hand over the "loot" to the non-Trust stockholders. That may not sound like a bad deal for the non-Trust stockholders. But from the Trust's point of view, it's robbery and if the Boards have the unethical capacity to rob the Trust, stockholders should figure they have the unethical capacity to rob the rest of the stockholders. Is that the kind of board you want representing your interests?

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the Board of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 12.

                                   PROPOSAL 13

     A PROPOSAL RECOMMENDING THAT THE BOARDS REPEAL THE APPLICABILITY OF THE
                       MARYLAND UNSOLICITED TAKEOVERS ACT

Both Funds are subject to the Maryland Unsolicited Takeovers Act, Maryland General Corporation Law ("MGCL") ss.ss.3-801 through 805 ("MUTA"). Like the other Anti-Takeover Measures discussed in Proposals 11 and 12 above, MUTA has the effect of entrenching management and diminishing stockholder influence. Repeal of MUTA should result in maximizing Board and management accountability to stockholders.

Vote required. This is a non-binding vote by the stockholders of each Fund to resolve to recommend the Proposal to the board of directors of each Fund and as such there is no vote requirement associated with this Proposal.

THE TRUST RECOMMENDS THAT STOCKHOLDERS OF SRQ AND SRO, AS APPLICABLE, VOTE "FOR" PROPOSAL 13.


                             PROXY CARDS AND VOTING

If you have returned a proxy card sent to you by the Funds, you have the right to revoke that proxy and vote FOR any or all of the Trust's Proposals as set forth in this Proxy Statement by signing, dating, and mailing a later dated GREEN proxy card in the postage-paid envelope provided. Stockholders also have the option of authorizing your proxy by touch-tone telephone or through the internet, as explained on your proxy card.

You will receive a GREEN proxy card to vote the shares of each applicable Fund in which you hold voting securities, i.e., SRQ or SRO, owned as of the Record Date. If you own shares in both Funds, you should receive two GREEN proxy cards, one for each Fund. Be sure to vote both cards.

If you have any questions, require assistance in voting your GREEN proxy card or need additional copies of our proxy materials, please contact Morrow & Co., LLC at the address or phone numbers listed below.

                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400


Discretionary authority is provided in the proxy sought hereby as to other business as may properly come before the Annual Meeting of which the Trust is not aware as of the date of this proxy statement, and matters incident to the conduct of the Annual Meeting, which discretionary authority will be exercised in accordance with Rule 14a-4 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Voting, Quorum

Only stockholders of record of each Fund on ___________, 2009 (the "Record Date") will be entitled to vote at the Annual Meeting. According to information contained in the Funds' Proxy Statements, there were [15,715,596.80] shares of Common Stock and [1,140] shares of preferred shares of SRQ issued and outstanding as of the Record Date, and _______________ shares of Common Stock and _________ shares of preferred shares of SRO issued and outstanding as of the Record Date.

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" will be treated as shares that are present at the Annual Meeting. Broker non-votes are proxies from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of common stock and each series of preferred stock outstanding and entitled to vote thereon, voting together as a single class. The election of a director of each Fund requires the affirmative vote of a majority of the shares of the Fund stock outstanding and entitled to vote in the election. Abstentions and broker non-votes will have the effect of a "no" vote on the Proposals. Abstentions and Broker non-votes will be treated as a vote against the election of a Trust Nominee as a director.

The Trust recommends that stockholders vote FOR the election of the Nominees and in favor of the Proposals as proposed in the joint Proxy Statement.

Stockholders are urged to forward their voting instructions promptly.

A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions and broker non-votes do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

Revocation of Proxies

You may revoke any proxy given in connection with the Annual Meeting (whether given to the Fund or to the Trust) at any time prior to the voting thereof at the Annual Meeting by delivering a written revocation of your proxy to the Secretary of the Fund or with the presiding officer at the Annual Meeting, by executing and delivering a later dated proxy to the Trust or the Fund or their solicitation agents, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

There is no limit on the number of times that you may revoke your proxy prior to the Annual Meeting. Only the latest dated, properly signed proxy card will be counted.

IF YOU HAVE ALREADY SENT A WHITE OR OTHER PROXY CARD TO THE BOARD OF DIRECTORS OF THE FUNDS, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE TRUST'S PROPOSALS BY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD(S) IN THE ENVELOPE PROVIDED. A GREEN PROXY CARD THAT IS RETURNED TO THE TRUST OR ITS AGENT WILL BE VOTED AS YOU INDICATE THEREON. IF YOU HAVE SIGNED THE GREEN PROXY CARD AND NO MARKING OR OTHER INDICATION OF YOUR VOTE THEREON IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SECURITIES REPRESENTED BY THE GREEN PROXY CARD FOR THE ELECTION OF THE TRUST NOMINEES AND IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.


                        INFORMATION CONCERNING THE TRUST

As of the Record Date, the Trust held 2,596,016 shares of Common Stock, representing approximately 16.5% of the outstanding shares of Common Stock of SRQ. As of the Record Date, the Trust held 1,915,835 shares of Common Stock, representing approximately 5.1% of the outstanding shares of Common Stock of SRO. As of the Record Date, the Trust does not own any shares of Preferred Stock of SRO or SRQ.

The Trust is an irrevocable grantor trust settled, administered and governed in accordance with Alaska law, for which Alaska Trust Company ("ATC") is Trustee and holds sole voting power and dispositive rights as to all securities owned by the Trust in the Funds. The Trust was established for estate planning purposes in 1998 by Susan L. Ciciora, the daughter of Stewart R. Horejsi, primarily for the benefit of her issue, her brother John S. Horejsi, and the Horejsi Charitable Foundation, a South Dakota non-profit corporation. The Trust is authorized to hold property of any kind and invests primarily in marketable securities. Stewart R. Horejsi is the father of Susan L. Ciciora and serves from time to time as an investment advisor to the Trust. The business address of the Trust in its state of domicile is: c/o Alaska Trust Company, 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981, and the business telephone number of the Trust is (907) 278-6775.

Information regarding purchases of shares of Common Stock of SRQ and SRO by the Trust during the last two years is set forth in Exhibit A attached hereto and made a part of this joint proxy statement. During that period, the Trust has not sold any shares of either SRQ or SRO.

ATC is a state-chartered public trust company organized under the laws of Alaska which is authorized to do business as a public trust company and which administers various individual, family, and other trusts, including among them the Trust and other trusts associated with Mr. Horejsi's family. The business address of ATC is 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981. The stockholders of ATC are Stewart West Indies Trust (98% equity ownership), one of the Horejsi Entities, and Douglas Blattmachr (2% equity ownership). The officers and directors of ATC are Mr. Blattmachr (President and Director), Stephen C. Miller (Vice President and Director), Brandon Cintula (Vice President and Director), Larry L. Dunlap (Director) and Richard Thwaites (Secretary/Treasurer and Director). ATC, by way of its role as the trustee of the Trust, may be deemed to control the Trust and may be deemed to possess indirect beneficial ownership of shares it owns in its capacity as Trustee, in addition to its direct beneficial ownership, as Trustee of the Trust. In addition, by virtue of their position as directors or executive officers of ATC, certain persons who act in such capacity as directors or officers of ATC may be deemed to control ATC and therefore indirectly to control the Trust. However, none of the directors or officers of ATC, acting alone, can vote or exercise dispositive authority over shares held by the Trust. Accordingly, the directors and officers of ATC disclaim beneficial ownership of the shares beneficially owned, directly or indirectly, by the Trust. As a result of his advisory role with the Trust, Stewart R. Horejsi may be deemed to have indirect beneficial ownership over the shares directly beneficially owned by the Trust. However, Mr. Horejsi disclaims beneficial ownership of these shares.


    BENEFICIAL OWNERSHIP OF COMMON STOCK HELD BY THE BENEFICIARY OF THE TRUST

The following table sets forth certain information as of the Record Date regarding the beneficial ownership of shares of Common Stock by each indirect beneficial owner of shares over which the Trust itself is the record owner and holds solve voting control and sole dispositive power and where the named indirect beneficial owner holds more than 5% of the outstanding shares of voting securities of a Fund (as reflected in Form 13D filings made by the Trust with the SEC).


                            ------------------------------------------------- -------------------------------------------------
                                                  SRQ                                               SRO
--------------------------- ------------------------------------------------- -------------------------------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
     Name and Address          Number of Shares            Percentage            Number of Shares            Percentage
                              Beneficially Owned       Beneficially Owned       Beneficially Owned       Beneficially Owned
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Susan L. Ciciora Trust
1029 West Third Avenue             2,596,016                  16.5%                  1,915,835                  5.1%
Suite 510
Anchorage, AK  99501
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------


Certain information regarding the incumbent members of the board of directors of the Funds and the beneficial ownership of each Fund's directors, management and 5% stockholders is contained in the Funds' respective proxy statements. The information contained in each Fund's public filings indicates that, as of the Record Date, the Funds' respective directors and officers together owned less than 1% of the total outstanding voting securities of each Fund. The Trust takes no responsibility for the accuracy or completeness of information contained in the Funds' respective public filings

                                THE SOLICITATION

The Trust has engaged Morrow & Co., LLC as its proxy solicitation agent for both SRQ and SRO. Proxies will be solicited by mail and, if necessary to obtain the requisite stockholder representation, by telephone, personal interview or by other means. Certain officers, directors or employees of entities related to the Trust or the Trust's proxy solicitation agent, Morrow & Co., LLC, may solicit proxies.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this Proxy Statement and the accompanying GREEN proxy card(s) to the beneficial owner of shares of Common Stock and/or Preferred Stock for whom they hold of record and the Trust will reimburse them for their reasonable out-of-pocket expenses.

The expenses related to this proxy solicitation will be borne by the Trust. The Trust estimates that the total amount of expenses to be incurred by it in this proxy solicitation will be approximately $______ for SRQ and $______ for SRO. Expenses to date have been approximately $______. The Trust will not seek reimbursement of its proxy related expenses from the Funds.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact Morrow & Co., LLC at the address or phone numbers listed below.



                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400



Dated: ________________, 2009

     EXHIBIT 1

                  ALL SECURITIES OF THE FUNDS PURCHASED OR SOLD
                     WITHIN THE PAST TWO YEARS BY THE TRUST

     DWS RREEF Real Estate Income Fund, Inc. ("SRQ")

     Except as disclosed in this Proxy Statement, the Trust has no interest, whether direct or indirect, by security holdings or otherwise, in the Funds. The following table sets forth certain information with respect to direct purchases and dispositions of shares of Common Stock of SRQ by the Trust.


------------- ---------- ------------
    Date        Shares     Purchase
                           Price
------------- ---------- ------------
    12/31/08      5,000        $1.90
    12/31/08     10,000        $1.91
    12/31/08     11,107        $1.92
    1/2/2009      8,500        $2.11
    1/2/2009     21,000        $2.12
    1/5/2009        100        $2.06
    1/5/2009      8,405        $2.17
    1/5/2009      5,000        $2.25
    1/5/2009      5,000        $2.23
    1/5/2009      5,000        $2.22
    1/5/2009      5,000        $2.21
    1/5/2009     10,000        $2.20
    1/6/2009      5,000        $2.27
    1/7/2009     10,000        $2.29
    1/7/2009     10,000        $2.36
    1/7/2009     20,000        $2.37
    1/7/2009     35,000        $2.34
    1/7/2009      3,000        $2.31
    1/7/2009      2,200        $2.25
    1/8/2009      5,200        $2.24
    1/8/2009      8,257        $2.20
    1/8/2009      5,200        $2.21
    1/8/2009        500        $2.22
    1/9/2009      5,000        $2.23
    1/9/2009     45,000        $2.24
    1/9/2009     16,100        $2.25
    1/9/2009      9,700        $2.26
    1/9/2009     30,103        $2.29
    1/9/2009         97        $2.28
   1/12/2009     63,200        $2.18
   1/12/2009     37,700        $2.17
   1/12/2009     10,000        $2.16
   1/12/2009      3,485        $2.15
   1/13/2009        100        $2.13
   1/13/2009      5,600        $2.18
   1/13/2009     12,600        $2.19
   1/13/2009      5,200        $2.20
   1/13/2009         62        $2.17
   1/14/2009      3,000        $2.15
   1/14/2009      1,000        $2.14
   1/14/2009      5,000        $2.12
   1/14/2009      6,100        $2.08
   1/14/2009     14,200        $2.07
   1/14/2009     14,100        $2.09
   1/15/2009     24,200        $2.00
   1/15/2009      8,000        $1.98
   1/15/2009     19,462        $1.90
   1/15/2009      3,000        $1.92
   1/15/2009      3,400        $1.95
   1/15/2009      3,000        $2.03
   1/15/2009      1,800        $1.96
   1/15/2009        100        $2.01
   1/16/2009        300        $1.97
   1/16/2009      8,300        $2.09
   1/16/2009      6,400        $2.08
   1/16/2009      7,000        $2.07
   1/16/2009      1,000        $2.15
   1/16/2009        300        $2.06
   1/16/2009      5,100        $2.17
   1/16/2009      1,825        $2.13
   1/16/2009      2,000        $2.19
   1/16/2009        300        $1.99
   1/16/2009        400        $2.14
   1/16/2009      2,200        $2.03
   1/20/2009     22,000        $2.08
   1/20/2009     11,400        $2.09
   1/20/2009      2,000        $2.13
   1/20/2009      6,000        $2.12
   1/20/2009     14,500        $2.11
   1/20/2009      2,600        $2.10
   1/20/2009     40,000        $2.05
   1/21/2009        200        $1.99
   1/21/2009      2,000        $2.03
   1/21/2009      7,000        $2.05
   1/21/2009     18,200        $2.06
   1/21/2009      2,500        $2.07
   1/21/2009        100        $2.12
   1/21/2009      2,500        $2.14
   1/22/2009     33,300        $2.12
   1/22/2009      5,900        $2.13
   1/22/2009      5,700        $2.11
   1/22/2009        100        $2.16
   1/22/2009        100        $2.18
   1/22/2009      1,600        $2.19
   1/22/2009      5,000        $2.17
   1/22/2009        400        $2.14
   1/23/2009      2,100        $2.02
   1/23/2009      3,400        $2.10
   1/23/2009      2,242        $2.07
   1/23/2009      2,800        $2.09
   1/23/2009        254        $2.12
   1/23/2009      7,300        $2.14
   1/26/2009        100        $2.16
   1/26/2009        800        $2.18
   1/26/2009      2,500        $2.19
   1/26/2009     10,000        $2.14
   1/26/2009     11,400        $2.13
   1/26/2009      1,000        $2.11
   1/26/2009      3,300        $2.12
   1/26/2009        350        $2.09
   1/27/2009      1,300        $2.20
   1/27/2009      3,700        $2.16
   1/27/2009     13,600        $2.19
   1/27/2009      2,500        $2.22
   1/27/2009        100        $2.17
   1/27/2009        843        $2.15
   1/28/2009      8,015        $2.26
   1/28/2009     19,071        $2.27
   1/28/2009      5,000        $2.17
   1/28/2009      1,800        $2.21
   1/28/2009        200        $2.22
   1/28/2009      3,900        $2.25
   1/28/2009      2,000        $2.29
   1/28/2009      1,000        $2.28
   1/28/2009      9,980        $2.30
   1/28/2009      1,900        $2.23
   1/28/2009        100        $2.24
   1/29/2009      3,490        $2.29
   1/29/2009      4,000        $2.31
   1/29/2009     17,500        $2.33
   1/29/2009      1,300        $2.32
   1/29/2009      5,000        $2.30
   1/29/2009      5,000        $2.27
   1/29/2009      5,000        $2.26
   1/30/2009      6,400        $2.20
   1/30/2009      2,000        $2.23
   1/30/2009      5,000        $2.22
   1/30/2009      5,000        $2.21
   1/30/2009      5,000        $2.19
   1/30/2009     12,001        $2.18
    2/2/2009      6,238        $2.05
    2/2/2009      7,596        $2.09
    2/2/2009      5,572        $2.11
    2/2/2009      3,300        $2.12
    2/2/2009      8,500        $2.10
    2/2/2009      2,500        $2.14
    2/2/2009      1,700        $2.06
    2/3/2009        114        $2.09
    2/3/2009     20,286        $2.12
    2/3/2009      2,700        $2.14
    2/3/2009      3,000        $2.13
    2/4/2009      3,200        $2.17
    2/4/2009      5,000        $2.16
    2/4/2009     12,000        $2.14
    2/4/2009     10,718        $2.13
    2/4/2009      4,722        $2.12
    2/5/2009     10,000        $2.06
    2/5/2009      3,000        $2.00
    2/5/2009      2,200        $2.09
    2/5/2009      1,200        $2.08
    2/5/2009     26,000        $2.07
    2/5/2009      7,197        $2.05
    2/5/2009      5,300        $1.97
    2/5/2009        100        $2.03
    2/9/2009      2,500        $2.17
    2/9/2009     30,000        $2.16
    2/9/2009      1,009        $2.15
   2/10/2009     12,100        $2.13
   2/10/2009     10,000        $2.12
    02/10/09     10,000        $2.11
    02/10/09     20,000        $2.10
    02/10/09      6,929        $2.09
    02/12/09      2,617        $1.89
    02/13/09     20,000        $1.88
    02/13/09      4,734        $1.87
    02/17/09      6,800        $1.67
    02/17/09      4,600        $1.69
    02/17/09      1,600        $1.70
    02/17/09     20,000        $1.71
    02/17/09      6,000        $1.68
    02/18/09      5,000        $1.64
    02/18/09      3,000        $1.60
    02/18/09      5,000        $1.58
    02/18/09     10,000        $1.57
    02/18/09        600        $1.55
    02/18/09      2,450        $1.56
    02/19/09      5,000        $1.60
    02/19/09      9,000        $1.59
    02/19/09     10,000        $1.58
    02/20/09      8,000        $1.46
    02/20/09      5,000        $1.50
    02/20/09        300        $1.45
    02/20/09      4,176        $1.39
    02/20/09      1,211        $1.49
    02/23/09     19,300        $1.44
    02/23/09      9,636        $1.45
    02/23/09     16,600        $1.43
    02/24/09      7,000        $1.35
    02/24/09      6,000        $1.36
    02/24/09      2,400        $1.40
    02/24/09      3,000        $1.39
    02/24/09        100        $1.44
    02/24/09      3,100        $1.33
    02/24/09      6,000        $1.47
    02/24/09      1,550        $1.34
    02/24/09      2,000        $1.46
    02/24/09      2,800        $1.41
    02/25/09      8,000        $1.44
    02/25/09      5,000        $1.55
    02/25/09        992        $1.46
    02/25/09        300        $1.41
    02/25/09      5,000        $1.53
    02/26/09     13,300        $1.59
    02/26/09      5,674        $1.61
    02/26/09     10,842        $1.60
    02/26/09      5,200        $1.58
    02/26/09      5,000        $1.57
    02/26/09      5,000        $1.56
    02/26/09      5,000        $1.55
    02/26/09      3,100        $1.54
    02/26/09        700        $1.52
    02/27/09        333        $1.46
    02/27/09      3,000        $1.50
    02/27/09      4,667        $1.49
    02/27/09      5,000        $1.47
    03/02/09      6,000        $1.38
    03/02/09     15,300        $1.36
    03/02/09      5,000        $1.35
    03/02/09      2,000        $1.30
    03/02/09      1,020        $1.27
    03/03/09     15,000        $1.25
    03/03/09     14,000        $1.26
    03/03/09      7,000        $1.24
    03/03/09      4,300        $1.23
    03/04/09      6,399        $1.23
    03/04/09        241        $1.21
    03/04/09      4,000        $1.25
    03/04/09      5,000        $1.24
    03/05/09      5,000        $1.15
    03/06/09     14,700        $0.95
    03/06/09     20,800        $0.92
    03/06/09      7,000        $0.93
    03/06/09      5,000        $0.91
    03/06/09      5,000        $0.94
    03/09/09      5,000        $0.92
    03/09/09      5,000        $0.94
    03/09/09      8,000        $0.95
    03/09/09      8,000        $0.96
    03/10/09      4,298        $1.09
    03/11/09      5,500        $1.14
    03/11/09     10,000        $1.21
    03/11/09      1,800        $1.20
    03/11/09     10,100        $1.22
    03/11/09      5,000        $1.24
    03/11/09      3,100        $1.23
    03/11/09      7,500        $1.25
    03/11/09     20,600        $1.26
    03/12/09      2,000        $1.32
    03/12/09     10,000        $1.33
    03/12/09     10,000        $1.34
    03/12/09        200        $1.30
    03/12/09        300        $1.19
    03/13/09      2,555        $1.31
    03/13/09      4,857        $1.32
    03/16/09      5,100        $1.29
    03/16/09     10,000        $1.28
    03/16/09        940        $1.31
    03/16/09      5,000        $1.27
    03/17/09      5,000        $1.27
    03/17/09      5,000        $1.24
    03/17/09      7,700        $1.23
    03/17/09     10,000        $1.31
    03/17/09      5,500        $1.30
    03/18/09        900        $1.35
    03/19/09     41,400        $1.63
    03/19/09     14,300        $1.62
    03/19/09     18,600        $1.64
    03/19/09     15,091        $1.61
    03/19/09     14,400        $1.65
    03/19/09      6,609        $1.60
    03/20/09      9,100        $1.52
    03/20/09      2,900        $1.53
    03/20/09     19,900        $1.57
    03/20/09     99,000        $1.56
    03/20/09      5,000        $1.55
    03/23/09     25,050        $1.54
    03/23/09     10,000        $1.50
    03/23/09      5,000        $1.52
    03/23/09         50        $1.53
    03/23/09     42,000        $1.55
    03/23/09      3,000        $1.56
    03/23/09     14,982        $1.57
    03/24/09        200        $1.60
    04/02/09    416,112        $1.74


     The total amount of funds required by the Trust to purchase the Shares as reported above was $4,732,770.57. Such funds were provided by the Trust's cash on hand. Cash requirements for future purchases of the Shares may come from cash on hand and/or inter-trust advances made through a Revolving Credit Loan Agreement as previously described in the Trust's Schedule 13D, as amended, filed, with the SEC on February 5, 2009 and amended on April 3, 2009.

     DWS RREEF Real Estate Income Fund II, Inc. ("SRO")

     Except as disclosed in this Proxy Statement, the Trust has no interest, whether direct or indirect, by security holdings or otherwise, in the Funds. The following table sets forth certain information with respect to direct purchases and dispositions of shares of Common Stock of SRO by the Trust.


------------- ---------- ------------
                           Purchase
    Date        Shares     Price
------------- ---------- ------------
12/31/08      7,112      $0.63
12/31/08      27,000     $0.65
12/31/08      21,763     $0.64
1/2/2009      9,171      $0.67
1/2/2009      22,530     $0.71
1/2/2009      64,500     $0.72
1/2/2009      40,000     $0.73
1/2/2009      42,000     $0.74
1/2/2009      10,000     $0.75
1/5/2009      22,000     $0.75
1/5/2009      52,000     $0.81
1/5/2009      115,336    $0.82
1/5/2009      18,800     $0.80
1/6/2009      70,000     $0.86
1/6/2009      5,000      $0.83
1/7/2009      33,000     $0.90
1/7/2009      123,700    $0.89
1/7/2009      93,400     $0.88
1/7/2009      2,684      $0.87
1/8/2009      33,700     $0.82
1/8/2009      28,169     $0.84
1/8/2009      2,200      $0.81
1/8/2009      600        $0.83
1/9/2009      20,000     $0.82
1/9/2009      10,000     $0.81
1/9/2009      20,000     $0.83
1/9/2009      21,700     $0.84
1/9/2009      25,000     $0.85
1/9/2009      4,853      $0.80
1/12/2009     10,000     $0.83
1/12/2009     46,400     $0.82
1/12/2009     56,900     $0.81
1/12/2009     75,300     $0.80
1/12/2009     5,050      $0.79
1/13/2009     78,860     $0.80
1/13/2009     29,200     $0.79
1/13/2009     3,031      $0.78
1/14/2009     14,800     $0.78
1/14/2009     60,000     $0.77
1/14/2009     1,995      $0.76
1/15/2009     20,000     $0.68
1/15/2009     10,000     $0.72
1/15/2009     5,000      $0.73
1/16/2009     5,000      $0.76
1/16/2009     51,700     $0.74
1/16/2009     22,066     $0.73
1/20/2009     80,000     $0.76
1/20/2009     105,000    $0.75
1/20/2009     50,000     $0.74
1/21/2009     5,000      $0.68
1/21/2009     10,000     $0.71
1/21/2009     500        $0.69
1/22/2009     28,796     $0.75
1/22/2009     12,973     $0.74
1/22/2009     48,200     $0.76
1/22/2009     10,336     $0.77
1/22/2009     10,000     $0.78
1/22/2009     1,900      $0.73
1/23/2009     13,148     $0.75
1/23/2009     9,700      $0.76
1/23/2009     11,862     $0.77
1/23/2009     5,700      $0.71
1/23/2009     900        $0.74
1/26/2009     20,000     $0.78
1/26/2009     10,000     $0.76
1/26/2009     10,000     $0.77
1/27/2009     100        $0.74
2/25/2009     25,100     $0.40
2/25/2009     5,000      $0.39


     The total amount of funds required by the Trust to purchase the Shares as reported above was $1,502,514.05. Such funds were provided by the Trust's cash on hand. Cash requirements for future purchases of the Shares may come from cash on hand and/or inter-trust advances made through a Revolving Credit Loan Agreement as previously described in the Trust's Schedule 13D filed with the SEC on March 9, 2009.

  If you have any questions, require assistance in voting your GREEN proxy card or need additional copies of our proxy materials, please contact
         Morrow & Co., LLC at the address or phone numbers listed below.


                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400

                                   PROXY CARD

       THIS PROXY IS SOLICITED IN SUPPORT OF THE SUSAN L. CICIORA TRUST'S
                 PROPOSALS FOR DWS RREEF REAL ESTATE FUND, INC.

Proxy for the __________, 2009 Annual Meeting of Stockholders of DWS RREEF Real Estate Fund, Inc.

The undersigned holder of shares of voting securities of DWS RREEF Real Estate Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Stephen C. Miller, Esq., Joel L. Terwilliger, Esq., and Thomas R. Stephens, Esq., or any of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at _____________, _______, 2009 at ___________, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Trust's Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. A majority of the proxies present and acting at the Annual Meeting in person or by substitute (or, if only one shall be so present, than that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

IMPORTANT:

Please indicate your vote by an "X" in the appropriate boxes below. This proxy, if properly executed, will be voted in the manner directed by the undersigned stockholder.

Please refer to the Proxy Statement for more details.

The Trust recommends stockholders vote FOR all the Proposals below.

1.   A proposal to terminate the  Investment  Management  Agreement  between the
     Fund and Deutsche Asset Management, Inc.                                        FOR            AGAINST          ABSTAIN

                                                                                     /---/          /---/            /---/

2.   A proposal to terminate the Investment  Advisory Agreement between Deutsche
     Asset Management, Inc. and RREEF America, L.L.C.
                                                                                     FOR            AGAINST          ABSTAIN

                                                                                     /---/          /---/            /---/
3.   Election of Trust Nominees as board members for Class III directorships of
     the Fund, namely Susan L. Ciciora,  Richard I. Barr,                            FOR ALL TRUST  WITHHOLD         ABSTAIN
     and Joel W. Looney  (each a "Trust  Nominee"  and  collectively,  the           NOMINEES       AUTHORITY TO
     "Trust Nominees").                                                                           VOTE FOR ALL
                                                                                     /___/          TRUST NOMINEES   /___/

To withhold authority to vote for any individual Trust Nominee(s), write the
name(s) of the Trust Nominee(s) on the line below:                                                  /___/

----------------------------------------------------------

4.   A proposal  recommending that the Board change the name of the Fund so that it does not include "DWS" or reference to the DWS family of funds.
                                                                                     FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
5.   A proposal recommending that the Board amend the Fund's Charter
     vesting  in the  stockholders  the power to amend or adopt the Bylaws           FOR            AGAINST          ABSTAIN
     by the  affirmative  vote of a majority  of all votes  entitled to be
     cast on the matter.                                                             /___/          /___/            /___/

6.   A proposal recommending that the Board amend the Fund's Charter to
     set the number of members of the Board to five.                                 FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
7.   A proposal recommending that the Board amend the Fund's Charter to
     de-classify  the  Board  and  provide  for  the  annual  election  of           FOR            AGAINST          ABSTAIN
     directors.
                                                                                     /___/          /___/            /___/
8.   A proposal recommending that the Board amend the Fund's Charter to
     provide that the Secretary of the Fund shall call a special meeting             FOR            AGAINST          ABSTAIN
     of stockholders on the written request of stockholders
     entitled to cast at least 25% of all votes entitled to be cast at the
     meeting.                                                                        /___/          /___/            /___/

9.   A proposal recommending that the Board amend the Bylaws to reduce
     the number of directors and declassify the Board.                               FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
10.  A proposal recommending that the Board amend the Bylaws such that
     authority to amend the Bylaws is not vested solely in the Board.                FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
11.  A proposal recommending that the Board resolve to negate its
     opt-in election to be subject to Maryland Control Share Acquisition             FOR            AGAINST          ABSTAIN
     Act so that the Fund will no longer be subject to said
     Act.
                                                                                     /___/          /___/            /___/
12.  A proposal recommending that the Board resolve to terminate the
     rights agreements dated April 9, 2009, whereby future purchases of              FOR            AGAINST          ABSTAIN
     the Fund's shares by the Trust will trigger a dilutive
     rights dividend specifically targeted to dilute only the Trust.                 /___/          /___/            /___/

13.  A proposal recommending that the Board resolve to negate the
     applicability of the Maryland Unsolicited Takeover Act ("MUTA").                FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/

The Trust recommends that the stockholders vote FOR the election of all Trust Nominees and for all Proposals.

IMPORTANT:
Please sign exactly as name appears hereon or on the proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.



  DATE:    _____________________              ________________________________
                                                          Signature(s)

                                              --------------------------------
                                                    Title (if applicable)


         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                                   PROXY CARD

       THIS PROXY IS SOLICITED IN SUPPORT OF THE SUSAN L. CICIORA TRUST'S
                PROPOSALS FOR DWS RREEF REAL ESTATE FUND II, INC.

Proxy for the __________, 2009 Annual Meeting of Stockholders of DWS RREEF Real Estate Fund II, Inc.

The undersigned holder of shares of voting securities of DWS RREEF Real Estate Fund II, Inc., a Maryland corporation (the "Fund"), hereby appoints Stephen C. Miller, Esq., Joel L. Terwilliger, Esq., and Thomas R. Stephens, Esq., or any of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at ______________, _______, 2009 at TIME, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Trust's Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. A majority of the proxies present and acting at the Annual Meeting in person or by substitute (or, if only one shall be so present, than that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

IMPORTANT:

Please indicate your vote by an "X" in the appropriate boxes below. This proxy, if properly executed, will be voted in the manner directed by the undersigned stockholder.

Please refer to the Proxy Statement for more details.

The Trust recommends stockholders vote FOR all the Proposals below.

1.   A proposal to terminate the Investment  Management Agreement between
     the Fund and Deutsche Asset Management, Inc.                                    FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/

2.   A proposal to terminate the Investment Advisory Agreement between
     Deutsche Asset Management, Inc. and RREEF America, L.L.C..                      FOR            AGAINST          ABSTAIN

                                                                                     /___/          /___/            /___/
3.   Election of Trust Nominees as board members for Class III
     directorships of the Fund, namely Susan L. Ciciora,  Richard I. Barr,           FOR ALL TRUST  WITHHOLD         ABSTAIN
     and Joel W. Looney  (each a "Trust  Nominee"  and  collectively,  the           NOMINEES       AUTHORITY TO
     "Trust Nominees").                                                              /___/          VOTE FOR ALL     /___/
                                                                                                    TRUST NOMINEES

To withhold  authority to vote for any individual  Trust  Nominee(s),  write the
name(s) of the Trust Nominee(s) on the line below:                                                  /___/

-----------------------------------------------------------
4.   A proposal recommending that the Board change the name of the Fund
     so that it does not include  "DWS" or  reference  to the DWS family of           FOR            AGAINST          ABSTAIN
     funds.
                                                                                      /___/          /___/            /___/
5.   A proposal recommending that the Board amend the Fund's Charter
     vesting in the stockholders the power to amend or adopt the Bylaws by            FOR            AGAINST          ABSTAIN
     the affirmative vote of a majority of all votes entitled
     to be cast on the matter.                                                        /___/          /___/            /___/

6.   A proposal recommending that the Board amend the Fund's Charter to
     set the number of members of the Board to five.                                  FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/
7.   A proposal recommending that the Board amend the Fund's Charter to
     de-classify   the  Board  and  provide  for  the  annual  election  of           FOR            AGAINST          ABSTAIN
     directors.
                                                                                      /___/          /___/            /___/
8.   A proposal recommending that the Board amend the Fund's Charter to
     provide that the Secretary of the Fund shall call a special meeting              FOR            AGAINST          ABSTAIN
     of stockholders on the written request of stockholders
     entitled to cast at least 25% of all votes entitled to be cast at the
     meeting.                                                                         /___/          /___/            /___/

9.   A proposal recommending that the Board amend Article 3.2 of the
     Bylaws to reduce the number of directors and declassify the Board.               FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/
10.  A proposal recommending that the Board amend the Bylaws such that
     authority to amend the Bylaws is not vested solely in the Board                  FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/
11.  A proposal recommending that the Board resolve to negate its opt-in
     election to be subject to the Maryland Control Share Acquisition Act             FOR            AGAINST          ABSTAIN
     so that the Fund will no longer be subject to said Act.
                                                                                      /___/          /___/            /___/
12.  A proposal recommending that Board resolve to terminate the rights
     agreements  dated  April 9,  2009,  whereby  future  purchases  of the           FOR            AGAINST          ABSTAIN
     Fund's  shares by the Trust will  trigger a dilutive  rights  dividend
     specifically targeted to dilute only the Trust                                   /___/          /___/            /___/

13.  A proposal recommending that the Board resolve to negate the
     applicability of the Maryland Unsolicited Takeovers Act ("MUTA").                FOR            AGAINST          ABSTAIN

                                                                                      /___/          /___/            /___/

The Trust recommends that the stockholders vote FOR the election of all Trust Nominees and for all Proposals.

IMPORTANT:
Please sign exactly as name appears hereon or on the proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.



 DATE:    _____________________              ________________________________
                                                         Signature(s)

                                             --------------------------------
                                                   Title (if applicable)


         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE



* BIA and SIA assumed management of DNY in October, 2007.

WELCOME PAGE LINKS:

[LINK: SET OF PROPOSALS]
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

Susan L. Ciciora Trust Proposal Letters to the Funds

        Trust's Proposal Letter to SRQ dated February 5, 2009 [LINK] Trust's Proposal Letter to SRO dated February 25, 2009 [LINK]



Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

Susan L. Ciciora Trust Proposal Letters to the Funds PAGE LINKS:

[LINK: Trust's Proposal Letter to SRQ dated February 5, 2009]

                            SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                             Boulder, Colorado 80302



                                February 5, 2009


By Federal Express and U.S. Certified Mail

Corporate Secretary, DWS RREEF Real Estate Fund, Inc. (the "Fund")
345 Park Avenue
New York, NY 10154-0004

John Millette
c/o Deutsche Asset Management, Inc.
Two International Place
Boston, Massachusetts 02110


To the Corporate Secretary of the Fund:

Pursuant to the provisions of the Fund's by-laws and organizational documents and other public documents filed by the Fund with the Securities and Exchange Commission (the "SEC"), I hereby notify you on behalf of the Susan L. Ciciora Trust (the "Trust") that, at the Fund's upcoming 2009 annual meeting of stockholders (the "2009 Stockholders' Meeting"), the Trust intends to nominate candidates for election as directors of the Fund and introduce certain proposals (collectively, the "Proposals"). The Proposals conform with the notice requirements of the Fund's most recent proxy filed with the SEC on May 28, 2008, and the Fund's bylaws as filed with the SEC on October 28, 2002 (the "2002 Bylaws"). It appears, based on recent proxies, that the Fund may have amended its bylaws since the 2002 Bylaws. If the bylaws have changed since the 2002 Bylaws, please provide us with a true and correct copy of the current bylaws. Please note that the personal and other information contained herein and in the attached exhibits is to be treated as strictly confidential.

         The Proposals are as follows:

     1. A proposal to terminate the Investment Management Agreement between the Fund and Deutsche Asset Management, Inc. (the "Investment Manager") (the "Management Agreement").

     2. A proposal to terminate the Investment Advisory Agreement between the Investment Manager and RREEF America, L.L.C. (the "Investment Adviser") (the "Advisory Agreement").

DWS RREEF Real Estate Fund, Inc.
February 5, 2009
Page 2

The Investment Manager and Investment Adviser are referred to herein as the "Managers". Justification for Proposals 1 and 2 above is simple: The Fund's performance over the past year under the Managers has been more than appalling. It has been one of the worst of any closed-end or open-end funds in the entire mutual fund universe. In the latest ratings by Morningstar(TM) (December 31, 2008), SRQ received 1 of 5 stars for its overall, 3-and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. There is no excuse for the extraordinarily poor performance of SRQ. For the one-year period ending 12/31/08, SRQ had a total return on net asset value ("NAV") of -81.9%. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37%. Surprisingly, the market price for SRQ has dropped even more than NAV because the discount for the fund increased -a decline of 86.4% for the year ending 12/31/08. This loss far exceeds any other market indices for similarly situated funds. In fact, the Fund lost more than twice the percent lost by the S&P Index. As noted in an article published January 4, 2009, on seekingalpha.com, SRQ was one of the "five worst performing closed-end funds in 2008". SRO, another fund under the Managers, was also one of these infamous five worst performers and also received the same dismal Morningstar(TM) ratings as its sister-fund, SRQ. Having one investment manager for two of the five worst performing funds in 2008 clearly indicates that it is time for new investment management for the Fund.

Notwithstanding the above Proposals 1 and 2, the Trust encourages the Board to terminate the Management Agreement and Advisory Agreement sooner rather than later. The Board members have a fiduciary duty to the stockholders to make a change, as the Managers clearly have shown that they should no longer manage the Fund. It is the duty of the Board to save what little is left in the Fund and embrace the changes proposed by the Trust. However, if the Board elects not to pursue this course of action, the Trust intends to pursue the above Proposals in a proxy contest.

     3. Nominate for election by the stockholders the following nominees as Class III directors for the Fund: Susan l. Ciciora, Richard I. Barr, and Joel W. looney (collectively, the "Nominees). Copies of the Nominees' resumes are attached to this letter and contain all information required under Section 3.3 of the 2002 Bylaws.

     4. A proposal recommending that the Board of Directors of the Fund (the "Board") adopt a resolution repealing the applicability of the Maryland Unsolicited Takeovers Act, Maryland General Corporation law ("MGCL") ss.ss.3-801 through 805 ("MUTA") such that the Fund will no longer be subject to MUTA. MUTA has the effect of entrenching management and diminishing stockholder influence. Repeal of MUTA should result in maximizing Board and management accountability to stockholders.

DWS RREEF Real Estate Fund, Inc.
February 5, 2009
Page 3

     5. A proposal recommending that the Board amend Article 7.1 of the Fund's bylaws (the "Bylaws") to delete the first sentence of Article 7.1, so that authority to amend the Bylaws is not vested solely in the Board. See discussion under Proposal 7 below.

     6. A proposal recommending that the Board amend Article 3.2 of the Bylaws to reduce the number of directors and declassify the Board consistent with the discussion under Proposals 8 and 9 below.

     7. A proposal recommending that the Board amend the Fund's charter (the "Charter") vesting in the stockholders the power to amend or adopt the Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter. The Trust believes that all stockholders benefit if they have better access to and more influence in the Fund's governance. The Fund's Bylaws contain important policies affecting the day-to-day management of the Fund, which the Trust believes stockholders should have a voice in establishing. Presently the Bylaws contain a provision which vests the authority to adopt, alter or repeal Bylaws solely with the Board. The Trust believes that the authority to adopt, alter or repeal Bylaws should be a shared authority between the Board and stockholders. This permits the Board to be responsive to house-keeping and substantive matters regarding Fund operations, while at the same time giving the owners of the Fund the power to effect changes should they choose to do so. The Trust also believes that when stockholders "speak" by adopting a Bylaw, their action should not be subject to being overturned or altered by unilateral action of a Board whose job it is to serve stockholders. The Trust believes that this Proposal will accommodate the practicalities of managing the Fund while at the same time protecting an important right of stockholders. This Proposal would codify in the Charter the shared authority to make, alter or repeal Bylaws, while at the same time making it clear that Bylaws that are adopted by stockholders cannot be altered, repealed or otherwise circumvented without the affirmative approval of stockholders. If approved by stockholders, the Charter will be amended to add the following provision:

     The Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes entitled to be cast on the matter; or (b) the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

DWS RREEF Real Estate Fund, Inc.
February 5, 2009
Page 4

     8. A proposal recommending that the Board amend the Charter to set the number of members of the Board to five. Company charters often contain provisions that set a high upper-limit on the number of board seats, permitting the company's board to increase or decrease the number of board seats in their discretion, subject to this upper limit. Currently the Charter sets a lower limit as required by MGCL and the upper limit at twelve, permitting the Board to increase or decrease its size subject to the upper limit of twelve. Boards may use such provisions to quickly increase or decrease their size in an effort to dilute the voting impact of directors - such as those elected in proxy contests
- with views contrary to those of management. The Trust views the ability to manipulate the number of members on the Board as unnecessary and ultimately ineffective in thwarting stockholder desires. In addition, it potentially increases Fund expenses and insulates the Board from stockholders. Common sense suggests that if the Fund has more Board seats, the Fund (and thus stockholders) will spend more on Board compensation. The Trust believes that, because of the relatively narrow business focus of an investment company such as the Fund, five Directors can adequately and efficiently fulfill their obligation to oversee the operations of the Fund and its management and act as "watchdogs" for stockholders. The Trust believes that the best approach is to seek a few highly qualified individuals to fill directorships and pay them fairly. This way, stockholders get more "bang for the buck" in their Board and don't pay unnecessary Board expenses. If approved by stockholders, the Charter will be amended to delete the entirety of Article VI(l) and replaced with the following provision:

     The number of directors shall be five.

     9. A proposal recommending that the Board amend the Charter to de-classify the Board and provide for the annual election of directors. The election of directors is the primary means for stockholders to exercise influence over the Fund and its policies. The Trust believes that classified boards have the effect of reducing the accountability of directors to a company's stockholders. A classified board prevents stockholders from electing all directors on an annual basis and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. While classified boards are viewed by some as increasing the long-term stability and continuity of a board, the Trust believes that, in the case of the Fund, longterm stability and continuity should result from the annual election of Directors, which provides stockholders with the opportunity to evaluate Director performance, both individually and collectively, on an annual basis. If approved by stockholders, the Charter will be amended to deleted the entirety of Article VI(2) and replaced with the following provision:

     The directors shall be elected at each annual meeting of the stockholders commencing in 2009, except as necessary to fill any vacancies, and each director

DWS RREEF Real Estate Fund, Inc.
February 5, 2009
Page 5

     elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.

     10. An proposal recommending that the Board amend the Charter to provide that the Secretary of the Fund shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting. Presently, under the Fund's Bylaws, stockholders cannot call a special meeting unless a written request is submitted by the holders of a majority of outstanding shares entitled to vote at the meeting. This ownership threshold restricts a stockholder's right to call a meeting. This Proposal would amend the Charter to reduce the percentage ownership level from a "majority" to 25% of outstanding shares, thus making the potential for a stockholder or group of stockholders to call a special meeting more realistic and useful. If approved by stockholders, the Charter will be amended with the following provision:

     The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting.

     11. A proposal recommending that the Board change the name of the Fund so that it does not include "DWS" or reference to the DWS family of funds, or investments in real estate or similar securities.

The Trust represents to the Fund that as of the date of this notice it is a stockholder of record of 1,063,395 shares of the Fund's common stock (the "Shares") which represents 6.77% of the Fund's total outstanding and issued shares. The Trust further represents to the Fund that it intends to be present at the Meeting to nominate the Nominees to serve as directors of the Fund, to submit the Proposals as contained herein, and to vote its Shares accordingly with the nominations and proposals as presented by the Trust. The Trust hereby represents to the Fund that it intends to continue to own, through the date of the Meeting, these Shares.

If the Fund determines that more than three Class III directors will be elected at the 2009 Stockholders' Meeting, or the Board expands the number of available seats on the Board, the Trust intends to nominate candidates for the additional Board seats and will provide the Fund with the required information for any additional nominees.

I am also writing in connection with the Schedule 13D that the Trust filed with the SEC today (a copy of which is attached hereto). The directors of the Fund will be asked to take a position with respect to the Proposals. As a representative of the Fund's largest stockholder, I urge the directors to support these proposals as they are in the best interests of all stockholders of the Fund and introduce sound corporate governance principals.

DWS RREEF Real Estate Fund, Inc.
February 5, 2009
Page 6

     Only 4 of the 12 members of the Board own shares of the Fund.(1) The fact that 8 of the 12 of these incumbent directors own no shares suggests little incentive for the current Board to work diligently toward the future success of the Fund and its stockholders. Certainly, this lack of meaningful ownership highlights that the incumbents do not have enough faith in the Fund's management to warrant investing their own money with the Fund. Accordingly, the Trust believes that the stockholders of the Fund deserve new advisers to provide a better chance for a positive return on their investment and a more confident outlook for the Fund's future. In this regard, we recommend that the Board consider Boulder Investment Advisers, LLC and Stewart Investment Advisers, both SEC registered investment advisers who advise the Boulder-based group of closed-end funds.(2)

     If the Board agrees with these Proposals, I invite you to discuss with me at your earliest convenience how we might mutually affect a smooth and cost-efficient implementation of the Proposals. Please contact me at in writing at the address provided above if you have questions. Please fax a copy of any written response to Stephen C. Miller, Esq. at (303) 245-0420.

                                 Sincerely,

                                 The Susan L. Ciciora Trust


                                 /s/ Stewart R. Horejsi/SK
                                 -------------------------------------------

                                 By: Stewart R. Horejsi, its Financial Advisor



Cc: Board of Directors for the Fund


----------------------------------
Footnotes:

     (1) Based on information from the Fund's most recent Proxy Statement dated May 28, 2008.

     (2) Boulder Total Return Fund, Boulder Growth & Income Fund and The Denali Fund.

                                   APPENDIX A

     Information provided in support of the Trust's Director-Nominees

     The stockholder giving notice is the Susan L. Ciciora Trust (the "Trust"), an irrevocable grantor trust organized by Susan L. Ciciora for the benefit of her issue, her brother, John S. Horejsi, and the Horejsi Charitable Foundation. The Trust is domiciled and administered in Alaska by Alaska Trust Company ("ATC"). The Trust's address is c/o Alaska Trust Company, 1029 West Third Avenue, Suite 400, Anchorage, AK 99501-1981. The Trust, as of February 5, 2009, owns 1,063,395 shares of the Common Stock of the Fund. The Trust hereby represents to the Fund that it intends to continue to own these shares through the date of the Meeting.

     The Trust represents to the Fund that it intends to be present at the 2009 annual stockholders' meeting (the "2009 Meeting") to nominate the Director-nominees and introduce the other proposals as outlined herein and to vote its shares accordingly. The Trust's nominees as Class III Directors for the Fund are as follows:

     1.   Richard I. Barr, Age: 71

     2.   Susan L. Ciciora, Age: 44

     3.   Joel W. Looney, Age: 47

(collectively, the "Nominees").

     This notice is submitted in reliance on the Fund's current public filings with the Securities and Exchange Commission, which indicated that three Class III directors (one of whom will represent both common stockholders and holders of preferred shares) will be elected at the Fund's 2009 Meeting. If the Fund determines that more than three Class III directors will be elected at the 2009 Meeting, the Fund is directed to notify the Trust in writing immediately and we will provide the Fund with the required information for any additional Directors to be elected.

     The business address for each of these Director-nominees is 2344 Spruce Street, Suite A, Boulder, Colorado 80302. The residential address for each person and other pertinent information is contained in the resumes appended to this Appendix A. Messrs. Barr and Looney and Ms. Ciciora will make themselves available for interviews or to provide further information as reasonably requested and related to their respective nominations as a director for the Fund.

     The Nominees are not "interested persons" of the Fund as that term is defined under the 1940 Act. None of the Nominees intend to seek reimbursement from the Fund of the expenses of any solicitation of proxies should such person be elected a Director of the Fund.

Additional Information regarding each Nominee's ownership of shares of the Fund:

                                             Common
                          Common             Shares           Total shares
                          Shares directly    beneficially     owned,
Name                      owned              owned            Common
Richard I. Barr               0                   0                0

Susan L. Ciciora+/-           0                   0                0

Joel W. Looney                0                   0                0

+/- The Trust is the direct beneficial owner of 1,063,395 shares or approximately 6.77% of the 15,715,597 Shares outstanding as of January 26, 2009 as reported in the Trust's Schedule 130 filed with the Securities and Exchange Commission on February 5, 2009 (the "Schedule 13D") and according to information contained in the Fund's publicly available reports distributed to stockholders.


                                             Preferred
                          Preferred          Shares           Total shares
                          Shares directly    beneficially     owned,
Name                      owned              owned            Preferred
Richard I. Barr               0                   0                0

Susan L. Ciciora              0                   0                0

Joel W. Looney                0                   0                0


Susan L. Ciciora Trust Proposal Letters to the Funds PAGE LINKS:

[LINK: Trust's Proposal Letter to SRO dated February 25, 2009]

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                             Boulder, Colorado 80302

                                February 25, 2009


By Federal Express and U.S. Certified Mail

Corporate Secretary, DWS RREEF Real Estate Fund II, Inc. (the "Fund") 345 Park Avenue
New York, NY 10154-0004

John Millette
Vice President and Secretary
c/o Deutsche Asset Management, Inc.
Two International Place
Boston, Massachusetts 02110

Via Facsimile (239) 945-6244 and Email
Dawn-Marie Driscoll
Chairperson
4909 SW 9th Place
Cape Coral FL 33914

To the Corporate Secretary ofthe Fund:

Pursuant to the provisions of the Fund's by-laws and organizational documents and other public documents filed by the Fund with the Securities and Exchange Commission (the "SEC"), I hereby notify you on behalf of the Susan L. Ciciora Trust (the "Trust") that, at the Fund's upcoming 2009 annual meeting of stockholders (the "2009 Stockholders' Meeting"), the Trust intends to nominate candidates for election as directors of the Fund and introduce certain proposals (collectively, the "Proposals"). The Proposals conform with the notice requirements of the Fund's most recent proxy filed with the SEC on May 28, 2008, and the Fund's bylaws as filed with the SEC on July 25, 2003 (the "2003 Bylaws"). In order to ensure that the proposals contained herein are based on the most recent set of organizational documents for the Fund, please provide us with a true and correct copy of the current bylaws, including any amendments thereto. Please note that the personal and other information contained herein and in the attached exhibits is to be treated as strictly confidential.

     The Proposals are as follows:

     1. A proposal to terminate the Investment Management Agreement between the Fund and Deutsche Asset Management, Inc. (the "Investment Manager") (the "Management Agreement").

DWS RREEF Real Estate Fund II, Inc.
February 25, 2009
Page 2

     2. A proposal to terminate the Investment Advisory Agreement between the Investment Manager and RREEF America, L.L.C. (the "Investment Adviser") (the "Advisory Agreement").

The Investment Manager and Investment Adviser are referred to herein as the "Managers". Justification for Proposals 1 and 2 above is simple: The Fund's performance over the past year under the Managers has been more than appalling. It has been one of the worst of any c1osedend or open-end funds in the entire mutual fund universe. In the latest ratings by Morningstar(TM) (January 31, 2009), SRO received 1 of 5 stars for its overall, 3-and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. There is no excuse for the extraordinarily poor performance of SRO. For the one-year period ending 12/31/08, SRO had a total return on net asset value ("NAV") of -91.6%. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37% in that same time frame. Surprisingly, the market price for SRO has dropped even more than NAV because the discount for the fund increased -a decline of 93.5% for the year ending 12/31/08. This loss far exceeds any other market indices for similarly situated funds. In fact, the Fund lost more than twice the percent lost by the S&P Index. As noted in an article published December 16, 2008 on seekingalpha.com, SRO was "the worst performing closed end fund". SRQ, another fund under the Managers, was one of the infamous five worst performers as named by seekingalpha.com (in an article published January 4, 2009, SRQ was named one of the "five worst performing closed-end funds in 2008"). SRQ also received the same dismal Morningstar(TM) ratings as its sister-fund, SRO. Having one investment manager for two of the five worst performing funds in 2008 clearly indicates that it is time for new investment management for the Fund.

Notwithstanding the above Proposals 1 and 2, the Trust encourages the Board to terminate the Management Agreement and Advisory Agreement sooner rather than later. The Board members have a fiduciary duty to the stockholders to make a change, as the Managers clearly have shown that they should no longer manage the Fund. It is the duty of the Board to save what little is left in the Fund and embrace the changes proposed by the Trust. However, if the Board elects not to pursue this course of action, the Trust intends to pursue the above Proposals in a proxy contest.

     3. Nominate for election by the stockholders the following nominees as Class III directors for the Fund: Susan L. Ciciora, Richard I. Barr, and Joel W. Looney (collectively, the "Nominees). Copies of the Nominees' resumes are attached to this letter and contain all information required under Article 2, ss. 11 of the 2003 Bylaws.

     4. A proposal recommending that the Board of Directors of the Fund (the "Board") amend Article XIII of the Fund's bylaws (the "Bylaws") such that authority to amend the Bylaws is not vested solely in the Board. See discussion under Proposal 6 below.

DWS RREEF Real Estate Fund II, Inc.
February 25, 2009
Page 3

     5. A proposal recommending that the Board amend Article III, ss. 2 of the Bylaws to reduce the number of directors and declassify the Board consistent with the discussion under Proposals 7 and 8 below.

     6. A proposal recommending that the Board amend the Fund's charter (the "Charter") vesting in the stockholders the power to amend or adopt the Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter. The Trust believes that all stockholders benefit if they have better access to and more influence in the Fund's governance. The Fund's Bylaws contain important policies affecting the day-to-day management of the Fund, which the Trust believes stockholders should have a voice in establishing. Presently the Bylaws contain a provision which vests the authority to adopt, alter or repeal Bylaws solely with the Board. The Trust believes that the authority to adopt, alter or repeal Bylaws should be a shared authority between the Board and stockholders. This permits the Board to be responsive to house-keeping and substantive matters regarding Fund operations, while at the same time giving the owners of the Fund the power to effect changes should they choose to do so. The Trust also believes that when stockholders "speak" by adopting a Bylaw, their action should not be subject to being overturned or altered by unilateral action of a Board whose job it is to serve stockholders. The Trust believes that this Proposal will accommodate the practicalities of managing the Fund while at the same time protecting an important right of stockholders. This Proposal would codify in the Charter the shared authority to make, alter or repeal Bylaws, while at the same time making it clear that Bylaws that are adopted by stockholders cannot be altered, repealed or otherwise circumvented without the affirmative approval of stockholders. If recommended by the Board and approved by stockholders, the Charter will be amended to add the following provision:

     The Bylaws of the Corporation, whether odopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes entitled to be cast on the matter; or (b) the Board of Directors; pravided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

     7. A proposal recommending that the Board amend the Charter to set the number of members of the Board to five. Company charters often contain provisions that set a high uppero o limit on the number of board seats, permitting the company's board to increase or decrease the number of board seats in their discretion, subject to this upper limit. Currently the Charter sets a lower limit as required by MGCL and the upper limit at twelve, permitting the Board to increase or decrease its size subject to the upper limit of twelve. Boards may use such provisions to quickly increase or decrease their size in an effort to dilute the voting impact of directors - such as those elected in proxy contests - with views contrary to those of

DWS RREEF Real Estate Fund II, Inc.
February 25, 2009
Page 4

management. The Trust views the ability to manipulate the number of members on the Board as unnecessary and ultimately ineffective in thwarting stockholder desires. In addition, it potentially increases Fund expenses and insulates the Board from stockholders. Common sense suggests that if the Fund has more Board seats, the Fund (and thus stockholders) will spend more on Board compensation. The Trust believes that, because of the relatively narrow business focus of an investment company such as the Fund, five Directors can adequately and efficiently fulfill their obligation to oversee the operations of the Fund and its management and act as "watchdogs" for stockholders. The Trust believes that the best approach is to seek a few highly qualified individuals to fill directorships and pay them fairly. This way, stockholders get more "bang for the buck" in their Board and don't pay unnecessary Board expenses. If recommended by the Board and approved by stockholders, the Charter will be amended to delete the entirety of Article VI(l) and replaced with the following provision:

     The number of directors shall be five.

     8. A proposal recommending that the Board amend the Charter to declassify the Board and provide for the annual election of directors. The election of directors is the primary means for stockholders to exercise influence over the Fund and its policies. The Trust believes that classified boards have the effect of reducing the accountability of directors to a company's stockholders. A classified board prevents stockholders from electing all directors on an annual basis and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. While classified boards are viewed by some as increasing the long-term stability and continuity of a board, the Trust believes that, in the case of the Fund, long-term stability and continuity should result from the annual election of Directors, which provides stockholders with the opportunity to evaluate Director performance, both individually and collectively, on an annual basis. If recommended by the Board and approved by stockholders, the Charter will be amended to deleted the entirety of Article VI(3) and replaced with the following provision:

     The directors shall be elected at each annual meeting af the stockholders commencing in 2009, except as necessary to fill any vacancies, and each director elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.

     9. A proposal recommending that the Board amend the Charter to provide that the Secretary of the Fund shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting. Presently, under the Fund's Bylaws, stockholders cannot call a special meeting unless a written request is submitted by the holders of a majority of outstanding shares entitled to vote at the meeting. This ownership threshold restricts a stockholder's right to call a meeting. This Proposal would amend the Charter to reduce the percentage ownership level from a "majority" to 25% of outstanding shares, thus making the potential for a stockholder or group

DWS RREEF Real Estate Fund II, Inc.
February 25, 2009
Page 5

of stockholders to call a special meeting more realistic and useful. If recommended by the Board and approved by stockholders, the Charter will be amended with the following provision:

     The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting.

     10. A proposal recommending that the Board amend the Charter to provide that the Fund no longer be subject to Maryland General Corporation Law ("MGCL") ss.ss. 3-801 through 805 - the Maryland Unsolicited Takeovers Act ("MUTA") such that the Fund will no longer be subject to MUTA. MUTA has the effect of entrenching management and diminishing stockholder influence. Amending the Charter such that the Fund is no longer subject to MUTA should result in maximizing Board and management accountability to stockholders. This Proposal would amend the Charter to "opt out" of the provisions of MUTA by deleting
Article VI(2). If recommended by the Board and approved by stockholders, Article VI(2) of the Charter will be deleted in its entirety.

     11. A proposal recommending that the Board change the name of the Fund so that it does not include "DWS" or reference to the DWS family of funds, or investments in real estate or similar securities.

The Trust represents to the Fund that as of the date of this notice it is a stockholder of record of 1,885,635 shares of the Fund's common stock (the "Shares") which represents approximately 5% of the Fund's total outstanding and issued shares. The Trust further represents to the Fund that it intends to be present at the Meeting to nominate the Nominees to serve as directors of the Fund, to submit the Proposals as contained herein, and to vote its Shares accordingly with the nominations and proposals as presented by the Trust. The Trust hereby represents to the Fund that it intends to continue to own, through the date of the Meeting, these Shares.

If the Fund determines that more than three Class III directors will be elected at the 2009 Stockholders' Meeting, or the Board expands the number of available seats on the Board, the Trust intends to nominate candidates for the additional Board seats and will provide the Fund with the required information for any additional nominees.

As a representative of the Fund's largest stockholder, I urge the directors to support these proposals as they are in the best interests of all stockholders of the Fund and introduce sound corporate governance principals.

     Only 4 of the 12 members of the Board own shares of the Fund; their total ownership comprises a paltry 3,950 shares among the four members.(1) The fact that 8 of the 12 of these incumbent directors own no shares, and that the remaining directors have so little invested suggests little incentive for the current Board to work diligently toward the future success of

DWS RREEF Real Estate Fund II, Inc.
February 25, 2009
Page 6

the Fund and its stockholders. Certainly, this lack of meaningful ownership highlights that the incumbents do not have enough faith in the Fund's management to warrant investing their own money with the Fund. Accordingly, the Trust believes that the stockholders of the Fund deserve new advisers to provide a better chance for a positive return on their investment and a more confident outlook for the Fund's future. In this regard, we recommend that the Board consider Boulder Investment Advisers, LLC and Stewart Investment Advisers, both SEC registered investment advisers who advise the Boulder-based group of closed-end funds.(2)

     If the Board agrees with these Proposals, I invite you to discuss with me at your earliest convenience how we might mutually affect a smooth and cost-efficient implementation of the Proposals. Please contact me at in writing at the address provided above if you have questions. Please fax a copy of any written response to my legal counsel, Stephen C. Miller, Esq. or Joel L. Terwilliger, Esq. at (303) 245-0420.

                                     Sincerely,

                                     The Susan L. Ciciora Trust

                                     /s/
                                     -------------------------------------------

                                     By: Stephen C. Miller, its attorney in fact



Cc: Board of Directors for the Fund



------------------------------------
Footnotes:

     (1) Based on information from the Fund's most recent Proxy Statement dated May 28, 2008.

     (2) Boulder Total Return Fund, Boulder Growth & Income Fund and The Denali Fund.

PRESS RELEASES PAGE LINKS:

[LINK: Preemptive Proxy Statement Filed by Susan L. Ciciora Trust Proposes to Terminate Deutsche Asset Management, Inc. and RREEF America, LLC and Board of SRQ and SRO.

Preemptive Proxy Statement Filed by Susan L. Ciciora Trust Proposes to Terminate Deutsche Asset Management, Inc. and RREEF America, LLC and Board of SRQ and SRO


Boulder,  Colo. - (PR Newswire) - Source: Susan L. Ciciora Trust - June 12, 2009
- The Susan L. Ciciora Trust announced today that it has filed a preliminary joint proxy statement with the Securities and Exchange Commission (SEC) regarding two closed-end investment companies, DWS RREEF Real Estate Inc. (AMEX:
SRQ) and DWS RREEF Real Estate Fund II, Inc. (AMEX: SRO), both managed by Deutsche Asset Management, Inc. and RREEF America, LLC. The preliminary proxy statement has been filed in anticipation of the Funds holding their annual meetings and offers proposals to terminate the advisory contracts between the Funds and Deutsche Asset Management, Inc. and RREEF America, LLC, replace members of the board of directors with nominees of the Trust, and institute various corporate governance measures. As of the date of this press release, the Funds have not filed their proxy statements for the annual meeting.

The Trust  also  announced  that it has  launched a new  website  www.srqsro.com
dedicated   solely  to  providing  the  Funds'   stockholders   with  up-to-date
information regarding the Funds and the anticipated proxy contest.

When asked for comment, Stewart R. Horejsi, a spokesperson for the Trust, said "the website will provide stockholders who are frustrated with the Boards' lack of responsiveness with up-to-date information about the status of the Trust's efforts to replace the Boards and existing management". Mr. Horejsi emphasized that "stockholders spoke loudly in rejecting the Boards' recent proposals to liquidate the Funds and waste all of the tax loss carry-forwards we have so painfully earned. Angry and frustrated stockholders soundly defeated the liquidation proposals with almost 67% of the votes cast voting against liquidation in SRQ, essentially telling the Boards they have no confidence in either the Boards' leadership or Deutsche Asset Management, Inc.'s or RREEF America, LLC's abilities to do anything constructive with the Funds. We have asked that the Boards set a record date for an annual meeting so that we can get down to the business of salvaging the Funds, but so far the Boards seem to be satisfied with delaying the inevitable and leaving Deutsche Asset Management, Inc. and RREEF America, LLC at the helm of two quickly-sinking ships. Despite the appalling performance of these Funds in 2008, as of the end of May, they are still at the very bottom of the barrel for the current year, SRO with a -22.68% year-to-date return on NAV, and SRQ with a -6.14% return on NAV, ranking 639th and 618th, respectively, out of the universe of 640 closed-end funds covered by ETF Connect. It's clear they have not learned from their prior investment and concentration mistakes." Mr. Horejsi also indicated that, as of the date of this press release, the Funds have not been responsive to any of the Trust's proposals, nor have they announced an annual meeting or set a record date or indicated any intention to do so.

Mr. Horejsi pointed out "other disconcerting news" from June 5, 2009, when the Funds announced that they will not declare any distributions to common stockholders in June 2009 because "market conditions have resulted in the Funds not having sufficient income to pay a distribution."

The Trust is the largest stockholder of SRQ, owning 16.5% of the outstanding shares, and one of the largest stockholders of SRO, owning 5.1% of the outstanding shares. The Trust has been an active and vocal investor in the Funds and, on February 5, 2009 and February 25, 2009, sent letters to SRQ and SRO, respectively, and their boards of directors proposing, among other things, termination of the investment advisers (Deutsche Asset Management, Inc. and RREEF America, LLC), a new slate of directors, and better corporate governance standards and other ideas to enhance stockholder value. Copies of the letters are available on the Trust's website at www.srqsro.com or, since they have been filed with the SEC, can be viewed on its website at www.sec.gov.


Contact:
The Susan L. Ciciora Trust
Joel L. Terwilliger
303/449-0426

PRESS RELEASES PAGE LINKS:

[LINK: RiskMetrics Group Recommends Vote Against DWS RREEF Real Estate Fund, Inc. Liquidation Proposal]


           RISKMETRICS GROUP RECOMMENDS VOTE "AGAINST" DWS RREEF REAL
                     ESTATE FUND, INC. LIQUIDATION PROPOSAL

Boulder, Colo. - (PR Newswire) - May 11, 2009 - RiskMetrics Group, the world's largest independent proxy advisory firm, recommends that holders of DWS RREEF Real Estate Fund, Inc. (NYSE: SRQ) vote "AGAINST" the liquidation proposal (Item
1) at the upcoming special meeting of stockholders to be held May 20, 2009.

The recommendation to vote "Against" SRQ's liquidation proposal was provided by RiskMetrics Group's Proxy Advisory Services (formerly Institutional Shareholder Services, or ISS), the global industry leader in providing comprehensive proxy research to some of the world's largest and most important financial institutions. RiskMetrics Group covers over 40,000 stockholder meetings every year and issues recommendations for stockholders on voting their proxies for various management proposals.

In their review, RiskMetrics concluded that "In view of Horejsi's superior management of DNY, a similar closed-end real estate fund, RMG believes that the Trust through its affiliation with Horejsi may be able to effectuate change that is critical to improving the performance of the Fund, rather than liquidating the Fund during poor market conditions. What is more, shareholders would have the opportunity to approve the election of the Trust's board members and appointment of Horejsi as investment manager of the Fund at subsequent shareholder meetings. Given that the Fund's NAV has declined substantially in the last one year, which is reflected in its one-star Morningstar ranking, the downside risk of not supporting the liquidation proposal seems limited. Moreover, dissidents stated intention of conducting a proxy contest and appointing Horejsi as the investment manager, who has a proven track record at DNY, provides a viable alternative to the liquidation proposal. As such, RMG does not believe the Fund's liquidation proposal warrants shareholder support. Vote AGAINST Item 1."*

Stewart R. Horejsi, representative for the Susan L. Ciciora Trust which is engaged in a proxy fight with SRQ against their liquidation proposal, stated:
"This recommendation by RiskMetrics Group vindicates our position that SRQ's liquidation proposal is not in the best interests of stockholders. With this recommendation we are encouraged that stockholders will finally be able to assert control over their investment in SRQ."

Mr. Horejsi added: "We believe that this recommendation sends a strong signal to SRQ's board of directors that their management decisions to date have not made sense; the Trust has received much support from fellow stockholders against the liquidation proposal and we believe that the board of directors should initiate a meaningful dialogue with the Trust."

The Trust is the largest stockholder of SRQ, owning 16.5% of the outstanding shares of SRQ. The Trust has been an active and vocal investor in the Fund and, on February 5, 2009, sent a letter to SRQ and its board of directors proposing, among other things, termination of SRQ's investment advisers, a new slate of directors, and better corporate governance standards and other ideas to enhance stockholder value. Copies of the letters were filed with the Securities and Exchange Commission and can be viewed on their website at www.sec.gov. No meaningful response was provided by the SRQ board of directors and, given that the board has very little incentive to manage the Fund due to its members' lack of any ownership, the Trust decided that it should bring the substantial experience and skill of its affiliated registered investment advisers to the table and offer a better alternative to SRQ's stockholders.

*Permission to use quotation neither sought nor obtained.

Contact:
The Susan L. Ciciora Trust
Joel L. Terwilliger
303/442-2156

ARTICLES & LITERATURE PAGE LINKS:

[LINK: June 2009 - Robert Lust]


Robert Lust
11260 Aspen Glen Dr.
Boynton Beach, Fl. 33437

June 12,2009

Susan L. Ciciora Trust
c/o Stephen Miller
2344 Spruce St.
Boulder, Colorado 80302

Dear Sir:

I am an unhappy owner of 1500 shares of SRO.

On April 28, 2009 I wrote to the Board of SRO. I accused them of being crooks -likened them to Bernie Madoff -that is money invested -money almost completely lost.

I accused them of failing to preserve the financial assets which were entrusted to them.

I copied the letter and sent it to the SEC.

In the letter I requested the SEC do the following:

     -    thoroughly investigate their activities.
     -    to have all directors fees returned to the fund.
     -    to make claims against their insurance carriers
     - to have all administrative fees and consulting fees returned to the fund
     -    to ban for life every director -in this or any other fund
     -    to ban DWS for life from ownership of this or any other fund
     - to investigate all underwriters to determine if their fees should be returned to the fund
     -    and finally to indict every director for fraud

On May 12, 2009 the SEC responded saying that my complaint was being taken very seriously and was being referred to the appropriate people within the SEC.

Thank you for setting up the new website. My only suggestion is that you add an email address for someone like myself to contact you.

Yours truly,


/s/ Robert Lust
Robert Lust

ARTICLES & LITERATURE PAGE LINKS:

[LINK: June 2009 - Jamie Q]


Jaime Q., M.D.
Texas

Stewart R. Horejsi
Boulder, CO

Thank you for your letter about DWS RREEF R.S. Fund.

You give me hope and will support your efforts.

Thank you again.

Very truly yours,

Jaime Q., M.D.

ARTICLES & LITERATURE PAGE LINKS:

[LINK: July 2009 - Kathleen W.]


Stewart R. Horejsi
Susan L. Ciciora Trust
2344 Spruce Street, Suite A
Boulder, CO 80302

Dear Mr. Horejsi:

Thank you for your Information Sheet containing the "Urgent Message to DWS RREEF Real Estate Fund Holders" dated April 10, 2009. I was pleased to receive it since it confirmed many of my thoughts about the Proposal to liquidate the fund. Having been beaten this far down, I'd prefer to hold the shares and see what fate awaits us once the current real estate cycle turns.

I have voted "Against" the Funds proposal via the electronic service Proxyvote. I hope that other shareholders will join together to defeat the proposal.

Thank you for your efforts to take the lead on this matter. Hopefully we will succeed.

Very truly yours,

Kathleen W.

PROXY MATERIALS PAGE LINKS:

[LINK: CLICK HERE FOR THE TRUST'S (PRELIMINARY) PROXY MATERIALS SUPPORTING ITS PROPOSALS TO TAKE BACK SRQ AND SRO]
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

TRUST'S PROXY MATERIALS SUPPORTING ITS PROPOSALS TO TAKE BACK SRQ AND SRO (Annual Meeting to be Announced)

     1. The Trust's Joint Proxy Statement (PREC14A) in Support of its Stockholder Proposals for SRQ and SRO [LINK]

          [Note to EDGAR readers: * SEE "IMPORTANT INFORMATION PAGE LINK" ABOVE TO VIEW (PREC14A)]

     2.   Response to Funds' Critique of Trust's Preliminary Proxy [LINK]

     3. COMING SOON - More definitive proxy materials as filed from time to time with the SEC




Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

TRUST'S PROXY MATERIALS SUPPORTING ITS PROPOSALS TO TAKE BACK SRQ AND SRO PAGE LINKS:

[LINK: Response to Funds' Critique of Trust's Preliminary Proxy]


Dear fellow stockholders of SRQ and SRO:

It's time to fire Deutsche Bank's affiliated advisers, Deutsche Asset Management, Inc. and RREEF America, LLC. We believe they continue to waste stockholders' money - our money - by fighting our proposals rather than working efficiently to move our investments in a different direction.

The Susan L. Ciciora Trust, a large stockholder in both SRQ and SRO, received communications from the funds' legal counsel regarding the Trust's recent preliminary proxy statement. We believe the claims they made are without merit and are examples of how current management for SRQ/SRO is wasting time and stockholders' money fighting our proposals. We think it's important for stockholders to know how current management is spending stockholders' money fighting the Trust's proposals. Thus, we are making our correspondence available to you, and you can make your own determination. You deserve to know what current management is doing and how the Trust is responding to, we believe, expensive delaying tactics.

The Trust believes that the Deutsche Bank affiliated advisers, Deutsche Asset Management, Inc. and RREEF America, LLC, should be terminated immediately, and that management should introduce other stockholder "friendly" corporate governance changes. It's time to call the annual meeting of stockholders so that we can stand together and bring about change!

Best regards from a fellow stockholder,

Stewart R. Horejsi
Representative for the Susan L. Ciciora Trust

                             Susan L. Ciciora Trust
                           2344 Spruce Street, Suite A
                             Boulder, Colorado 80302
            c/o Stephen C. Miller, Esq. or Joel L. Terwilliger, Esq.
                                 (303) 442-2156

                                  June 23, 2009

VIA EDGAR AND OVERNIGHT COURIER

U.S. Securities & Exchange Commission
John Grzeskiewicz, Esq.
Division of Investment Management
100 F Street, N.E.
Washington, DC 20549

     RE: Preliminary Proxy Statement of DWS RREEF Real Estate Fund, Inc. and DWS RREEF Real Estate Fund II, Inc. [accession numbers 0001099343-09-000078 and 0001099343-09-000079] - (collectively, the "Funds")(the "Preliminary Proxy")

Dear Mr. Grzeskiewicz:

Thank you for your time the other day regarding the Susan L. Ciciora Trust's (the "Trust") preliminary proxy as filed on June 6, 2009. This letter is in response to the remarks of Ropes & Gray, the Funds' legal counsel, contained in a letter dated June 15, 2009 regarding the Preliminary Proxy (the "Funds' Letter").

By way of introduction, the Trust disagrees with the assertions in the Funds' Letter that the Trust's Preliminary Proxy contains statements which are "materially misleading" or omitted. First and foremost, the general tenor of the Funds' Letter overlooks a key point: the Preliminary Proxy is just that, a preliminary proxy. Accordingly, any assertion by fund counsel that material information required per Schedule 14A was omitted by the Trust is premature. The Trust notes that the accusatory tenor of the letter mischaracterizes omissions as "materially misleading", which omissions are actually self-evident placeholder "blanks" contained in a preliminary proxy with respect to record date, scheduling of the Funds' 2009 annual meeting, and other disclosures that should have already been dealt with by the Funds.

Thus, it bears repeating that the context of the Trust's filing is that of a contesting proxy which presupposes that the Funds will not wholly fail to take action to issue notice of a 2009 annual meeting and distribute their own proxy statement to stockholders containing the required information. When the Funds do so, then the Trust may rely upon and incorporate this information where necessary in a definitive and subsequently disseminated contesting proxy statement. Accordingly, any assertion by fund counsel that material information required per Schedule 14A was omitted by the Trust is premature and in disregard of the fact that the Funds are the expected and proper source of the omitted information.

Set forth below are the Trust's responses to the Funds' Letter. The remarks made by fund counsel are reproduced in bold text, and are followed by the Trust's responses. The responses are provided via a general statement followed by a specific response to each specific remark in the order in which the remarks were set out in numbered paragraphs in the Funds' Letter and are numbered correspondingly. Unless otherwise noted in this letter, the Trust believes the information supplied in its response has addressed the remarks of fund counsel and is solely responsible for that information.

Response to the Remarks of the Funds -Preliminary Proxy filed by the Trust

Paragraph Number 1 of the Funds' Letter asserts:

The Trust's proxy statement omits information required to be included therein. The Trust's proxy statement omits material information required by Schedule 14A and is, therefore, not compliant with Rule 14a-3(a), including the record date, the date of the annual meetings and information related to beneficial ownership (the current table is not as of a recent date and is inaccurate). While the Trust may omit certain information under Rule 14a-5(c) to the extent it is included in the Funds' proxy statements, in the past the Staff has taken the position that it would be inappropriate for a shareholder to rely on Rule 14a-5(c) until the issuer distributes its proxy statement. We believe that it would not be consistent with the rules of the Commission for the Trust to solicit proxies until it is able to include all required information or rely on Rule 14a-5(c) therefor.

The Trust's response:

As explained in the introductory comments above, the Trust confirms that it has omitted certain disclosures required by applicable law(1) in anticipation of relying on Rule 14a-5(c) with respect to information expected to be (and typically) included in proxy statements.

The Trust does not intend to disseminate its definitive proxy prior to the filing and distribution of the Funds' proxy statement for the 2009 annual meeting. Any determination by the Trust to disseminate its proxy statement prior to the distribution of the Funds' proxy statement would be made in the context of the Funds' failure to distribute the required information to shareholders and with express understanding that the Trust would be required to undertake to furnish all required disclosures.

In regard to self-evident omissions to disclose record date, time and place of the annual meeting and similar matters, this again highlights the failure of the Funds thus far to provide any required disclosures in any proxy statement. This common predicament of activist shareholders is typically addressed by leaving blanks in the preliminary proxy that can be filled in when the registrant makes the information available to its security holders.

Certainly, blanks in a preliminary contested proxy are to be expected - that's why it is preliminary - and the Trust presumes that fund counsel understands the distinction between a preliminary and a definitive proxy statement. When the Funds undertake their obligations to set a record date and provide other material information to the stockholders, the Trust will respond accordingly.

Paragraph Number 2 of the Funds' Letter asserts:

The  Trust's  proxy  statement  fails  to  identify  all  "participants"  in the solicitation  as  required  by Item  4(a)(2) of Schedule  14A.  Item  4(a)(2) of
Schedule 14A requires that all "participants" (as defined in Instruction 3 thereto) in the solicitation be named in the proxy statement and information with respect thereto provided. It appears that, at a minimum, Mr. [Stewart] Horejsi is a participant in the solicitation and has not been properly named or described in the Trust's proxy statement. It is possible that the various investment advisors affiliated with Mr. Horejsi may also be participants.

The Trust's response:

The Preliminary Proxy includes all "participants" as defined and as required to be identified as such by the instructions for Schedule 14A. The term "participant" is defined in Instruction 3 to Item 4 of Schedule 14A and includes nominees for directors as deemed participants. All nominees are included in the Preliminary Proxy.

Investment advisors and key personnel are not "participants"  solely as a result
of  status.  As  stated  in  the  instructions,   the  terms  "participant"  and
"participant in a solicitation" do not include:

     (iii) any person employed by a participant in the capacity of attorney, accountant, or advertising, public relations or financial adviser, and whose activities are limited to the duties required to be performed in the course of such employment;
     (iv) any person regularly employed as an officer or employee of the registrant or any of its subsidiaries who is not otherwise a participant

(emphasis added). Further, where a person acts in a financial adviser capacity, i.e., "whose activities are limited to the duties required to be performed in the course of such employment," such person would not be deemed a participant in the proxy solicitation. Mr. Horejsi is a financial advisor to the Trust and as such clearly falls within the precepts of (iii) and/or (iv) above. The Trust is an irrevocable private family trust established by Susan L. Ciciora (the daughter of Mr. Horejsi) for the benefit of her issue and her brother and his issue. Mr. Stewart Horejsi is not a trustee of or beneficiary under the Trust and has no beneficial interest in shares of the Funds.

In conclusion, this assertion is without merit.

Paragraph Number 3 of the Funds' Letter asserts:

The Trust's proxy statement cites the Lipper ranking of The Denali Fund within the performance analysis category for real estate funds, but fails to disclose that subsequent to Mr. Horejsi's taking control of that fund it has been removed from the real estate category. The Trust repeatedly reports that The Denali Fund "Ranks #1 in the Lipper Closed End Equity Fund Performance Analysis for Real Estate Funds" for the one and five-year period ended December 31, 2008. However, the Trust fails to disclose that effective June 8, 2009, Lipper has subsequently removed The Denali Fund from the real estate category and reclassified it into the "Core Funds" category in view of changes to the portfolio holdings of The Denali Fund made by Mr. Horejsi subsequent to his taking control of that fund.

The Trust's response:

The following are indisputable facts: The Denali Fund ("DNY") indeed won the Lipper Performance Achievement Certificates as stated in the Preliminary Proxy for the one and five year periods ending December 31, 2008, and the Trust correctly stated the category for which it won the Lipper awards. Lipper bases its awards on past performance for specified periods of time, i.e., for the one and five year periods ending December 31, 2008, and uses classifications deemed appropriate by Lipper. Awards for past performance are not qualified by prospective classification change down the road.

DNY was only very recently reclassified by Lipper into their "Core Funds" category due to recent changes to DNY's portfolio holdings. However, Lipper's recent reclassification comes after the time period for which DNY won the awards and has no bearing on the Lipper awards themselves, since the reclassification occurred subsequent to DNY's receipt of the awards.

Further, the suggestion by fund counsel that DNY was "removed" from the real estate category to the core funds category is misleading. Never having won a Lipper award, the Funds are likely not familiar with this distinction and how the award is designated based on performance over a specified period of time, i.e., for the one and five year periods ending December 31, 2008. Accordingly, the Trust suggests that fund counsel contact Lipper to learn more about how Lipper classifies closed-end funds and designates award winners such as DNY.

In conclusion, this assertion is without merit.

Paragraph Number 4 of the Funds' Letter asserts:

The Trust's proxy statement misrepresents the results of the special meetings to vote upon a liquidation proposal for each Fund. The Trust's proxy statement repeatedly states that the Funds' liquidation proposals were "soundly defeated" at the Funds' recent special meetings. He also states that the liquidation proposals were defeated by an "overwhelming majority" of the shareholders. Both of these statements are misleading. As publicly announced by SRO, the liquidation proposal received over twice as many votes "for" as it did "against" votes. SRO did not receive the required vote of a majority of the outstanding shares in order to carry the proposal. In SRQ, of the unaffiliated shares voted (excluding shares voted by Mr. Horejsi), the liquidation proposal received approximately 54% of the votes cast "against" and 46% "for," hardly an "overwhelming" majority.

The Trust's response:

Fund counsel did not show the actual voting numbers, presumably since they do not support their assertions in #4. Here are the numbers for SRQ:

   FOR management's proposal            AGAINST management's proposal          Abstain
   ------------------------------------ -------------------------------------- -------
   2,898,268                            5,995,333                              123,457


For SRQ, the board of director's proposal to liquidate was defeated by a more than a 2 - 1 vote tally. This is clearly a "soundly defeated" proposal for which an "overwhelming majority" of stockholders who voted voted "against". By parsing numbers (i.e., excluding shares voted by the Trust), fund counsel suggests that the Trust's shares should not count (which is consistent with the Funds' treatment of the Trust notwithstanding its status as a significant stockholder in the Funds) in the overall vote tally. Thus, for SRQ, this assertion by the Funds is without merit. It should also be noted that fund counsel uses the nomenclature "he" when referring to the proponent of the Preliminary Proxy. Ostensibly this is a reference to Mr. Horejsi and the Trust clarifies again that it is the Trust, not Mr. Horejsi, setting forth the proposals in the Proxy Statement.

Regarding SRO, if the intention of fund counsel is to convey that the actual voting tally for SRO was unable to garner sufficient stockholder approval to pass the liquidation proposal, the Trust will accommodate this disclosure objective. As such, we believe the language is not "materially misleading".

Paragraph Number 5 of the Funds' Letter asserts:

The Trust's proxy statement contains numerous statements that impugn the character, integrity and personal reputation of the Funds' directors, as well as making charges of illegal or immoral conduct in violation of Rule 14a-9(b). Rule 14a-9(b) prohibits misleading statements that impugn the character, integrity and personal reputation of the Funds' directors, as well as making charges of illegal or immoral conduct of other parties without factual foundation. The Trust's proxy statement contains many such statements. For example, the proxy statement contains the following statement: "if the Boards have the unethical capacity to rob the Trust, stockholders should figure they have the unethical capacity to rob the rest of the stockholders." It also states: "The Trust believes that the current Boards are 'hiding' behind their staggered structure to avoid meaningful contact with the Funds' stockholders to their long-term detriment." There is no factual support for these statements.

The Trust's response:

Fund counsel is using incomplete and out of context quotes to make an incorrect substantive point. The use of partial quotes does not correctly convey the context of these statements. The Board of a well-run investment company with sound corporate governance would never be referred to as "having the capacity to rob" a major stakeholder. It is our view that the investment advisors selected and retained by the Funds' Boards are complacent about operational under-performance, and the Trust holds the Boards accountable for these failings. As detailed in the Preliminary Proxy, on virtually every major metric of financial performance, the Funds have performed dismally.

The Trust's statements are noted as its view and opinion. For example, the incompletely quoted phrase "if the Boards have the unethical capacity to rob the Trust, stockholders should figure they have the unethical capacity to rob the rest of the stockholders" is clearly qualified at the beginning of the statement in which it appears and which reads, "But from the Trust's point of view, it's robbery..." and placed in context at the end of the statement which reads, "Is that the kind of board you want representing your interests?" This clearly is an expression of opinion by the Trust regarding the Funds' poison pill and Maryland Control Shares Acquisition Act opt-in.

Moreover, Rule 14a-9 addresses negative statements regarding character or conduct that are misleading because factually unsupported. We do not believe any statements lack factual support, but will rephrase the content to ensure no ambiguity that the views are opinion and consider other descriptive terms with narrower ordinary meaning,

In conclusion, this assertion is without merit.

Paragraph Number 6 of the Funds' Letter asserts:

The Trust's proxy statement cites blog entries as articles and fails to identify the author thereof. The Trust's proxy statement cites blog postings on www.seekingalpha.com as articles and does not cite the author thereof in violation of Rule 14a-12(c)(2).

The Trust's response:

Fund counsel failed to cite a single example of a blog entry contained in Preliminary Proxy which does not contain a reference to the original author. Accordingly, this assertion is unfounded.

Paragraph Number 7 of the Funds' Letter asserts:

The Trust repeatedly states that there is "no vote requirement associated" with its precatory proposals. In order for a precatory proposal to be adopted as a recommendation by the stockholders, it must receive an affirmative majority of the votes present and entitled to vote on the matters.

The Trust's response:

Fund counsel did not specify which proposals by the Trust are "precatory"; the Trust presumes that they understand Proposals 1, 2, and 3 are not precatory proposals and do in fact specify the required vote for the binding effect of these proposals (which binding effect is within the authority of the Funds' stockholders).

In regard to the remaining Proposals 4 - 13, the Funds' respective boards of directors may decline to include them in the Funds' own proxy under 14a-8(i)(1) as such a precatory proposal(s) is the not proper subject for any legally binding action by stockholders, as the Trust acknowledges here(2). However, the Trust is not seeking to include Proposals 4 - 13 in the Funds' proxy, but rather in its own proxy. Additionally, the Trust states that "there is no vote requirement associated with" these proposals because they are non-binding and concern matters currently vested exclusively in the board of directors for each Fund.

Thus, whether the final vote tally on any of Proposals 4 - 13 is 40%, 50%, or even 90% of those stockholders present and eligible to vote makes no difference as to the legal effect of the vote on these Proposals 4 - 13. They do not involve matters that require a binding stockholder vote because the right to take the necessary action is vested in the board of directors for each of the Funds. Consequently, the effect of an affirmative vote on these initiatives is a non-binding referendum (as correctly portrayed in the Preliminary Proxy) to express dissatisfaction with the current corporate governance structure and performance of the Funds.

The Trust firmly believes that precatory proposals have played a vital role in fostering effective and constructive communication between stockholders and the funds they own. Courts in many states have specifically affirmed the legality of precatory proposals. See, for example, Auer v. Dressel, 306 N.Y. 427, 432 (N.Y.
1954) (holding that stockholder proposal where stockholders expressed approval of former president's conduct, and demanded that directors place the former president back in office was proper under state law). In fact, in a series of roundtable discussions, the SEC acknowledged that stockholder proposals submitted through Rule 14a-8 have been a source of significant progress in corporate governance, as many of the prevailing "best practices" were first introduced through so-called precatory proposals. See comments, Securities and Exchange Commission, 17 CFR PART 240, [Release No. 34-56160; IC-27913; File No. S7-16-07.

The Trust believes that stockholders of the Funds have the right to communicate with the boards of directors regarding their oversight and governance of the Funds, and submits Proposals 4 - 13 in furtherance of communicating to the board of directors ongoing dissatisfaction with their job performance. The response by fund counsel with respect to these non-binding proposals - attempting to "kick them out" of the Preliminary Proxy - is simply illustrative of the non-responsiveness of the board of directors to legitimate stockholders' concerns.

If fund counsel is suggesting that the board of directors will agree to abide by the stockholders' approval of these precatory proposals (4 - 13) then the Trust may amend the Preliminary Proxy such that these proposals, if approved by an affirmative majority of the votes present and entitled to vote on the matters, are binding in full force and effect on the Funds and their respective boards of directors.

I appreciate your time and consideration in this matter, and am available at your convenience if you have any questions. I remain,

Yours truly

/s/ Joel L. Terwilliger

Joel L. Terwilliger, Esq.
2344 Spruce Street Suite A
Boulder, CO 80302

With copies to:    Vincent Di Stefano, Esq. - Securities and Exchange Commission
                   David A. Fine, Esq.
                   John W. Gerstmayr, Esq.
                   J. Christopher Jackson, Esq.
                   Rita Rubin, Esq.
                   James Wall, Esq.


Footnotes:

(1) E.g., among other things, information concerning the compensation of the Funds' executive officers, an analysis of cumulative total returns on an investment in the Funds' shares during the past five years and the procedures for submitting proposals for inclusion in the Funds' proxy statement at the 2010 annual meeting,

(2) A precatory proposal is an advisory suggestion that directors are not legally bound to enforce. This type of proposal is usually phrased in the form of a request.

ROPES &GRAY LLP
ONE INTERNATIONAL PLACE
BOSTON, MA 02110-2624
WWW.ROPESGRAY.COM


June 15,2009
                                                                   David A. Fine
                                                               617-951-7473 617-
                                                                    235-0030 fax
                                                        David.fine@ropesgray.com

BY EDGAR & FEDERAL EXPRESS

U.S. Securities and Exchange Commission
100 F Street, NE Washington, DC 20549
Attn: Vincent DeStefano

Re: Preliminary Proxy Statement ofDWS RREEF Real Estate Fund, Inc. (Registration No. 81121172) and DWS RREEF Real Estate Fund II, Inc. (Registration No. 811-21340)

Dear Mr. DeStefano:

On behalf ofour clients, DWS RREEF Real Estate Fund, Inc. ("SRQ") and DWS RREEF Real Estate Fund II, Inc. ("SRO") (SRQ and SRO together, the "Funds"), we are writing to bring to the Staffs attention what we believe are material misstatements and omissions contained in the preliminary proxy statement filed on June 8, 2009 (the "proxy statement") by Susan L. Ciciora Trust (the "Trust") with respect to the yet to be determined annual meetings of stockholders ofthe Funds. The Funds believe that absent corrections to certain statements made in these proxy materials, the Trust's proxy statement is materially misleading to the Funds' stockholders in violation of Rule 14a 9. These concerns are set forth below. We wish to note that the Trust repeats many ofthese same statements on its soliciting website, www.srgsro.com.

     1. The Trust's proxy statement omits information required to be included therein. The Trust's proxy statement omits material information required by
     Schedule 14A and is, therefore, not compliant with Rule 14a-3(a), including the record date, the date ofthe annual meetings and information related to beneficial ownership (the current table is not as of a recent date and is inaccurate). While the Trust may omit certain information under Rule 14a-5(c) to the extent it is included in the Funds' proxy statements, in the past the Staffhas taken the position that it would be inappropriate for a shareholder to rely on Rule 14a-5(c) until the issuer distributes its proxy statement. We believe that it would not be consistent with the rules of the Commission for the Trust to solicit proxies until it is able to include all required information or rely on Rule 14a-5(c) therefor.

     2. The Trust's proxy statement fails to identify all "participants" in the solicitation as required by Item 4(a)(2) of Schedule 14A. Item 4(a)(2) of
     Schedule 14A requires that all "participants" (as defined in Instruction 3 thereto) in the solicitation be named in the proxy

ROPES & GRAY LLP

Securities and Exchange Commission -2 -June 15,2009

     statement and information with respect thereto provided. It appears that, at a minimum, Mr. Horejsi is a participant in the solicitation and has not been properly named or described in the Trust's proxy statement. It is possible that the various investment advisors affiliated with Mr. Horejsi may also be participants.

     3. The Trust's proxy statement cites the Lipper ranking of The Denali Fund within the performance analysis category for real estate funds, but fails to disclose that subsequent to Mr. Horejsi's taking control of that fund it has been removed from the real estate category. The Trust repeatedly reports that The Denali Fund "Ranks #1 in the Lipper ClosedEnd Equity Fund Performance Analysis for Real Estate Funds" for the one and five-year period ended December 31, 2008. However, the Trust fails to disclose that effective June 8, 2009, Lipper has subsequently removed The Denali Fund from the real estate category and reclassified it into the "Core Funds" category in view of changes to the portfolio holdings ofThe Denali Fund made by Mr. Horejsi subsequent to his taking control ofthat fund.

     4. The Trust's proxy statement misrepresents the results of the special meetings to vote upon a liquidation proposal for each Fund. The Trust's proxy statement repeatedly states that the Funds' liquidation proposals were "soundly defeated" at the Funds' recent special meetings. He also states that the liquidation proposals were defeated by an "overwhelming majority" of the shareholders. Both ofthese statements are misleading. As publicly announced by SRO, the liquidation proposal received over twice as many votes "for" as it did "against" votes. SRO did not receive the required vote of a majority ofthe outstanding shares in order to carry the proposal. In SRQ, ofthe unaffiliated shares voted (excluding shares vote by Mr. Horejsi), the liquidation proposal received approximately 54% ofthe votes cast "against" and 46% "for," hardly an "overwhelming" majority.

     5. The Trust's proxy statement contains numerous statements that impugn the character, integrity and personal reputation of the Funds' directors, as well as making charges of illegal or immoral conduct in violation of Rule 14a-9(b). Rule 14a-9(b) prohibits misleading statements that impugn the character, integrity and personal reputation ofthe Funds' directors, as well as making charges ofillegal or immoral conduct of other parties without factual foundation. The Trust's proxy statement contains many such statements. For example, the proxy statement contains the following statement: "ifthe Boards have the unethical capacity to rob the Trust, stockholders should figure they have the unethical capacity to rob the rest ofthe stockholders." It also states: "The Trust believes that the current Boards are 'hiding' behind their staggered structure to avoid meaningful contact with the Funds' stockholders to their long-term detriment." There is no factual support for these statements.

     6. The Trust's proxy statement cites blog entries as articles and fails to identify the author thereof. The Trust's proxy statement cites blog postings on www.seekingalpha.com as articles and does not cite the author thereofin violation ofRule 14a-12(c)(2).

ROPES & GRAY LLP

Securities and Exchange Commission -3 -     June 15,2009


     7. The Trust repeatedly states that there is "no vote requirement associated" with its precatory proposals. In order for a precatory proposal to be adopted as a recommendation by the stockholders, it must receive an affirmative majority ofthe votes present and entitled to vote on the matters.

We urge the Staff to consider carefully the issues and concerns raised and require the Trust to (i) make appropriate corrections, and (ii) caution the Trust about soliciting with an incomplete proxy statement that does not meet the requirements ofthe Commission's rules. If you have any questions or comments on this letter, please contact the undersigned at (617) 951-7473.

cc: Joel  Terwilliger,  Esq. John
W. Gerstmayr,  Esq.
J. Christopher Jackson,  Esq.
Rita Rubin, Esq. James Wall,
Esq.

PROXY MATERIALS PAGE LINKS:

[LINK: CLICK HERE FOR THE TRUST'S PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ]
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]: STOCKHOLDERS TAKING BACK SRQ & SRO

[GRAPHIC OMITTED]: Information regarding your investments in DWS RREEF Real Estate Fund, Inc. (SRQ) and DWS RREEF Real Estate Fund II, Inc. (SRO).

Header Navigation Links:
|Welcome||Press Releases||Articles & Literature||Proxy Materials||SEC Filings| |Contact||Important Information|
--------------------------------------------------------------------------------

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ (Special Meeting Held May 20, 2009)

     1.   The Trust's Stop, Look and Listen Letter [LINK]

     2. The Trust's Proxy Statement in Opposition to Solicitation by Board of Directors of SRQ [LINK]

     3. The Trust's Letter to SRQ Stockholders and an independent article entitled "The Curious Case of DWS Investments" [LINK]

     4.   The Trust's Letter to SRQ Stockholders [LINK]

     5.   Press  Release:   RiskMetrics  Group  Recommends  Vote  "AGAINST"  SRQ
          Liquidation Proposal [LINK]

     6.   We Won! The Trust's Thank You letter as Filed with the SEC [LINK]




Footer Navigation Links:
Welcome | Press Releases | Articles & Literature | Proxy Materials | SEC Filings Contact | Important Information

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ PAGE LINKS

[LINK: The Trust's Stop, Look and Listen Letter]

                             SUSAN L. CICIORA TRUST
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302

                                                                  April 10, 2009

              URGENT MESSAGE TO DWS RREEF REAL ESTATE FUND HOLDERS

Dear Fellow Stockholder:

On March 18, 2009, the DWS RREEF Real Estate Fund, Inc. (the "Fund"), formerly known as the Scudder RREEF Real Estate Fund, announced its intention to liquidate and dissolve the Fund. The Susan L. Ciciora Trust (the "Trust") is the largest stockholder of the Fund and is OPPOSED to the Fund's proposal to liquidate itself and dissolve. The Trust currently owns more than 16% of the Fund's outstanding shares and will be voting AGAINST the liquidation. The Trust and investment advisory companies working with the family of Stewart R. Horejsi (the "Horejsi Entities") have years of experience in the closed-end fund business - both investing in and managing - and believe that we can effect a positive change in the Fund.

Soon you will receive proxy materials asking you to vote on the Fund's liquidation proposal. We will be actively OPPOSING the Fund's liquidation and will vote our shares AGAINST this bad idea.

We believe the Fund's miserable performance, especially as compared with its peers, is not only due to bad market forces, but also due to exceptionally bad management, exceptionally bad investment decisions and a complacent board of directors.

If the liquidation proposal is defeated, we intend to present a slate of what we deem highly qualified nominees to replace the current board of directors at the next Annual Meeting.

Here are the reasons we OPPOSE liquidation:

1. We believe it is foolish to just throw away the Fund's valuable tax loss carry-forwards. Liquidating the Fund means substantial hidden assets - the Fund's realized and unrealized tax losses - are lost, instead of being put to good use in offsetting future gains if the Fund stays in operation.

2. We believe that board members recommended by the Trust can do a better job of overseeing the Fund and watching out for stockholders, and other advisers can do a better job of managing the Fund's assets.

3. The liquidation plan calls for an income tax "set aside", meaning that stockholders won't receive full payment for the liquidated value of their shares until 2010, if at all. This is the result of yet another costly (but entirely foreseeable and avoidable) mistake by management which significantly and adversely impacts stockholders' value.

4.   The  frictional  costs  associated  with  liquidating,   winding  down  and
     dissolving the Fund are apt to be high and will be borne directly by stockholders. We want to avoid these unnecessary costs.

5. By what we believe is their inept oversight of the Fund, the incumbent board members have made it abundantly clear that their interests are not aligned with stockholders. Thus, any recommendation by this board should be scrutinized. Not one of the board members has a significant stake in the Fund, so no board member took the financial hit that many stockholders took.

6. Liquidation would require redeeming all of the Fund's leverage. Leverage is an important asset of the Fund, especially today with auction market rates at historic lows and the market close to the bottom - potentially a perfect opportunity for leveraged investing. We want to preserve this important investment tool.

7. Liquidation necessarily forces arbitrary selling at a very low point in the market. Buying good deals in this low market seems much more appropriate. Good buys benefit long-term stockholders for many years because there are no taxable consequences on gains inside the Fund.

We have filed a preliminary proxy statement with the SEC in connection with the Trust's solicitation of proxies to vote against the liquidation. The preliminary proxy statement contains important information, including additional information about the Trust and the Horejsi Entities and the views of the Trust. You should read the preliminary proxy statement in its entirety. It can be obtained at no charge on the SEC's web site at (http://www.sec.gov). In the near future we will be sending you our final proxy statement which will further elaborate on why we believe that defeating the liquidation proposal is the best way to maximize value at the Fund.

Sincerely,

Stewart R. Horejsi, on behalf of The Susan L. Ciciora Trust

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ PAGE LINKS

[LINK: The Trust's Proxy Statement in Opposition to Solicitation by Board of Directors of SRQ]


                             SUSAN L. CICIORA TRUST
                        1029 West Third Avenue, Suite 510
                               Anchorage, AK 99501


Dear Fellow Stockholder:

This letter is on behalf of the SUSAN L. CICIORA TRUST (the "Trust"). The Trust is the largest stockholder of DWS RREEF Real Estate Fund, Inc. (the "Fund") and is OPPOSED to the Fund's proposal to liquidate itself and dissolve. The accompanying proxy statement provides details of the Trust's opposition.

We urge all stockholders to vote AGAINST this bad idea.

The Fund's board of directors (the "Board") wants you to vote for the liquidation at a special meeting on May 20, 2009. Their rationale is:

     Over the course of the past year, due to unprecedented and intense volatility in the real estate market and increased investor fears and reactions related to the worldwide credit crunch, real estate closed-end funds, in general, and the Fund, in particular, suffered substantial declines in assets.

We believe this statement is disingenuous and misleading and should lead stockholders to question the sincerity of the Board's recommendation. The Fund has experienced an unprecedented loss far greater than any of its peers. The Fund's failure was not simply a consequence of the "unprecedented . . . market" as the statement suggests, but rather the combination of the market, exceptionally bad management, exceptionally bad investment decisions and a complacent board of directors. The blame for our loss should be placed squarely where it belongs - on Fund management and the Board. For the Board to simply "call it quits" and ask stockholders to take an additional hit is unfair and shortsighted and only compounds the errors already made.

Here are the reasons stockholders should vote AGAINST liquidation:

     1. We believe it is foolish to just throw away the Fund's valuable tax loss carry-forwards. Liquidating the Fund means substantial hidden assets - the Fund's realized and unrealized tax losses - are lost, instead of being put to good use in offsetting future gains if the
          Fund stays in operation. Unless stockholders vote AGAINST the liquidation plan, the tax benefits will be forever lost.

     2. Board members recommended by the Trust can do a better job of overseeing the Fund and watching out for stockholders, and other advisers can do a better job of managing the Fund's assets. However, stockholders must vote AGAINST the liquidation so that the Fund can continue operations, thus giving the Trust's nominees the opportunity to take over the Board and management of the Fund.

     3. The liquidation plan calls for potential corporate tax payments on liquidation proceeds, meaning that stockholders may not receive full payment for the liquidated value of their shares because Fund's management may have failed to qualify the Fund as a regulated investment company. This is the result of yet another costly (but entirely foreseeable and avoidable) mistake by management which significantly and adversely impacts stockholder value.

     4. The frictional costs associated with liquidating, winding down and dissolving the Fund are apt to be high and will be borne directly by stockholders. Stockholders must vote AGAINST the liquidation to avoid these unnecessary costs.

     5. By what we believe is their inept oversight of the Fund, the incumbent Board members have made it abundantly clear that their interests are not aligned with stockholders'. Thus, any recommendation by this Board should be scrutinized. Not one member of the Board has a significant stake in the Fund, so no Board member took the financial hit that many stockholders took.

     6. Liquidation would require redeeming all of the Fund's leverage. Leverage is an important asset of the Fund, especially today with auction market rates at historic lows and the market close to the bottom - potentially a perfect opportunity for leveraged investing. Stockholders must vote AGAINST the liquidation to preserve this important investment tool.

     7. Liquidation necessarily forces arbitrary selling at a very low point in the market. Buying the good deals in this low market seems much more appropriate. Good buys benefit long-term stockholders for many years because there are no taxable consequences on gains inside the Fund.

     8. On April 9, 2009, the Fund issued a press release disclosing that the Board had "opted into" a Maryland statute which purportedly limits the voting rights of certain stockholders, adopted a "poison pill" which is designed to reduce certain stockholder voting rights, and adopted by-law provisions which, among other things, requires an 80% vote of the independent Board members to approve an advisory agreement for any investment adviser affiliated with any "5% stockholder". The measures are clearly in response to the Trust's attempts to effectuate what we believe are positive changes for all of the Fund's stockholders. If the Board of the Fund, as the press release states, "approved certain measures to enhance its ability to protect the interests of stockholders pending stockholder consideration of proposed plans of liquidation" then why are they are making it even more difficult for the stockholders to effect positive change? Where was the Board when the Fund was losing very nearly all of its stockholder value and "earning" Morningstar's(TM) rating of 1 of 5 stars for its overall, 3- and 5-year performance history - as compared with other similarly situated specialty real estate closed-end funds? Also, why is the Board spending legal fees and other costs on these restrictive measures when their time could be better spent addressing the abysmal performance of the Fund and more efficient ways of fixing the problem?

We can do better. As explained in the accompanying proxy statement, we have been down this road before and have the performance to prove it.

Please vote AGAINST liquidation. Sign, date, and return the enclosed GREEN proxy card in the postage-paid envelope that is provided.



Sincerely,

Stewart R. Horejsi






                                   IMPORTANT!

o Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed GREEN proxy card.

o Please vote each GREEN proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

o Even if you have sent a white proxy card voting for the liquidation, you have every legal right to change your vote. You may revoke that proxy, and vote AGAINST the liquidation by signing, dating and mailing the enclosed GREEN proxy card in the enclosed envelope.

o If your shares are registered in your own name, please sign, date and mail the enclosed GREEN proxy card in the postage-paid envelope provided today.

o If your shares are held in the name of a brokerage firm or bank nominee, please sign, date and mail the enclosed GREEN instruction form in the postage-paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically.




                          If you have any questions on
                      how to vote your shares, please call:

                                MORROW & CO., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088

                          PROXY STATEMENT IN OPPOSITION

                                       TO

                   THE SOLICITATION BY THE BOARD OF DIRECTORS

                                       OF

                        DWS RREEF REAL ESTATE FUND, INC.

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009


To Our Fellow Stockholders:

The SUSAN L. CICIORA TRUST (the "Trust") is sending this proxy statement and the enclosed GREEN proxy card to holders of shares of common stock of DWS RREEF Real Estate Fund, Inc., a Maryland corporation (the "Fund"). This proxy is not solicited by the Fund. This proxy statement relates to the Trust's solicitation of proxies for use at the Special Meeting of Stockholders of the Fund (the "Special Meeting") scheduled to be held on Wednesday, May 20, 2009 at 10:00 a.m., Eastern Time, and any and all adjournments or postponements thereof.

The Special Meeting will be held at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017. This proxy statement and the accompanying GREEN proxy card will first be sent to Fund stockholders on or about April 22, 2009.

The Fund has scheduled the following matter for a vote at the Special Meeting:

     Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund (the "Board").


THE TRUST IS SOLICITING YOUR PROXY TO VOTE AGAINST THE PLAN.


                          REASONS FOR THIS SOLICITATION

There are several reasons for this solicitation, and all center on the premise that the Trust believes the Fund's stockholders have lost enough value and faith in present management such that the Plan does not provide any long-term benefit to the stockholders:

     1. The Fund should not throw away the Fund's valuable tax loss carry-forwards. Liquidating the Fund means substantial hidden assets - the Fund's realized and unrealized tax losses - are lost, instead of being put to good use in offsetting future gains if the Fund stays in operation.

     2. Board members recommended by the Trust can do a better job of overseeing the Fund and watching out for stockholders, and other advisers of the Trust can do a better job of managing the Fund's assets.

     3. The Plan calls for potential corporate tax payments on liquidation proceeds, meaning that stockholders may not receive full payment for the liquidated value of their shares because Fund's management may have failed to qualify the Fund as a regulated investment company. This is the result of yet another costly (but entirely foreseeable and avoidable) mistake by management which significantly and adversely impacts stockholder value.

     4. The frictional costs associated with liquidating, winding down and dissolving the Fund are apt to be high and will be borne directly by stockholders.

     5. By what we believe is inept oversight of the Fund, the incumbent Board members have made it abundantly clear that their interests are not aligned with stockholders'. Thus, any recommendation by this Board should be scrutinized.

     6. Liquidation would require redeeming all of the Fund's leverage, an important asset of the Fund, especially today with auction market rates at historic lows and the market close to the bottom - potentially a perfect opportunity for leveraged investing.

     7. Liquidation necessarily forces arbitrary selling at a very low point in the market. Buying the good deals in this low market seems much more appropriate.

     8. On April 9, 2009, the Fund issued a press release disclosing that the Board had "opted into" a Maryland statute which purportedly limits the voting rights of certain stockholders, adopted a "poison pill" which is designed to reduce certain stockholder voting rights, and adopted by-law provisions which, among other things, requires an 80% vote of the independent Board members to approve an advisory agreement for any investment adviser affiliated with any "5% stockholder". The measures are clearly in response to the Trust's attempts to effectuate what we believe are positive changes for all of the Fund's stockholders. If the Board of the Fund, as the press release states, "approved certain measures to enhance its ability to protect the interests of stockholders pending stockholder consideration of proposed plans of liquidation" then why are they are making it even more difficult for the stockholders to effect positive change? Where was the Board when the Fund was losing very nearly all of its stockholder value and "earning" Morningstar's(TM) rating of 1 of 5 stars for its overall, 3- and 5-year performance history - as compared with other similarly situated specialty real estate closed-end funds? Also, why is the Board spending legal fees and other costs on these restrictive measures when their time could be better spent addressing the abysmal performance of the Fund and more efficient ways of fixing the problem?

We believe that the Board and the Fund's current investment advisers are simply throwing their hands up and calling it quits without exploring other solutions for stockholders that might have more meaningful and potentially better long-term benefits. The Trust and companies working with the Horejsi family (the "Horejsi Entities") offer what we believe are better options for stockholders, all of which are discussed in this proxy statement and in the accompanying letter from the Trust's representative, Stewart R. Horejsi. After the precipitous ride the Fund's stockholders have taken with the current advisers, stockholders deserve a change. We believe we can offer a positive change and the Horejsi Entities have the experience and knowledge to bring this about. To do this, we are asking you to first vote AGAINST the Plan. If stockholders reject the Plan, the Trust will offer proposals for the Fund that are similar to the proposals implemented for the other closed-end funds managed by the Horejsi Entities. Following are more details of why stockholders should vote AGAINST the Plan.

Abysmal  Performance.  In the latest  ratings by  Morningstar(TM)  (December 31,
2008), the Fund received the worst possible rating - 1 of 5 stars for its overall, 3- and 5-year performance history - as compared with other similarly situated specialty real estate closed-end funds. The Fund's dismal performance is matched only by DWS RREEF REAL ESTATE FUND II, INC. ("SRO"), which is under common management with our Fund and received the same dismal Morningstar(TM) ratings as the Fund. There is no excuse for the extraordinarily poor performance of the Fund. The Board's attempt to direct stockholders' attention elsewhere by "explaining" that these losses are due to "unprecedented and intense volatility
.. . ." etc. is simply a poor  attempt to escape  responsibility  for the Board's own poor oversight. While the market has been negative, no other similar fund performed as poorly as the Fund.

Better Management from the Trust. The Trust, its Board nominees, and the Horejsi Entities have been down this road before with positive results. Previously, Horejsi Entities have assumed control of four other closed-end funds: Boulder Total Return Fund, Inc. ("BTF"), Boulder Growth & Income Fund, Inc. ("BIF") and The Denali Fund Inc. ("DNY") (collectively, the "Boulder Funds") which are managed by Horejsi Entities, and the First Opportunity Fund, Inc. ("FF"), which is managed by an unaffiliated adviser but administered by a Horejsi Entity. When the Lola Brown Trust took control of DNY in October, 2007, DNY was leveraged and had an investment objective very similar to the Fund. However, after new advisers took over management and began transitioning from DNY's concentrated real estate portfolio beginning in October 2007, despite the transitioning inefficiencies, for calendar year 2008, DNY returned -24.6% on NAV, while the Fund returned -81.9% and nearly wiped out all stockholder equity (and its sister fund SRO returned -91.5%). Although a -24.6% return on NAV is nothing to boast about, it eclipsed both the Fund and SRO, and also significantly outperformed the S&P Index (-37%) and most other closed-end funds. In fact, DNY was ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-year period ended December 31, 2008 AND the 5-year period ended December 31, 2008. While the Horejsi Entities didn't manage DNY for the full 5 year period cited by the Lipper award, the Trust believes that the Horejsi Entities were able to effectuate management changes that were critical to earning this distinction. Another of the Boulder Funds, BIF, also recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-year period ended December 31, 2008 AND the 5-year period ended December 31, 2008. BTF's total return on net asset value for the 1-year period ended December 31, 2008 was -40%. This performance does not guarantee future results, but we believe it stands in stark contrast to the performance of the Fund. We believe the Horejsi Entities can roll up their sleeves and do a much better job with the Fund.

Capital Loss Carry-Forward. Why throw away a valuable asset of the Fund? If the Plan is approved, it would result in stockholders losing valuable hidden assets
- the Fund's substantial tax loss carry-forwards which, according to information contained in the Fund's Proxy Statement, are estimated to be in excess of $178 million. Moreover, the sale of assets of the Fund under the Plan would force realization of currently unrealized loss positions which would further increase the capital loss carry-forwards that could be used to offset future capital gains under better investment management. With smart management, the Fund's extensive capital loss carry-forwards and unrealized losses could be used to enhance stockholder value by allowing the Fund to accumulate capital gains inside the Fund without any taxable impact on stockholders (e.g., year-end capital gains distributions which include a tax bill), thus minimizing the overall negative tax effect on long-term stockholders. At this point, the tax loss carry-forwards are potentially the most important asset left in the Fund. Liquidating the Fund would add insult to injury by wiping out this important asset.

Liquidation Forces Arbitrary Selling. Any plan of liquidation necessarily forces arbitrary selling. This means that assets that have been unfairly beaten down but have significant upside will be sold at a very low point in the market. Liquidating the Fund in a horrible market like we have today is like getting a margin call and having to sell your good assets at bargain basement prices.
Again, this Board's recommendation to liquidate in this horrible selling environment should raise stockholders' doubt about the Board's status as watchdog for stockholders. Buying the good deals in this low market and waiting for the market to normalize seems much more appropriate and is more aligned with long-term stockholder interests.

Preserving the Fund's Leverage. The Plan would require redeeming the Fund's preferred stock or leverage. Leverage is an important asset of the Fund, especially today with auction rates at historic lows and the market close to the bottom - potentially a perfect opportunity for leveraged investing. If the preferred stock is redeemed or otherwise liquidated as would be required under the Plan, the sunk cost paid by the Fund to issue the leverage would be wasted. Moreover, the Fund would be forced to sell assets purchased with the leverage at a low point in the market, the opposite of the buy-low-sell-high prime directive of investing. Also, even though the leverage amplified the Fund's losses on the way down, if there are eventual gains on assets held by the Fund under new management, the current use of leverage will serve to amplify these gains.

Potential Corporate Tax Liability. The Fund's current management may have failed to qualify the Fund as a regulated investment company, meaning stockholders are ultimately responsible for paying corporate-level taxes! According to the Fund's preliminary and definitive proxy statements filed with the SEC on March 20 and April 7, 2009, "there is a risk that the Fund would not qualify as a regulated investment company for the taxable period beginning January 1, 2009 [and the Fund] would be subject to tax at corporate rates on its taxable income for the taxable period beginning January 1, 2009." What this means is that the value of the stockholders' liquidated assets, if any, under the Plan would be further reduced because the Fund would have a corporate tax liability, something that closed-end funds normally do not incur. Who pays this corporate tax liability? Ultimately we do, the Fund's stockholders. So, as part of the Plan, the Fund's management has to determine what those tax liabilities may be and possibly delay the date that liquidation proceeds are distributed to stockholders. Accordingly, such liquidation proceeds may be reduced by the amount of the potential tax liability. At that time, any amounts left over in this reserve account will be distributed to the stockholders.

The Unknown Costs of Liquidation. The costs associated with the Plan are paid by the stockholders and further erode asset value. There are certain frictional costs associated with liquidating, winding down and dissolving a closed-end fund that would not otherwise be incurred if the Fund remained intact (e.g., trading fees and commissions, legal and accounting fees, administrative fees, filing fees, and so on). These "costs and expenses" come from Fund assets, further eroding stockholder value. Additionally, if the Plan is approved, the Fund would be forced to sell its assets, redeem its preferred shares (leverage), and do all this in unfavorable market conditions while at the same time paying the potential corporate tax penalty discussed above. Simply put, "calling it quits" is an easy (although costly) way out. We think that with some effort and better investment management, we can turn this Fund around and bring value back to the stockholders. That's why stockholders should vote AGAINST the Plan.


                         BACKGROUND TO THE SOLICITATION

The Trust is a substantial owner of the Fund's shares, holding a 16.5% equity position as of the date of this proxy statement. The Trust has been an active and vocal investor in the Fund and on February 5, 2009 sent a letter to the Fund and Board proposing, among other things, termination of the Fund's investment advisers, a new slate of directors, and better corporate governance standards and other ideas to enhance stockholder value. A copy of the letter is attached to this proxy statement at Exhibit 2. It appears that none of these proposals were seriously considered by the Board; instead, the Board has decided to "call it quits" and liquidate the Fund. Given that the Board has very little incentive to manage the Fund due to its members' lack of any ownership, the Trust decided that it should bring the substantial experience and skill of the Horejsi Entities to the table and offer a better alternative to the Fund's stockholders.

The Trust and the Horejsi Entities have substantial investments in four other closed-end mutual funds: the Boulder Funds (as defined above), which are managed by Horejsi Entities, and FF, which is managed by an unaffiliated adviser, but administered by a Horejsi Entity.

Mr. Horejsi, an investment consultant to the Trust, is also the portfolio manager for Boulder Investment Advisers, LLC ("BIA") and Stewart Investment Advisers ("SIA"), the co-advisers to the Boulder Funds. Under Mr. Horejsi's guidance and within a year of assuming investment management of BTF, the fund achieved the #1 ranking for year 2000, based on total return, in Lipper's closed-end fund standard category of "Growth & Income" funds. BIA and SIA assumed investment management of DNY in October, 2007 and similarly to BTF, DNY was recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-year period ended December 31, 2008. DNY was also awarded the 5-year period ended December 31, 2008; while BIA and SIA didn't manage DNY for the full 5 year period cited by this Lipper award, the Trust believes they were instrumental in continuing the investment performance results that were critical to earning this distinction. BIF, also under management with BIA and SIA, was recently ranked #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-year period ended December 31, 2008 and the 5-year period ended December 31, 2008.

These rankings within a particular fund category may not be indicative of the Boulder Funds' standing among equity funds overall. The rankings achieved by the Boulder Funds do not indicate or provide any assurance that the Fund could achieve a similar ranking if BIA, SIA or any other investment advisers affiliated with the Horejsi Entities were the adviser to the Fund.

Finally, the Trust advocates and believes that directors who own their fund's shares and thus have a financial stake in their fund's success will take a more proactive role in acting as stockholder 'watchdogs' and encouraging exceptional performance.


                               SUMMARY OF PROPOSAL

The following is a summary of the Plan scheduled to be voted upon at the Special Meeting and is based upon the information provided in the Fund's definitive proxy statement filed with the SEC on April 7, 2009 (the "Proxy Statement").

The Fund's net assets (i.e., assets attributable to common stock) have decreased in such a substantial manner that the Board determined that continued operation of the Fund as a stand-alone, leveraged closed-end fund is no longer viable. Thus, the Board recommended to stockholders the Plan (as defined above). If the Plan is approved by the stockholders, the outstanding preferred shares (i.e., leverage) will be redeemed, the Fund's assets sold, potential corporate tax liabilities paid (out of stockholders' proceeds) based on the Fund potentially failing to meet its obligations as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code. Accordingly, if approved, the Fund's stockholders will receive - after all costs and expenses of the Plan are paid out of assets of the Fund - the market value for the Fund's assets at the time of their sale shortly following approval of the Plan, less tax amounts if the Fund fails its qualification as a RIC. Assets distributed to the Fund's stockholders will be secondary to the holders of the Fund's preferred stock who receive payment of the liquidation preference of their shares, plus accrued and unpaid dividends, if any.

All of the information in this proxy statement about the Plan is based upon information in the Proxy Statement and the Trust cannot confirm the accuracy or completeness of the information or advise stockholders whether this information may change.

If the Plan is defeated, the Trust does not know what action the Board will take. We hope that they will reconsider the various corporate governance, investment management and other proposals that the Trust previously submitted to the Board. These proposals are similar to proposals submitted to, and adopted by, the previous management of DNY, which is a similar type of closed-end fund to the Fund. If the Plan is defeated, the Trust is likely to propose that the Board consider appointing investment advisers affiliated with the Horejsi Entities as advisers to the Fund.

The Trust recommends that stockholders vote AGAINST the proposed Plan for the reasons stated in the section entitled "Reasons For This Solicitation," and in the accompanying letter from the Trust.


                             PROXY CARDS AND VOTING

If you have returned a proxy card sent to you by the Fund, you have the right to revoke that proxy and vote AGAINST the Plan by signing, dating, and mailing a later dated GREEN proxy card in the postage-paid envelope provided. Stockholders also have the option of authorizing your proxy by touch-tone telephone or through the internet, as explained on your proxy card. If you have any questions, require assistance in voting your GREEN proxy card or need additional copies of our proxy materials, please contact Morrow & Co., LLC at the address or phone numbers listed below.

                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400


Discretionary authority is provided in the proxy sought hereby as to other business as may properly come before the Special Meeting of which the Trust is not aware as of the date of this proxy statement, and matters incident to the conduct of the Special Meeting, which discretionary authority will be exercised in accordance with Rule 14a-4 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Voting, Quorum

Only stockholders of record on March 27, 2009 (the "Record Date") will be entitled to vote at the Special Meeting. According to information contained in the Proxy Statement, there were 15,715,596.80 shares of Common Stock and 1,140 shares of preferred shares issued and outstanding as of the Record Date. Approval of the liquidation and dissolution of the Fund pursuant to the Plan requires the affirmative vote of a majority of the Fund's common stock and preferred stock outstanding, voting together as a single class. The presence at the Special Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Special Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" will be treated as shares that are present at the Special Meeting. Broker non-votes are proxies from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of Common Stock held by them. Shares of Common Stock do not have cumulative voting rights. The Trust recommends that stockholders vote AGAINST the Plan as proposed in the Proxy Statement.

Stockholders are urged to forward their voting instructions promptly.

Abstentions and broker non-votes will have the effect of a "no" vote on the Plan. A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions and broker non-votes do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

Revocation of Proxies

You may revoke any proxy given in connection with the Special Meeting (whether given to the Fund or to the Trust) at any time prior to the voting thereof at the Special Meeting by delivering a written revocation of your proxy to the Secretary of the Fund or with the presiding officer at the Special Meeting, by executing and delivering a later dated proxy to the Trust or the Fund or their solicitation agents, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself revoke a proxy.

There is no limit on the number of times that you may revoke your proxy prior to the Special Meeting. Only the latest dated, properly signed proxy card will be counted.

IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD OF DIRECTORS OF THE FUND, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE PLAN BY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD IN THE ENVELOPE PROVIDED. A GREEN PROXY CARD THAT IS RETURNED TO THE TRUST OR ITS AGENT WILL BE VOTED AS YOU INDICATE THEREON. IF A GREEN PROXY CARD IS RETURNED WITHOUT A VOTE INDICATED THEREON, IT WILL BE VOTED AGAINST THE PLAN.


                        INFORMATION CONCERNING THE TRUST

As of the Record Date, the Trust held 2,596,016 shares of Common Stock, representing approximately 16.5% of the outstanding shares of the Fund. The Trust is an irrevocable grantor trust domiciled in Alaska and administered and governed in accordance with Alaska law. The Trust is an estate planning trust established in 1998 by Susan L. Ciciora, the daughter of Stewart R. Horejsi, primarily for the benefit of her issue, her brother John S. Horejsi, and the Horejsi Charitable Foundation, a South Dakota non-profit corporation. The Trust is authorized to hold property of any kind and invests primarily in marketable securities. Stewart R. Horejsi is the father of Susan L. Ciciora and serves from time to time as an investment advisor to the Trust. The business address of the Trust is: c/o Alaska Trust Company, 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981, and the business telephone number of the Trust is
(907) 278-6775. The trustee of the Trust is Alaska Trust Company ("ATC").

Information regarding purchases of shares of Common Stock by the Trust during the last two years is set forth on Exhibit 1 attached hereto. During that period, the Trust has not sold any shares of the Fund.

ATC is a state-chartered public trust company organized under the laws of Alaska which is authorized to do business as a public trust company and which administers various individual, family, and other trusts, including among them the Trust and other trusts associated with Mr. Horejsi's family. The business address of ATC is 1029 West Third Avenue, Suite 510, Anchorage, AK 99501-1981. The stockholders of ATC are Stewart West Indies Trust (98% equity ownership), one of the Horejsi Entities, and Douglas Blattmachr (2% equity ownership). ATC, by way of its role as the trustee of the Trust, may be deemed to control the Trust and may be deemed to possess indirect beneficial ownership of the shares held by the Trust. In addition, by virtue of their position as directors or executive officers of ATC, certain persons who act in such capacity as directors or officers of ATC may be deemed to control ATC and therefore indirectly to control the Trust. However, none of the directors or officers of ATC, acting alone, can vote or exercise dispositive authority over shares held by the Trust. Accordingly, the directors and officers of ATC disclaim beneficial ownership of the shares beneficially owned, directly or indirectly, by the Trust. As a result of his advisory role with the Trust, Stewart R. Horejsi may be deemed to have indirect beneficial ownership over the shares directly beneficially owned by the Trust. However, Mr. Horejsi disclaims beneficial ownership of these shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of the Record Date regarding the beneficial ownership of shares of Common Stock by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock (based upon information contained in filings with the SEC), (ii) the current executive officers and directors of the Fund (based on publicly filed information by the Fund), and (iii) all directors and executive officers as a group.


                                                                Common Stock
                                                                Beneficially
     Name and Address                 Position with the Fund       Owned           Percent
     ----------------                 ----------------------       -----           -------
     Susan L. Ciciora Trust                    ---               2,596,016           16.5%
     1029 West Third Avenue,
     Suite 510, Anchorage, AK 99501


According to information contained in the Fund's Proxy Statement, as of the Record Date, the Fund's Directors and officers together owned less than 1% of the outstanding capital stock of the Fund.


                                THE SOLICITATION

Proxies will be solicited by mail and, if necessary to obtain the requisite stockholder representation, by telephone, personal interview or by other means. Certain officers, directors or employees of entities related to the Trust or the Trust's proxy solicitation agent, Morrow & Co., LLC, may solicit proxies.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this Proxy Statement and the accompanying GREEN proxy card to the beneficial owner of shares of Common Stock for whom they hold of record and the Trust will reimburse them for their reasonable out-of-pocket expenses.

The expenses related to this proxy solicitation will be borne by the Trust. The Trust estimates that the total amount of expenses to be incurred by it in this proxy solicitation will be approximately $55,000. Expenses to date have been approximately $18,500. The Trust will not seek reimbursement of its proxy related expenses from the Fund.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact Morrow & Co., LLC at the address or phone numbers listed below.


                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400




Dated: April 21, 2009

EXHIBIT 1

                  ALL SECURITIES OF THE FUND PURCHASED OR SOLD
                     WITHIN THE PAST TWO YEARS BY THE TRUST

Except as disclosed in this Proxy Statement, the Trust has no interest, whether direct or indirect, by security holdings or otherwise, in the Fund. The following table sets forth certain information with respect to direct purchases of shares of Common Stock by the Trust.


------------- ---------- ------------
                         Purchase
Date          Shares     Price
------------- ---------- ------------
------------- ---------- ------------
  12/31/08      5,000        $1.90
  12/31/08     10,000        $1.91
  12/31/08     11,107        $1.92
  1/2/2009      8,500        $2.11
  1/2/2009     21,000        $2.12
  1/5/2009        100        $2.06
  1/5/2009      8,405        $2.17
  1/5/2009      5,000        $2.25
  1/5/2009      5,000        $2.23
  1/5/2009      5,000        $2.22
  1/5/2009      5,000        $2.21
  1/5/2009     10,000        $2.20
  1/6/2009      5,000        $2.27
  1/7/2009     10,000        $2.29
  1/7/2009     10,000        $2.36
  1/7/2009     20,000        $2.37
  1/7/2009     35,000        $2.34
  1/7/2009      3,000        $2.31
  1/7/2009      2,200        $2.25
  1/8/2009      5,200        $2.24
  1/8/2009      8,257        $2.20
  1/8/2009      5,200        $2.21
  1/8/2009        500        $2.22
  1/9/2009      5,000        $2.23
  1/9/2009     45,000        $2.24
  1/9/2009     16,100        $2.25
  1/9/2009      9,700        $2.26
  1/9/2009     30,103        $2.29
  1/9/2009         97        $2.28
  1/12/2009    63,200        $2.18
  1/12/2009    37,700        $2.17
  1/12/2009    10,000        $2.16
  1/12/2009     3,485        $2.15
  1/13/2009       100        $2.13
  1/13/2009     5,600        $2.18
  1/13/2009    12,600        $2.19
  1/13/2009     5,200        $2.20
  1/13/2009        62        $2.17
  1/14/2009     3,000        $2.15
  1/14/2009     1,000        $2.14
  1/14/2009     5,000        $2.12
  1/14/2009     6,100        $2.08
  1/14/2009    14,200        $2.07
  1/14/2009    14,100        $2.09
  1/15/2009    24,200        $2.00
  1/15/2009     8,000        $1.98
  1/15/2009    19,462        $1.90
  1/15/2009     3,000        $1.92
  1/15/2009     3,400        $1.95
  1/15/2009     3,000        $2.03
  1/15/2009     1,800        $1.96
  1/15/2009       100        $2.01
  1/16/2009       300        $1.97
  1/16/2009     8,300        $2.09
  1/16/2009     6,400        $2.08
  1/16/2009     7,000        $2.07
  1/16/2009     1,000        $2.15
  1/16/2009       300        $2.06
  1/16/2009     5,100        $2.17
  1/16/2009     1,825        $2.13
  1/16/2009     2,000        $2.19
  1/16/2009       300        $1.99
  1/16/2009       400        $2.14
  1/16/2009     2,200        $2.03
  1/20/2009    22,000        $2.08
  1/20/2009    11,400        $2.09
  1/20/2009     2,000        $2.13
  1/20/2009     6,000        $2.12
  1/20/2009    14,500        $2.11
  1/20/2009     2,600        $2.10
  1/20/2009    40,000        $2.05
  1/21/2009       200        $1.99
  1/21/2009     2,000        $2.03
  1/21/2009     7,000        $2.05
  1/21/2009    18,200        $2.06
  1/21/2009     2,500        $2.07
  1/21/2009       100        $2.12
  1/21/2009     2,500        $2.14
  1/22/2009    33,300        $2.12
  1/22/2009     5,900        $2.13
  1/22/2009     5,700        $2.11
  1/22/2009       100        $2.16
  1/22/2009       100        $2.18
  1/22/2009     1,600        $2.19
  1/22/2009     5,000        $2.17
  1/22/2009       400        $2.14
  1/23/2009     2,100        $2.02
  1/23/2009     3,400        $2.10
  1/23/2009     2,242        $2.07
  1/23/2009     2,800        $2.09
  1/23/2009       254        $2.12
  1/23/2009     7,300        $2.14
  1/26/2009       100        $2.16
  1/26/2009       800        $2.18
  1/26/2009     2,500        $2.19
  1/26/2009    10,000        $2.14
  1/26/2009    11,400        $2.13
  1/26/2009     1,000        $2.11
  1/26/2009     3,300        $2.12
  1/26/2009       350        $2.09
  1/27/2009     1,300        $2.20
  1/27/2009     3,700        $2.16
  1/27/2009    13,600        $2.19
  1/27/2009     2,500        $2.22
  1/27/2009       100        $2.17
  1/27/2009       843        $2.15
  1/28/2009     8,015        $2.26
  1/28/2009    19,071        $2.27
  1/28/2009     5,000        $2.17
  1/28/2009     1,800        $2.21
  1/28/2009       200        $2.22
  1/28/2009     3,900        $2.25
  1/28/2009     2,000        $2.29
  1/28/2009     1,000        $2.28
  1/28/2009     9,980        $2.30
  1/28/2009     1,900        $2.23
  1/28/2009       100        $2.24
  1/29/2009     3,490        $2.29
  1/29/2009     4,000        $2.31
  1/29/2009    17,500        $2.33
  1/29/2009     1,300        $2.32
  1/29/2009     5,000        $2.30
  1/29/2009     5,000        $2.27
  1/29/2009     5,000        $2.26
  1/30/2009     6,400        $2.20
  1/30/2009     2,000        $2.23
  1/30/2009     5,000        $2.22
  1/30/2009     5,000        $2.21
  1/30/2009     5,000        $2.19
  1/30/2009    12,001        $2.18
  2/2/2009      6,238        $2.05
  2/2/2009      7,596        $2.09
  2/2/2009      5,572        $2.11
  2/2/2009      3,300        $2.12
  2/2/2009      8,500        $2.10
  2/2/2009      2,500        $2.14
  2/2/2009      1,700        $2.06
  2/3/2009        114        $2.09
  2/3/2009     20,286        $2.12
  2/3/2009      2,700        $2.14
  2/3/2009      3,000        $2.13
  2/4/2009      3,200        $2.17
  2/4/2009      5,000        $2.16
  2/4/2009     12,000        $2.14
  2/4/2009     10,718        $2.13
  2/4/2009      4,722        $2.12
  2/5/2009     10,000        $2.06
  2/5/2009      3,000        $2.00
  2/5/2009      2,200        $2.09
  2/5/2009      1,200        $2.08
  2/5/2009     26,000        $2.07
  2/5/2009      7,197        $2.05
  2/5/2009      5,300        $1.97
  2/5/2009        100        $2.03
  2/9/2009      2,500        $2.17
  2/9/2009     30,000        $2.16
  2/9/2009      1,009        $2.15
  2/10/2009    12,100        $2.13
  2/10/2009    10,000        $2.12
  02/10/09     10,000        $2.11
  02/10/09     20,000        $2.10
  02/10/09      6,929        $2.09
  02/12/09      2,617        $1.89
  02/13/09     20,000        $1.88
  02/13/09      4,734        $1.87
  02/17/09      6,800        $1.67
  02/17/09      4,600        $1.69
  02/17/09      1,600        $1.70
  02/17/09     20,000        $1.71
  02/17/09      6,000        $1.68
  02/18/09      5,000        $1.64
  02/18/09      3,000        $1.60
  02/18/09      5,000        $1.58
  02/18/09     10,000        $1.57
  02/18/09        600        $1.55
  02/18/09      2,450        $1.56
  02/19/09      5,000        $1.60
  02/19/09      9,000        $1.59
  02/19/09     10,000        $1.58
  02/20/09      8,000        $1.46
  02/20/09      5,000        $1.50
  02/20/09        300        $1.45
  02/20/09      4,176        $1.39
  02/20/09      1,211        $1.49
  02/23/09     19,300        $1.44
  02/23/09      9,636        $1.45
  02/23/09     16,600        $1.43
  02/24/09      7,000        $1.35
  02/24/09      6,000        $1.36
  02/24/09      2,400        $1.40
  02/24/09      3,000        $1.39
  02/24/09        100        $1.44
  02/24/09      3,100        $1.33
  02/24/09      6,000        $1.47
  02/24/09      1,550        $1.34
  02/24/09      2,000        $1.46
  02/24/09      2,800        $1.41
  02/25/09      8,000        $1.44
  02/25/09      5,000        $1.55
  02/25/09        992        $1.46
  02/25/09        300        $1.41
  02/25/09      5,000        $1.53
  02/26/09     13,300        $1.59
  02/26/09      5,674        $1.61
  02/26/09     10,842        $1.60
  02/26/09      5,200        $1.58
  02/26/09      5,000        $1.57
  02/26/09      5,000        $1.56
  02/26/09      5,000        $1.55
  02/26/09      3,100        $1.54
  02/26/09        700        $1.52
  02/27/09        333        $1.46
  02/27/09      3,000        $1.50
  02/27/09      4,667        $1.49
  02/27/09      5,000        $1.47
  03/02/09      6,000        $1.38
  03/02/09     15,300        $1.36
  03/02/09      5,000        $1.35
  03/02/09      2,000        $1.30
  03/02/09      1,020        $1.27
  03/03/09     15,000        $1.25
  03/03/09     14,000        $1.26
  03/03/09      7,000        $1.24
  03/03/09      4,300        $1.23
  03/04/09      6,399        $1.23
  03/04/09        241        $1.21
  03/04/09      4,000        $1.25
  03/04/09      5,000        $1.24
  03/05/09      5,000        $1.15
  03/06/09     14,700        $0.95
  03/06/09     20,800        $0.92
  03/06/09      7,000        $0.93
  03/06/09      5,000        $0.91
  03/06/09      5,000        $0.94
  03/09/09      5,000        $0.92
  03/09/09      5,000        $0.94
  03/09/09      8,000        $0.95
  03/09/09      8,000        $0.96
  03/10/09      4,298        $1.09
  03/11/09      5,500        $1.14
  03/11/09     10,000        $1.21
  03/11/09      1,800        $1.20
  03/11/09     10,100        $1.22
  03/11/09      5,000        $1.24
  03/11/09      3,100        $1.23
  03/11/09      7,500        $1.25
  03/11/09     20,600        $1.26
  03/12/09      2,000        $1.32
  03/12/09     10,000        $1.33
  03/12/09     10,000        $1.34
  03/12/09        200        $1.30
  03/12/09        300        $1.19
  03/13/09      2,555        $1.31
  03/13/09      4,857        $1.32
  03/16/09      5,100        $1.29
  03/16/09     10,000        $1.28
  03/16/09        940        $1.31
  03/16/09      5,000        $1.27
  03/17/09      5,000        $1.27
  03/17/09      5,000        $1.24
  03/17/09      7,700        $1.23
  03/17/09     10,000        $1.31
  03/17/09      5,500        $1.30
  03/18/09        900        $1.35
  03/19/09     41,400        $1.63
  03/19/09     14,300        $1.62
  03/19/09     18,600        $1.64
  03/19/09     15,091        $1.61
  03/19/09     14,400        $1.65
  03/19/09      6,609        $1.60
  03/20/09      9,100        $1.52
  03/20/09      2,900        $1.53
  03/20/09     19,900        $1.57
  03/20/09     99,000        $1.56
  03/20/09      5,000        $1.55
  03/23/09     25,050        $1.54
  03/23/09     10,000        $1.50
  03/23/09      5,000        $1.52
  03/23/09         50        $1.53
  03/23/09     42,000        $1.55
  03/23/09      3,000        $1.56
  03/23/09     14,982        $1.57
  03/24/09        200        $1.60
  04/02/09    416,112        $1.74


The total amount of funds required by the Trust to purchase the Shares as reported above was $4,732,770.57. Such funds were provided by the Trust's cash on hand. Cash requirements for future purchases of the Shares may come from cash on hand and/or inter-trust advances made through a Revolving Credit Loan Agreement as previously described in the Trust's Schedule 13D filed with the SEC on February 5, 2009 and amended on April 3, 2009.

EXHIBIT 2

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                             Boulder, Colorado 80302

                                February 5, 2009

By Federal Express and U.S. Certified Mail

Corporate Secretary, DWS RREEF Real Estate Fund, Inc. (the "Fund")
345 Park Avenue
New York, NY 10154-0004

John Millette
c/o Deutsche Asset Management, Inc.
Two International Place
Boston, Massachusetts  02110

To the Corporate Secretary of the Fund:

Pursuant to the provisions of the Fund's by-laws and organizational documents and other public documents filed by the Fund with the Securities and Exchange Commission (the "SEC"), I hereby notify you on behalf of the Susan L. Ciciora Trust (the "Trust") that, at the Fund's upcoming 2009 annual meeting of stockholders (the "2009 Stockholders' Meeting"), the Trust intends to nominate candidates for election as directors of the Fund and introduce certain proposals (collectively, the "Proposals"). The Proposals conform with the notice requirements of the Fund's most recent proxy filed with the SEC on May 28, 2008, and the Fund's bylaws as filed with the SEC on October 28, 2002 (the "2002 Bylaws"). It appears, based on recent proxies, that the Fund may have amended its bylaws since the 2002 Bylaws. If the bylaws have changed since the 2002 Bylaws, please provide us with a true and correct copy of the current bylaws. Please note that the personal and other information contained herein and in the attached exhibits is to be treated as strictly confidential.

     The Proposals are as follows:

     1. A proposal to terminate the Investment Management Agreement between the Fund and Deutsche Asset Management, Inc. (the "Investment Manager") (the "Management Agreement").

     2. A proposal to terminate the Investment Advisory Agreement between the Investment Manager and RREEF America, L.L.C. (the "Investment Adviser") (the "Advisory Agreement").

The Investment Manager and Investment Adviser are referred to herein as the "Managers". Justification for Proposals 1 and 2 above is simple: The Fund's performance over the past year under the Managers has been more than appalling. It has been one of the worst of any closed-end or open-end funds in the entire mutual fund universe. In the latest ratings by Morningstar(TM) (December 31, 2008), SRQ received 1 of 5 stars for its overall, 3- and 5-year performance history, as compared with other similarly situated specialty real estate closed-end funds. There is no excuse for the extraordinarily poor performance of SRQ. For the one-year period ending 12/31/08, SRQ had a total return on net asset value ("NAV") of -81.9%. To nearly wipe out the entire value of a fund in one year is unheard of, even in a market that saw the S&P 500 Index drop by 37%. Surprisingly, the market price for SRQ has dropped even more than NAV because the discount for the fund increased - a decline of 86.4% for the year ending 12/31/08. This loss far exceeds any other market indices for similarly situated funds. In fact, the Fund lost more than twice the percent lost by the S&P Index. As noted in an article published January 4, 2009, on seekingalpha.com, SRQ was one of the "five worst performing closed-end funds in 2008". SRO, another fund under the Managers, was also one of these infamous five worst performers and also received the same dismal Morningstar(TM) ratings as its sister-fund, SRQ. Having one investment manager for two of the five worst performing funds in 2008 clearly indicates that it is time for new investment management for the Fund.

Notwithstanding the above Proposals 1 and 2, the Trust encourages the Board to terminate the Management Agreement and Advisory Agreement sooner rather than later. The Board members have a fiduciary duty to the stockholders to make a change, as the Managers clearly have shown that they should no longer manage the Fund. It is the duty of the Board to save what little is left in the Fund and embrace the changes proposed by the Trust. However, if the Board elects not to pursue this course of action, the Trust intends to pursue the above Proposals in a proxy contest.

     3. Nominate for election by the stockholders the following nominees as Class III directors for the Fund: Susan L. Ciciora, Richard I. Barr, and Joel W. Looney (collectively, the "Nominees). Copies of the Nominees' resumes are attached to this letter and contain all information required under Section 3.3 of the 2002 Bylaws.

     4. A proposal recommending that the Board of Directors of the Fund (the "Board") adopt a resolution repealing the applicability of the Maryland Unsolicited Takeovers Act, Maryland General Corporation Law ("MGCL") ss.ss.3-801 through 805 ("MUTA") such that the Fund will no longer be subject to MUTA. MUTA has the effect of entrenching management and diminishing stockholder influence. Repeal of MUTA should result in maximizing Board and management accountability to stockholders.

     5. A proposal recommending that the Board amend Article 7.1 of the Fund's bylaws (the "Bylaws") to delete the first sentence of Article 7.1, so that authority to amend the Bylaws is not vested solely in the Board. See discussion under Proposal 7 below.

     6. A proposal recommending that the Board amend Article 3.2 of the Bylaws to reduce the number of directors and declassify the Board consistent with the discussion under Proposals 8 and 9 below.

     7. A proposal recommending that the Board amend the Fund's charter (the "Charter") vesting in the stockholders the power to amend or adopt the Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter. The Trust believes that all stockholders benefit if they have better access to and more influence in the Fund's governance. The Fund's Bylaws contain important policies affecting the day-to-day management of the Fund, which the Trust believes stockholders should have a voice in establishing. Presently the Bylaws contain a provision which vests the authority to adopt, alter or repeal Bylaws solely with the Board. The Trust believes that the authority to adopt, alter or repeal Bylaws should be a shared authority between the Board and stockholders. This permits the Board to be responsive to house-keeping and substantive matters regarding Fund operations, while at the same time giving the owners of the Fund the power to effect changes should they choose to do so. The Trust also believes that when stockholders "speak" by adopting a Bylaw, their action should not be subject to being overturned or altered by unilateral action of a Board whose job it is to serve stockholders. The Trust believes that this Proposal will accommodate the practicalities of managing the Fund while at the same time protecting an important right of stockholders. This Proposal would codify in the Charter the shared authority to make, alter or repeal Bylaws, while at the same time making it clear that Bylaws that are adopted by stockholders cannot be altered, repealed or otherwise circumvented without the affirmative approval of stockholders. If approved by stockholders, the Charter will be amended to add the following provision:

     The Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by either (a) the affirmative vote of a majority of all the votes entitled to be cast on the matter; or (b) the Board of Directors; provided, however, that the Board of Directors may not (i) amend or repeal a Bylaw that allocates solely to stockholders the power to amend or repeal such Bylaw, or (ii) amend or repeal Bylaws or make new Bylaws that conflict with or otherwise alter in any material respect the effect of Bylaws previously adopted by the stockholders.

     8. A proposal recommending that the Board amend the Charter to set the number of members of the Board to five. Company charters often contain provisions that set a high upper-limit on the number of board seats, permitting the company's board to increase or decrease the number of board seats in their discretion, subject to this upper limit. Currently the Charter sets a lower limit as required by MGCL and the upper limit at twelve, permitting the Board to increase or decrease its size subject to the upper limit of twelve. Boards may use such provisions to quickly increase or decrease their size in an effort to dilute the voting impact of directors - such as those elected in proxy contests
- with views contrary to those of management. The Trust views the ability to manipulate the number of members on the Board as unnecessary and ultimately ineffective in thwarting stockholder desires. In addition, it potentially increases Fund expenses and insulates the Board from stockholders. Common sense suggests that if the Fund has more Board seats, the Fund (and thus stockholders) will spend more on Board compensation. The Trust believes that, because of the relatively narrow business focus of an investment company such as the Fund, five Directors can adequately and efficiently fulfill their obligation to oversee the operations of the Fund and its management and act as "watchdogs" for stockholders. The Trust believes that the best approach is to seek a few highly qualified individuals to fill directorships and pay them fairly. This way, stockholders get more "bang for the buck" in their Board and don't pay unnecessary Board expenses. If approved by stockholders, the Charter will be amended to delete the entirety of Article VI(1) and replaced with the following provision:

     The number of directors shall be five.

     9. A proposal recommending that the Board amend the Charter to de-classify the Board and provide for the annual election of directors. The election of directors is the primary means for stockholders to exercise influence over the Fund and its policies. The Trust believes that classified boards have the effect of reducing the accountability of directors to a company's stockholders. A classified board prevents stockholders from electing all directors on an annual basis and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. While classified boards are viewed by some as increasing the long-term stability and continuity of a board, the Trust believes that, in the case of the Fund, long-term stability and continuity should result from the annual election of Directors, which provides stockholders with the opportunity to evaluate Director performance, both individually and collectively, on an annual basis. If approved by stockholders, the Charter will be amended to deleted the entirety of Article VI(2) and replaced with the following provision:

     The directors shall be elected at each annual meeting of the stockholders commencing in 2009, except as necessary to fill any vacancies, and each director elected shall hold office until his or her successor is duly elected and qualifies, or until his or her earlier resignation, death, or removal.

     10. A proposal recommending that the Board amend the Charter to provide that the Secretary of the Fund shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least 25% of all votes entitled to be cast at the meeting. Presently, under the Fund's Bylaws, stockholders cannot call a special meeting unless a written request is submitted by the holders of a majority of outstanding shares entitled to vote at the meeting. This ownership threshold restricts a stockholder's right to call a meeting. This Proposal would amend the Charter to reduce the percentage ownership level from a "majority" to 25% of outstanding shares, thus making the potential for a stockholder or group of stockholders to call a special meeting more realistic and useful. If approved by stockholders, the Charter will be amended with the following provision:

     The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting.

     11. A proposal recommending that the Board change the name of the Fund so that it does not include "DWS" or reference to the DWS family of funds, or investments in real estate or similar securities.

The Trust represents to the Fund that as of the date of this notice it is a stockholder of record of 1,063,395 shares of the Fund's common stock (the "Shares") which represents 6.77% of the Fund's total outstanding and issued shares. The Trust further represents to the Fund that it intends to be present at the Meeting to nominate the Nominees to serve as directors of the Fund, to submit the Proposals as contained herein, and to vote its Shares accordingly with the nominations and proposals as presented by the Trust. The Trust hereby represents to the Fund that it intends to continue to own, through the date of the Meeting, these Shares.

If the Fund determines that more than three Class III directors will be elected at the 2009 Stockholders' Meeting, or the Board expands the number of available seats on the Board, the Trust intends to nominate candidates for the additional Board seats and will provide the Fund with the required information for any additional nominees.

I am also writing in connection with the Schedule 13D that the Trust filed with the SEC today (a copy of which is attached hereto). The directors of the Fund will be asked to take a position with respect to the Proposals. As a representative of the Fund's largest stockholder, I urge the directors to support these proposals as they are in the best interests of all stockholders of the Fund and introduce sound corporate governance principals.

     Only 4 of the 12 members of the Board own shares of the Fund.(1) The fact that 8 of the 12 of these incumbent directors own no shares suggests little incentive for the current Board to work diligently toward the future success of the Fund and its stockholders. Certainly, this lack of meaningful ownership highlights that the incumbents do not have enough faith in the Fund's management to warrant investing their own money with the Fund. Accordingly, the Trust believes that the stockholders of the Fund deserve new advisers to provide a better chance for a positive return on their investment and a more confident outlook for the Fund's future. In this regard, we recommend that the Board consider Boulder Investment Advisers, LLC and Stewart Investment Advisers, both SEC registered investment advisers who advise the Boulder-based group of closed-end funds.(2)

     If the Board agrees with these Proposals, I invite you to discuss with me at your earliest convenience how we might mutually affect a smooth and cost-efficient implementation of the Proposals. Please contact me at in writing at the address provided above if you have questions. Please fax a copy of any written response to my counsel, Stephen C. Miller, Esq. at (303) 245-0420.

                                   Sincerely,
                                   The Susan L. Ciciora Trust


                                   -------------------------------
                                   By: Stewart R. Horejsi, its Financial Advisor

Cc: Board of Directors for the Fund

-------------------------------------
Footnotes:
1 Based on information form the Fund's most recent Proxy Statement dated May 28, 2008.

2    Boulder  Total  Return  Fund,  Boulder  Growth & Income Fund and The Denali
     Fund.

  If you have any questions, require assistance in voting your GREEN proxy card or need additional copies of our proxy materials, please contact
         Morrow & Co., LLC at the address or phone numbers listed below.


                                Morrow & Co., LLC
                           470 West Avenue, 3rd Floor
                               Stamford, CT 06902
                 Stockholders Call Toll-Free at: (800) 607-0088
                Banks and Brokers Call Collect at: (203) 658-9400

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ PAGE LINKS

[LINK: The Trust's Letter to SRQ Stockholders and an independent article entitled "The Curious Case of DWS Investments"]


                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302

                                                                     May 6, 2009

Fellow Stockholders of DWS RREEF Real Estate Fund, Inc. ("SRQ")

Dear Fellow Stockholder:

     Vote AGAINST the plan of liquidation. It's the last chance for people like us to keep the board of directors that got us into this mess from losing even more of our money at SRQ in an effort to bury their mistakes.

     If the board gets its way and liquidates our fund, we all will lose the huge tax loss carry-forwards in SRQ that we stockholders have so painfully "earned." In fact, the tax loss carry-forward is the most meaningful asset that we stockholders have left in SRQ. Why are these directors willing to waste our tax loss carry-forward? The Board is unlike you and us, in that they have virtually no money invested in our fund and have nothing to lose by recommending another wrong decision. They just want to bury their past mistakes as quickly as possible, even if it wastes more of our assets. The table below shows the current interest each director has in our fund.


                                                                           DOLLAR VALUE OF SHARE
            DIRECTOR                            SRQ SHARES OWNED(1)       OWNERSHIP AS OF 5/4/09
            =============================== ========================== ==============================
            John W. Ballantine                         0                           $0
            Henry P. Becton, Jr.                      900                        $1,971
            Dawn-Marie Driscoll                       200                         $438
            Keith R. Fox                               0                           $0
            Paul K. Freeman                            0                           $0
            Kenneth C. Froewiss                       500                        $1,095
            Richard J. Herring                        900                        $1,971
            William McClayton                          0                           $0
            Rebecca W. Rimel                           0                           $0
            Alex Schwarzer                             0                           $0
            William N. Searcy, Jr.                     0                           $0
            Jean Gleason Stromberg                     0                           $0
            Robert H. Wadsworth                        0                           $0


     Given this, it's no wonder the current directors don't care about what happens to SRQ. However, this is not the case for the rest of us. As the largest stockholder of SRQ, owning 16.5% of the fund, we are AGAINST their plan of liquidation. We are in the same position as you, and we want to maximize stockholder value and get out from under SRQ's inadequate management. That's why we OPPOSE their bad plan to liquidate SRQ.

     In addition, we have a track record of expertise and success in similar situations. In the past, other trusts that I advise have successfully acquired control of other closed-end investment companies, including Boulder Growth & Income Fund, Inc. (NYSE:BIF) and The Denali Fund Inc. (NYSE:DNY). BIF and DNY just received 2008 Lipper Performance Achievement Certificates in their respective Lipper categories as follows:

     Boulder Growth & Income Fund:

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 1-Year Ended December 31, 2008;

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Core Funds for the 5-Year Ended December 31, 2008.

     The Denali Fund:

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 1-Year Ended December 31, 2008;

     Ranks #1 in the Lipper Closed-End Equity Fund Performance Analysis for Real Estate Funds for the 5-Year Ended December 31, 2008*.

     I am not alone in voicing frustration and concern for our investments in SRQ. Many other stockholders have called or sent letters to us to voice their support for our proposals and their frustration with the current board of directors. I have attached an article from a retired accounting professor, Harvard Law School graduate and fellow stockholder who shares our frustration and I invite you to read his attached article. As stated in the attached article, it appears that they are "trying desperately to bury their mistakes." We agree, and we think that they are trying to do it at the expense of us stockholders.

     Who can you trust? The board of directors who got us into this mess and have almost no ownership, or the largest stockholder who is in the same boat as you, with a proven track record of managing closed-end funds that have won prestigious Lipper Awards?

     Give us a chance to earn enough to increase the NAV of the Fund $178 million tax free by using up the current tax loss carry-forwards. Vote AGAINST liquidation!

     Only your last vote counts. Even if you have already voted "for" their plan of liquidation, you can still change your vote to "AGAINST" by voting again using the proxy you received earlier, or:

     To vote by telephone, call toll-free: 1-800-454-8683

     To vote by internet, go to www.proxyvote.com

     Whether you vote by telephone or internet, use your 12 digit Control Number as shown on the right side of your proxy card. If you cannot locate your proxy card, call 1-800-662-5200 for assistance.

     If you have questions why the Trust is AGAINST the plan of liquidation, please contact Joel Terwilliger immediately at (303) 442-2156. Best wishes from a fellow stockholder.



         Yours truly,

         Stewart R. Horejsi
         Representative for the Susan L. Ciciora Trust



The Susan L. Ciciora Trust (the "Trust") has filed a proxy statement in connection with the 2009 special meeting of DWS RREEF Real Estate Fund stockholders. Stockholders are strongly advised to read the Trust's proxy statement and the accompanying GREEN proxy card, as they contain important information, including information relating to the participants in such proxy solicitation. Stockholders can obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Trust with the Securities and Exchange Commission (SEC) for free at the internet website maintained by the SEC at www.sec.gov.

-----------------------------
Footnotes:

(1)  According to the most recent public filings available via EDGAR.

*    My colleagues and I assumed management of DNY in October 2007.

The Curious Case of DWS Investments

Seekingalpha.com

April 21, 2009 - Investment managers at Deutsche Bank's DWS mutual fund complex are trying desperately to bury their mistakes. And no wonder. Under their guidance, the DWS RREEF Real Estate Fund II (closed-end fund ticker "SRO") lost 91.6% of its value in the fourth quarter of 2008, incinerating about $340 million of investor equity, while its smaller twin fund I ("SRQ"), down only 82%, burned through another $200 million. These losses may have set some new record for the rapid destruction of shareholder value by professional asset managers, and they earned both funds a solid 1-star ("worst") rating.

Now both funds have asked their shareholders to approve plans for liquidation: the remaining assets are to be sold, the proceeds distributed, and the funds will cease to exist. SRO and SRQ will only remain as fading, painful memories for their unhappy investors. [Disclosure: The author is a retired accounting professor who bought 500 shares of SRQ for an IRA account back in July 2004. The shares are now worth about 1/10th of what they had cost.]

But an unlikely hero has come to the rescue. The liquidation plans emerged from a Board of Directors meeting on March 11, shortly after SEC filings by one Stewart Horejsi had announced the purchase of about 7% of SRQ and 5% of SRO. Horejsi, a wealthy activist investor who has wrested control over several other closed-end funds in recent years, proposed to terminate DWS/Deutsche Bank's contract to manage SRO and SRQ, "in order to save what little is left", and intimated his willingness to engage in a proxy fight for control.

Since that time Horejsi has continued to accumulate shares (at latest count, 16.5% of SRQ), and he has come out in vehement opposition to the liquidation plan, calling it a dumb idea coming from "exceptionally bad management" and a complacent board of directors.

The DWS fund managers have responded vigorously. In order to keep Horejsi from blocking their plan to liquidate the funds, they have caused the funds to adopt "poison pill" defenses, to alter bylaws so as to allow arbitrary adjournments of shareholder meetings, and to rule out the selection of a new manager affiliated with a shareholder (i.e. Horejsi) unless 80% of the Directors approve.

These moves would be understandable if this were a typical proxy fight, with incumbents seeking to maintain the corporate entity and preserve control, but here the managers are fighting to keep control of the funds in order to obliterate them.

Why bother? Why is DWS so intent on having SRO and SRQ commit corporate hara-kiri that it feeds them poison pills to use in case anyone tries to rescue them? Why gin up the lawyers and the proxy tele-marketers, at shareholder expense, just to provide a quick death and burial for these unlamented funds.

It can't be due to concern for the reputation of the folks involved. Like superstar athletes on steroids, portfolio managers John Robertson, Jerry Ehlinger, John Vojticek and Asad Kazim have set records that will not be easily forgotten. Even in the market turmoil of late 2008, when the Vanguard REIT Index ETF (VNQ) was down by 39%, losing more than 90% of investors' capital in less than 3 months is the sort of accomplishment that should dissuade any conscientious investment firm from ever allowing any of them near any position of fiduciary responsibility, ever.

What other motive, then, can DWS have for insisting that SRO and SRQ put to sleep? Why should DWS care whether the books and records of the funds get recycled into pulp or fall into unfriendly hands? And just how does one manage to lose $200 million or $340 million in a few weeks, entirely through legitimate asset management, without any trace of Ponzi-like dishonesty and under a legal regime that demands full disclosure?

The proxy statement blames the losses on "unprecedented and intense volatility in the real estate market and increased investor fears and reactions related to the worldwide credit crunch". As SRQ's annual report put it:

     The fund underperformed its benchmark and peer group by a wide margin mainly because of the fund's large leverage position, which badly hurt performance when investors began selling real estate assets indiscriminately during the early part of the fourth quarter as the worldwide credit crunch intensified.

Very true, as far as it goes. Both funds leveraged common stock with auction rate preferred. SRQ entered the 4th quarter with net assets of about $400 million: $160mm preferred (at face and redemption value) leaving $240mm net equity for the 15.7 million common shares, with a net asset value of $15.32 per share. SRO was a bit more leveraged: $730 million net assets backing $350mm in preferred shares, leaving $380mm for the 38 million common shares, or about $10.04 per share.

October was a devastating month, with VNQ (the REIT index ETF) falling over 31%, and November compounded the cruelty with an additional 23% drop. For geared funds like SRO and SRQ, such losses fall disproportionately on the common equity holders. The Investment Company Act of 1940 requires at least $1 of common stock net equity for every $1 of preferred. When net assets decline, this means that some preferred shares must be redeemed in order to restore the ratio, but this in turn requires funds to sell their holdings into a collapsing market in order to raise enough cash for redemption. SRO started the 4th quarter with roughly $668mm worth of investments and $53mm cash, but by the end of October it had only $231mm worth of investments left after raising an additional $201mm cash in preparation for a preferred stock buyback.

Going from $668mm to $231mm + $201mm implies a loss of $236mm, which fell entirely on the common shares, and is the main reason why net asset value crashed from $10.04/share to $3.61/share during the month. [Note: a loss of $236mm out of $668mm is a 35% decline overall, which is in line with VNQ's -31% for October. It meant a 64% decline for the common shares -- but that's leverage.]

However, a close look at the financial statement numbers suggests there's more to the story than just leveraged bad luck. Footnote A to each fund's Annual Report for 2008 says,

     The Fund may enter into interest rate swap transactions to reduce the interest rate risk inherent in the Fund's underlying investments and issued preferred shares.

In fact, SRO entered the 4th quarter with five open interest rate swaps for a notional total of $437,500,000, under which it agreed to pay counterparty banks -- primarily the United Bank of Switzerland (UBS) -- fixed rate interest at at 4% per annum, while receiving in exchange variable interest at the LIBOR rate. One swap had a 2008 end date, but the others extended as long as ten years. At the start of the 4th quarter SRO had an unrealized gain of about $2mm on these swaps, and by October 31st they were off by just $700K.

After October, though, the LIBOR interest rate fell dramatically, so the value of the cash flows SRO was to receive became much less than that of the fixed payments under the swaps. By year-end, four of the swap contracts had been wound up, at a realized loss of $20,604,055, and the remaining contract was under water by $12,929,062. SRO's swaps do not seem well matched to its portfolio or to its scheduled redemption of preferred shares. They look more like an interest rate speculation than the risk-reducing hedge described in the footnotes.

This speculation cost the common shareholders about $33 million during the 4th quarter -- almost as much as the $34 million of asset value that still remained for the common shares at year-end. The results at SRQ were not quite as bad:
$11.3 million in swap losses were realized during the 4th quarter and the year-end position was only about $6 million under water, while SRQ still had $44 million in net equity remaining for the common shareholders.

The tax law says, in effect, that investment companies should invest in investments. Companies like SRO and SRQ are exempt from corporate income tax if at least 90% of their gross income consists of dividends, interest, securities lending, gains from selling stock, securities or currencies, and suchlike. (Tax Code Sec. 851(b)(2).) It seems, however, that DWS wanted to juice up the results for SRO and SRQ by having them buy into a privately held health resort, Canyon Ranch Holdings, LLC.

The problem is that part of the gross income from such a business shows up on the tax return of its owners, even if the net result is a loss, and this sort of income is potentially poisonous for the 90% test.

Indeed, SRO's liquidation proxy projects that the unlucky fund will fail to qualify as an investment company for year 2009, and Federal corporate taxes will have to be paid on this year's income before the balance can be distributed to the shareholders. [For SRQ it's still a close question.] Nor did Canyon Ranch fare well as an investment. SRO put $21,600,000 into it back in January, 2005. On September 30, 2008 it was on the books at $18,003,815. SRO's books show it was written down to $14 million in October, down to $4 million in November, and down to just $1,814,400 at year-end. It disappeared from the balance sheet entirely by the end of February 2009 -- whether by sale or write-off is not known. The 4th quarter loss on Canyon Ranch was $16.2 million, compared to ending equity of $34 million.

SRQ had a similar experience: Canyon Ranch went from a carrying value of $4.8 million at 9/30/08 to just $484,000 by year-end.

Canyon Ranch was not the only write-off. Both funds also owned preferred shares in hotel companies that had recently been taken private through leveraged buyouts. At the start of the 4th quarter, SRO valued its shares in Eagle Hospitality Properties at $3,586,700 and its shares in W2007 Grace Acquisitions I at $4,223,625. By year-end these interests had both been written down by more than 99%, leaving Eagle at $34,820 and W2007 Grace at $37,980.

One wonders if these illiquid shares still have any value at all, and how any rights that may exist can be enforced if SRO itself ceases to exist. For SRQ the story is the same: the value of its investment in these two companies fell from $7.1 million on September 30th to roughly $65,000 by year-end.

It's hard to know, though, whether to take these values seriously, because it's not clear whether DWS and SRO took them seriously. The "fair value" accounting rules say that funds like SRO should disclose how they value their holdings: are the numbers based on market prices (Level 1), other observable inputs (Level 2), or "significant unobservable inputs" (Level 3)? SRO's semiannual report showed Level 3 investments on June 30, 2008 were $39,041,135, which is the total of the values then assigned to Canyon Ranch, Eagle, W2007 Grace and a Rule144A investment in Hatteras Financial Corp. The year-end audited financials indicate that Hatteras had been transferred out of Level 3, leaving only $1,887,200 after write-downs as the remaining value of Canyon Ranch, Eagle and W2007 Grace.

However, the 3rd quarter schedule of holdings (issued between the other two reports, and certified, as usual, by the CEO and the CFO) shows Level 3 at $27,621,355, which equals the values then assigned to Canyon Ranch, Eagle and Hatteras. Something is missing. The investment schedule shows W2007 Grace being carried at $4,223,625, but it's not in the Level 3 total. SRO says that nothing was transferred into or out of Level 3 during the quarter, yet W2007 Grace was there on June 30, not there on September 30, and back there again on December
31. What kind of accounting magic is this? Maybe DWS employs double-entry gremlins or bookkeeping imps. And maybe those sprites also know whether the net asset values that SRO was reporting to the public in late November and early December did or did not include the $21 million loss that the fund had incurred on those interest rate swaps.

So where were the independent Directors of SRO and SRQ, the twelve "watchdogs" who are supposed to be looking out for shareholder interests? Four of them actually owned fund shares, though in nominal amounts. At DWS, however, a single consolidated board of directors is responsible for overseeing all of the closed-end and open-end funds in the DWS complex, so each Director of SRO and SRQ sits simultaneously on the Board of 131 or so other funds. A three hour board meeting, not counting coffee breaks, would allow about 81 seconds for discussing the affairs of any particular fund. And considering that each "independent" director collected upwards of $189,000 a year for their services to the DWS fund complex, it could be that the watchdogs didn't bark because they were too busy chewing.

As the Delaware Supreme Court said long ago about compliant Directors: "Whether they were supine merely, or for sufficient reasons entirely subservient it is not profitable to inquire. It is sufficient to say... that theirs is an unenviable position whether testifying for or against the appellants." Guth v. Loft, 5 A. 2d 503, 512 (Del. 1939.)

Coming from portfolio managers, excuses aren't much consolation for investors. Apologies would be nice, and compensation nicer still. But as the folks at DWS know: "dead funds tell no tales."

Disclosure: I still own the 500 shares of SRQ bought in happier times.

Contributor: Contrarius

This     article     can    be     located     at    the     following     link:
http://seekingalpha.com/article/131943-the-curious-case-of-dws-investments

(C) Copyright, 2009 by the author; all rights reserved by the author. Used by permission.

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ PAGE LINKS

[LINK: The Trust's Letter to SRQ Stockholders]

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                           2344 Spruce Street, Suite A
                                Boulder, CO 80302

                                                                    May 11, 2009

Fellow Stockholders of DWS RREEF Real Estate Fund, Inc. ("SRQ")

Dear Fellow Stockholder:

     Vote AGAINST the plan of liquidation. We believe that SRQ's board of directors is using "anti-shareholder tactics" - at shareholder expense - to ramrod their liquidation proposal past us, the shareholders. Recently, a leading independent analyst publication, The Investor's Guide to Closed-End Funds, pointed out in its May 2009 issue that:

>> SRQ's board of directors' tactics include potentially capping shareholder voting rights and adopting a "poison pill" rights plan; these types of tactics as previously used by another closed-end fund was "widely criticized" because they used fund assets "to finance the fight."

>> "What puzzles us most is management's motivation to fight [the Trust] so hard. Management is devoting significant legal and proxy expense to fight [the Trust], but if they win, the ultimate outcome gives them no future benefit[.]"

>> If the liquidation proposal were voted down by shareholders and the Trust took over management of the fund, "the fund would retain its large capital gains loss carry forwards [estimated at $178 million] to offset future gains."

>> Another fund, European Warrant Fund, avoided liquidating its assets for partly the same reason, to avoid losing valuable capital gains loss carry forwards.

     As a fellow shareholder, I am appalled that SRQ's board of directors is spending shareholders' money - our money - to finance their fight. Let me restate this point - the board of directors is using OUR money to pay for THEIR fight!!

     Many other shareholders have sent letters, called, or emailed supporting our position.

     Vote AGAINST liquidation!

     Only your last vote counts. Even if you have already voted "for" their plan of liquidation, you can still change your vote to "AGAINST" by voting again using the proxy you received earlier, or:

     To vote by telephone, call toll-free: 1-800-454-8683

     To vote by internet, go to www.proxyvote.com

     Whether you vote by telephone or internet, use your 12 digit Control Number as shown on the right side of your proxy card. If you cannot locate your proxy card, call 1-800-662-5200 for assistance.

     If you have questions why the Trust is AGAINST the plan of liquidation, please contact Joel Terwilliger immediately at (303) 442-2156. Best wishes from a fellow stockholder.

     Yours truly,


     Stewart R. Horejsi
     Representative for the Susan L. Ciciora Trust


The Investor's Guide to Closed-End Funds is a leading and objective independent analyst publication published by Thomas J. Herzfeld Advisers, Inc.; all rights reserved. Thomas J. Herzfeld Advisers, Inc. serves as an independent consulting firm to closed-end funds and has previously provided independent consulting work to the Boulder Growth & Income Fund, Inc.

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ PAGE LINKS

[LINK:   Press  Release:   Riskmetrics   Group  Recommends  Vote  "AGAINST"  SRQ
Liquidation Proposal]

     [Note to Edgar readers: * SEE LINK ABOVE: [RiskMetrics Group Recommends Vote Against DWS RREEF Real Estate Fund, Inc. Liquidation Proposal]

PROXY MATERIALS OPPOSING MANAGEMENT'S PROPOSAL TO LIQUIDATE SRQ PAGE LINKS

[LINK: We Won! The Trust's Thank You letter as Filed with the SEC]

                             SUSAN L. CICIORA TRUST
                           c/o Stephen C. Miller, P.C.
                 2344 Spruce Street, Suite A, Boulder, CO 80302

                                                                    June 2, 2009

Fellow Stockholders of DWS RREEF Real Estate Fund, Inc. ("SRQ"):

            The Stockholders Have Spoken, But is the Board Listening?

Thanks to your vote against SRQ's ill-fated liquidation proposal, we soundly defeated management's attempt to liquidate our fund by more than a 2-to-1 vote. Unlike SRQ's investment managers Deutsche Asset Management, Inc. and RREEF America, LLC, we aren't ready to call it quits.

The final results? AGAINST: 5,995,333 and FOR: 2,898,268

Clearly, the stockholders have spoken. 66.5% of those voting voted against the Board's recommendation. But will the Board listen and terminate Deutsche Asset Management, Inc. and RREEF America, LLC and avoid further losses to SRQ?

The Trust has communicated with the Board recommending termination of Deutsche Asset Management, Inc. and RREEF America, LLC immediately and replacement of members of the Board. It is the Board's fiduciary duty to make a change, as Deutsche Asset Management, Inc. and RREEF America, LLC clearly have shown that they are no longer fit to manage SRQ.

By recommending liquidation of SRQ, the Board essentially told stockholders that they have no confidence in Deutsche Asset Management, Inc. and RREEF America, LLC to run our fund! Every day that passes during which Deutsche Asset Management, Inc. and RREEF America, LLC continue to manage SRQ is in direct contravention to what the Board told stockholders.

The Board has a duty to save what little is left in SRQ and embrace the changes that stockholders supported. An independent adviser, RiskMetrics Group, stated that it believed the Trust, through its affiliations with the Boulder-based advisers, may be able to "effectuate change that is critical to improving the performance of [SRQ], rather than liquidating."* Stockholders have voted, an independent adviser has weighed in, and the conclusion is overwhelming: terminate the investment management agreement with Deutsche Asset Management, Inc. and RREEF America, LLC, hire the Trust's investment managers, and replace the current Board with directors who have greater confidence in the Fund's future.

              It's Time to Take the Steps Necessary to Rebuild SRQ

Now it's time for us to take back SRQ. The Trust heard you speak - emails, letters, phone calls, faxes, and so on all have a similar message - replace the advisers and current members of the Board with new members nominated by the Trust. You also voiced frustration and anger at the Board's decision to adopt a poison pill plan and other impediments that by their design could thwart the will of stockholders and are an affront to basic standards of good corporate governance. The Trust appreciates your support and has submitted various proposals to the Board to give us - the stockholders - what we want; a new direction in SRQ. However, the Board has not responded and continues to ignore the overwhelming voice of stockholders.

We hope the Board does the right thing and responds positively to our proposals. However, if the Board elects not to pursue this course of action, the Trust intends to pursue these and other stockholder-supported proposals in a proxy contest at the upcoming annual meeting.

Soon, you will receive materials from the Trust, seeking your support for various proposals which we believe will be beneficial for SRQ and its stockholders. Please read those materials carefully as they directly impact the future of SRQ. Together, we can do it again. Together we can get this fund back on the road to recovery. We invite your participation and comments at WWW.SRQSRO.COM, a soon-to-be-active web-blog-site dedicated solely to taking back SRQ.

Best wishes from a fellow stockholder. Yours truly,

Stewart R. Horejsi
Representative for the Susan L. Ciciora Trust

The Susan L. Ciciora Trust (the "Trust") will soon file a preliminary joint proxy statement in connection with the 2009 annual meeting of DWS RREEF Real Estate Fund and DWS RREEF Real Estate Fund II stockholders. Stockholders are strongly advised to read the Trust's joint proxy statement and the accompanying GREEN proxy card, as they will contain important information, including information relating to the participants in such joint proxy solicitation. Stockholders can obtain this joint proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Trust with the Securities and Exchange Commission (SEC) for free at the internet website maintained by the SEC at www.sec.gov.

Stockholders will also be able to access more information regarding taking back our investments in SRQ by going to www.SRQSRO.com.

*Permission to use quotation neither sought nor obtained.

CONTACT PAGE LINKS:

[LINK: HERE]

     [Note to EDGAR readers: * SEE "IMPORTANT INFORMATION PAGE LINK" ABOVE TO VIEW (PREC14A)]

CONTACT PAGE LINKS:

[LINK: CLICK HERE TO RECEIVE Email UPDATES]

Email Address   |________|
First Name      |________|
Last Name       |________|

--------------------------------------------------------------------------------
I own shares in:

|_|: SRQ
|_|: SRO
|_|: BOTH

Comments:
|__________________|

|Submit Info BUTTON|

The Susan L. Ciciora Trust, its agents and assigns (the Trust), do not disclose, rent, or sell your email address or any other information we may receive to any third party, unless you specifically request it.. By providing the information above you agree to receive periodic emails from the Trust regarding information the Trust believes is relevant to stockholders of SRQ and SRO. The Trust maintains these email records of individuals who contact us in case it needs to contact you later or provide further information to you in the future.